File No. 024-________

As filed with the Securities and Exchange Commission on August 11, 2025

PART II - INFORMATION REQUIRED IN OFFERING CIRCULAR

Preliminary Offering Circular dated August 11, 2025

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission (the “SEC”). Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

OFFERING CIRCULAR

Data443 Risk Mitigation, Inc.

1,000,000,000 Shares of Common Stock

By this Offering Circular, Data443 Risk Mitigation, Inc., a Nevada corporation, is offering for sale a maximum of 1,000,000,000 shares of its common stock (the “Offered Shares”) at a fixed price of $ [0.0001-0.001] per share, pursuant to Tier 2 of Regulation A of the United States Securities and Exchange Commission (the “SEC”). A minimum purchase of $5,000 of the Offered Shares is required in this offering; any additional purchase must be in an amount of at least $1,000. This offering is being conducted on a best-efforts basis, which means that there is no minimum number of Offered Shares that must be sold by us for this offering to close; thus, we may receive no or minimal proceeds from this offering. All proceeds from sales of Offered Shares in this offering will become immediately available to us and may be used as they are accepted. Purchasers of the Offered Shares will not be entitled to a refund and could lose their entire investments.

Please see the “Risk Factors” section, beginning on page 3, for a discussion of the risks associated with a purchase of the Offered Shares.

A post-qualification supplement that establishes the fixed offering for the Offered Shares will be filed and this offering will commence within two days of its qualification by the SEC. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion. (See “Plan of Distribution”).

Title of Class of Securities Offered	Number of Offered Shares		Price to Public		Commissions(1)	Proceeds to Offeror of Common Stock
Common Stock	1,000,000,000	(A)	$	[0.0001-0.001]	$-0-	$1,000,000 (2)

(A)	These securities are being qualified pursuant to subparagraph (F) of Rule 251(d)(3)(i).
(1)	Our company will not pay any commissions for the sale of Offered Shares in this Offering. We do not intend to offer and sell the Offered Shares through registered broker-dealers or utilize finders. However, should we determine to employ a registered broker-dealer of finder, information as to any such broker-dealer or finder shall be disclosed in a post-qualification amendment to this Offering Circular.
(2)	Does not account for payment of expenses of this offering, which are estimated to not exceed $17,500 and which include, among other expenses, legal fees, accounting costs, administrative services, Blue Sky compliance and actual out-of-pocket expenses incurred by us in selling the Offered Shares. (See “Plan of Distribution”).

There is no escrow established for the proceeds of this offering. (See “Risk Factors—Risks Related to a Purchase of Offered Shares”).

Our common stock is quoted in the over-the-counter market under the symbol “ATDS” in the OTC Pink marketplace of OTC Link. On August 8, 2025, the closing price of our common stock was $0.0007 per share.

Investing in the Offered Shares is speculative and involves substantial risks, including the superior voting rights of our outstanding shares of Series A Preferred Stock (the “Series A Preferred Stock”), which effectively preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. Each share of Series A Preferred Stock has 15,000 votes in all matters requiring shareholder approval.

Jason Remillard, our Chief Executive Officer and Chairman of the Board, is the owner of all outstanding shares of our Series A Preferred Stock. As the owner of all outstanding shares of Series A Preferred Stock, Mr. Remillard will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Security Ownership of Certain Beneficial Owners and Management”).

You should purchase Offered Shares only if you can afford a complete loss of your investment. See “Risk Factors,” beginning on page 3, for a discussion of certain risks that you should consider before purchasing any of the Offered Shares.

THE SEC DOES NOT PASS UPON THE MERITS OF, OR GIVE ITS APPROVAL TO, ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The use of projections or forecasts in this offering is prohibited. No person is permitted to make any oral or written predictions about the benefits you will receive from an investment in Offered Shares.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov. (See “Plan of Distribution–State Law Exemption and Offerings to ‘Qualified Purchasers’”).

This Offering Circular follows the disclosure format of Form S-1, pursuant to the General Instructions of Part II(a)(1)(ii) of Form 1-A.

The date of this Offering Circular is _______________, 2025.

i

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Offering Circular includes some statements that are not historical and that are considered forward-looking statements. Such forward-looking statements include, but are not limited to, statements regarding our development plans for our business; our strategies and business outlook; anticipated development of our company; and various other matters (including contingent liabilities and obligations and changes in accounting policies, standards and interpretations). These forward-looking statements express our expectations, hopes, beliefs and intentions regarding the future. In addition, without limiting the foregoing, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words anticipates, believes, continue, could, estimates, expects, intends, may, might, plans, possible, potential, predicts, projects, seeks, should, will, would and similar expressions and variations, or comparable terminology, or the negatives of any of the foregoing, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements contained in this Offering Circular are based on current expectations and beliefs concerning future developments that are difficult to predict. We cannot guarantee future performance, or that future developments affecting our company will be as currently anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

All forward-looking statements attributable to us are expressly qualified in their entirety by these risks and uncertainties. These risks and uncertainties, along with others, are also described below in the Risk Factors section. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. You should not place undue reliance on any forward-looking statements and should not make an investment decision based solely on these forward-looking statements. We undertake to update and/or revise any forward-looking statements, whether as a result of new information, future events or otherwise, as may be required under applicable securities laws.

1

OFFERING CIRCULAR SUMMARY

The following summary highlights material information contained in this Offering Circular. This summary does not contain all of the information you should consider before purchasing our common stock. Before making an investment decision, you should read this Offering Circular carefully, including the Risk Factors section and the unaudited consolidated financial statements and the notes thereto. Unless otherwise indicated, the terms we, us and our refer and relate to Data443 Risk Mitigation, Inc., a Nevada corporation.

Our Company

Our company was incorporated as LandStar, Inc., a Nevada corporation, on May 4, 1998. On October 14, 2019, our corporate name changed to Data433 Risk Mitigation, Inc.

Our Business

We provide data security and privacy management solutions across the enterprise and in the cloud. Trusted by over 10,000 customers, we provide the visibility and control needed to protect data at scale, regardless of format, location, or consumer, and to facilitate compliance with fast-changing global data privacy requirements. Our customers include established leaders and up-and-coming businesses spanning the private and public/government sectors across diverse industries and fields, including financial services, healthcare, manufacturing, retail, technology, and telecommunications. We also provide threat detection, brand protection and email phishing, spam and virus solutions for some of the world’s largest security providers, managed service providers, e-gaming/media and ecommerce vendors on an Original Equipment Manufacturer (OEM) basis. (See “Business”).

Offering Summary

Securities Offered	1,000,000,000 shares of common stock, par value $0.0001.

Offering Price	$[0.0001-0.001] per Offered Share.

Shares Outstanding Before This Offering	281,963,839 shares issued and outstanding as of the date hereof.

Shares Outstanding After This Offering	1,281,963,839 shares issued and outstanding, assuming the sale of all of the Offered Shares hereunder.

Minimum Number of Shares to Be Sold in This Offering

There is no minimum number of Offered Shares to be sold in this offering. A minimum purchase of $5,000 of the Offered Shares is required in this offering; any additional purchase must be in an amount of at least $1,000.

Disparate Voting Rights

Our outstanding shares of Series A Preferred Stock possess superior voting rights, which effectively preclude current and future owners of our common stock, including the Offered Shares, from influencing any corporate decision. Each share of Series A Preferred Stock has 15,000 votes in all matters requiring shareholder approval. Currently, Jason Remillard, our Chief Executive Officer and Chairman, is the owner of all outstanding shares of our Series A Preferred Stock. As the owner of all outstanding shares of Series A Preferred Stock, Mr. Remillard will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. (See “Risk Factors—Risks Related to a Purchase of the Offered Shares” and “Security Ownership of Certain Beneficial Owners and Management”).

Investor Suitability Standards

The Offered Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). “Qualified purchasers” include: (a) “accredited investors” under Rule 501(a) of Regulation D and (b) all other investors so long as their investment in the Offered Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

Market for Our Common Stock	Our common stock is quoted in the over-the-counter market under the symbol “ATDS” in the OTC Pink marketplace of OTC Link.

Termination of this Offering

This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering circular being qualified by the SEC and (c) the date on which this offering is earlier terminated by us, in our sole discretion.

Use of Proceeds	We will apply the proceeds of this offering for debt service and working capital. (See “Use of Proceeds”).

Risk Factors

An investment in the Offered Shares involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investments. You should carefully consider the information included in the Risk Factors section of this Offering Circular, as well as the other information contained in this Offering Circular, prior to making an investment decision regarding the Offered Shares.

Corporate Information	Our principal executive offices are located at 4000 Sencar Way, Suite 420, Research Triangle, North Carolina 27709; our telephone number is 919-858-6542; our corporate website is located at www.data433.com. No information found on our company’s website is part of this Offering Circular.

Continuing Reporting Requirements Under Regulation A

We are required to file periodic and other reports with the SEC, pursuant to the requirements of Section 13(a) of the Securities Exchange Act of 1934. Our continuing reporting obligations under Regulation A are deemed to be satisfied, as long as we comply with our Section 13(a) reporting requirements.

2

RISK FACTORS

An investment in the Offered Shares involves substantial risks. You should carefully consider the following risk factors, in addition to the other information contained in this Offering Circular, before purchasing any of the Offered Shares. The occurrence of any of the following risks might cause you to lose a significant part of your investment. The risks and uncertainties discussed below are not the only ones we face, but do represent those risks and uncertainties that we believe are most significant to our business, operating results, prospects and financial condition. Some statements in this Offering Circular, including statements in the following risk factors, constitute forward-looking statements. (See “Cautionary Statement Regarding Forward-Looking Statements”).

Risks Related to Our Company

There is substantial doubt about the entity’s ability to continue as a going concern. Our financial statements have been prepared on a going-concern basis which assumes our company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. We incurred a net loss of $676,664 (unaudited) for the three months ended March 31, 2025, and, as of March 31, 2025, had an accumulated deficit of $62,420,682 (unaudited) and had a negative working capital position of $17,187,701 (unaudited). We incurred net losses of $6,087,182 and $4,244,708 for the years ended December 31, 2024 and 2023, respectively, have incurred losses since inception resulting in an accumulated deficit of $61,744,018 as of December 31, 2024, and had a negative working capital position of $16,781,610 as of December 31, 2024. We anticipate further losses in the development of our business.

The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. The Company’s ability to raise additional capital through the future issuances of debt or equity is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, or its attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these described uncertainties.

We have had operating losses since formation and expect to continue to incur net losses for the near term. We currently have a working capital deficit and our current and projected revenues are not sufficient to fund our anticipated operating needs. We incurred a net loss of $676,664 (unaudited) for the three months ended March 31, 2025, and net losses of $6,087,182 and $4,244,708 for the years ended December 31, 2024 and 2023, respectively. Unless our sales increase substantially in the near future, we will continue to incur net losses in the near term, and we may never be able to achieve profitability. In order to achieve profitable operations, we need to significantly increase our revenues from the sales of our water products. We cannot be certain that our business will ever be successful or that we will generate significant revenues and become profitable. As a result, an investment in our company is highly speculative and no assurance can be given that our business model will be successful and, therefore, that our shareholders will realize any return on their investment or that they will not lose their entire investment.

In the past, we have not filed our periodic reports in a timely manner. In recent reporting periods, including for the year ended December 31, 2024, and the three months ended March 31, 2025, our company did not timely file all required periodic reports with the SEC. Our management intends to remain in compliance our filing obligations in the future. However, there is no assurance that we will be successful in this regard.

Should we fail to remain current in our filing obligations, investors in our common stock would be deprived of important current information concerning our company upon which to evaluate their investments, including, without limitation:

●	our financial condition and operating results;
●	our ongoing and anticipated future business operations and plans;
●	changes to our management personnel;
●	changes to our capital structure, including changes to shareholder voting rights; and
●	transactions between our company and our affiliates.

In addition, should we fail to remain current in our filing obligations, investors in our common stock could experience significant diminution in the value of their shares. This loss of value could be experienced in a number of ways, which include having our common stock being relegated to the “Expert Market” by OTC Markets. In this or similar circumstances, an investor in our common stock could lose such investor’s entire investment.

We may be unable to obtain sufficient capital to implement our full plan of business. Currently, we do not have sufficient financial resources with which to establish our business strategies. There is no assurance that we will be able to obtain sources of financing, including in this offering, in order to satisfy our working capital needs.

There are risks and uncertainties encountered by under-capitalized companies. As an under-capitalized company, we are unable to offer assurance that we will be able to overcome our lack of capital, among other challenges.

3

If we are unable to manage future expansion effectively, our business may be adversely impacted. In the future, we may experience rapid growth in our business, which could place a significant strain on our company’s infrastructure, in general, and our internal controls and other managerial, operating and financial resources, in particular. If we are unable to manage future expansion effectively, our business would be harmed. There is, of course, no assurance that we will enjoy rapid development in our business.

We currently depend on the efforts of our Chief Executive Officer; the loss of this person could disrupt our operations and adversely affect the development of our business. Our future success will depend, primarily, on the continued service of our Chief Executive Officer, Jason Remillard. We have entered into an employment agreement with Mr. Remillard. The loss of service of Mr. Remillard, for any reason, could seriously impair our ability to execute our business plan, which could have a materially adverse effect on our business and future results of operations. We have not purchased any key-man life insurance. (See “Executive Compensation – Employment Agreements”).

If we are unable to recruit and retain key personnel, our business may be harmed. If we are unable to attract and retain key personnel, our business may be harmed. Our failure to enable the effective transfer of knowledge and facilitate smooth transitions with regard to our key employees could adversely affect our long-term strategic planning and execution.

Changes in accounting standards and subjective assumptions, estimates and judgments by management related to complex accounting matters could significantly affect our financial results. The United States generally accepted accounting principles and related pronouncements, implementation guidelines and interpretations with regard to a wide variety of matters that are relevant to our business, such as, but not limited to, stock-based compensation, trade spend and promotions, and income taxes are highly complex and involve many subjective assumptions, estimates and judgments by our management. Changes to these rules or their interpretation or changes in underlying assumptions, estimates or judgments by our management could significantly change our reported results.

If we are unable to maintain effective disclosure controls and procedures and internal control over financial reporting, our stock price and investor confidence could be materially and adversely affected. We are required to maintain both disclosure controls and procedures and internal control over financial reporting that are effective. Because of their inherent limitations, internal control over financial reporting, however well designed and operated, can only provide reasonable, and not absolute, assurance that the controls will prevent or detect misstatements. Because of these and other inherent limitations of control systems, there is only the reasonable assurance that our controls will succeed in achieving their goals under all potential future conditions. The failure of controls by design deficiencies or absence of adequate controls could result in a material adverse effect on our business and financial results, which could also negatively impact our stock price and investor confidence.

Our business plan is not based on independent market studies. We have not commissioned any independent market studies with respect to the data industry in which we operate. Rather, our operating plans and strategies are based on the experience, judgment and assumptions of our management. If these assumptions prove to be incorrect, we may not be successful in achieving profitability.

We will face risks relating to any future business acquisitions. We may acquire (including business combinations, acquisitions and dispositions of businesses, technologies, services, products and other assets, as well as strategic investments, joint ventures and alliances) businesses involved in the data security industry, as part of our business strategy. At any given time, we may be engaged in discussing or negotiating a range of these types of transactions. These transactions involve significant challenges and risks, including:

●	difficulties in, and significant and unanticipated additional costs and expenses resulting from, integrating into our business the large number of personnel, operations, products, services, technology, internal controls and financial reporting of the businesses we acquire;

●	disruption of our ongoing business, distraction of and significant time and attention required from our management and employees and increases in our expenses;

●	departure of skilled professionals and proven management teams of acquired businesses, as well as the loss of established client relationships of those businesses we invest in or acquire;

●	for investments over which we may not obtain management and operational control, we may lack influence over the controlling partners or shareholders, or may not have aligned interests with those of our partners or other shareholders;

●	actual or alleged misconduct, unscrupulous business practices or non-compliance by us or any company we acquire or invest in or by its affiliates or current or former employees, whether before, during or after our acquisition or investments;

●	difficulties in identifying and selecting appropriate targets and strategic partners, including potential loss of opportunities for strategic transactions; and

●	difficulties in conducting sufficient and effective due diligence on potential targets and unforeseen or hidden liabilities or additional incidences of non-compliance, operating losses, costs and expenses that may adversely affect us following our acquisitions or investments or other strategic transactions.

These and other risks could force us to incur significant additional expenses and allocate significant management and human resources to address any such risks. As we pursue our acquisition strategy, we will continue to face significant challenges, including unanticipated challenges, in integrating any acquired business into our existing business. We cannot assure you that we will be successful in this regard.

4

Expenses required to operate as a public company will reduce funds available to develop our business and could negatively affect our stock price and adversely affect our results of operations, cash flow and financial condition. Operating as a public company is more expensive than operating as a private company, including additional funds required to obtain outside assistance from legal, accounting, investor relations, or other professionals that could be more costly than planned. We may also be required to hire additional staff to comply with SEC reporting requirements. We anticipate that these costs will be approximately $75,000 annually. Our failure to comply with reporting requirements and other provisions of securities laws could negatively affect our results of operations, cash flow and financial condition.

Our growth depends on external sources of capital, which may not be available on favorable terms or at all. In addition, investors, banks and other financial institutions may be reluctant to enter into any lending or financial transactions with us, because we intend to enter into a mining excavation operation that could have environmental impacts if not managed properly. If any of the source of funding is unavailable to us, our growth may be limited, and our operating profit may be impaired. We may not be in a position to take advantage of attractive investment opportunities for growth if we are unable, due to global or regional economic uncertainty, changes in the provincial or federal regulatory environment relating to the extraction, processing and distribution of our products or otherwise, to access capital markets on a timely basis and on favorable terms or at all. Because we intend to grow our business, this limitation may require us to raise additional equity or incur debt at a time when it may be disadvantageous to do so.

Our access to capital will depend upon several factors over which we have little or no control, including general market conditions and the market’s perception of our current and potential future earnings. If general economic instability or downturn leads to an inability to obtain capital to finance, the operation could be negatively impacted. In addition, investors, banks and other financial institutions may be reluctant to enter into financing transactions with us, because we intend to operate a mining excavation operation. If this source of funding is unavailable to us, our growth may be limited.

Our ability to raise funding is subject to all the above factors and will also be affected by our future financial position, results of operations and cash flows. All these events would have a material adverse effect on our business, financial condition, liquidity, and results of operations.

Any future indebtedness reduces cash available for distribution and may expose us to the risk of default under debt obligations that we may incur in the future. Payments of principal and interest on borrowings that we may incur in the future may leave us with insufficient cash resources to operate the business. Our level of debt and the limitations imposed on us by debt agreements could have significant material and adverse consequences, including the following:

●	our cash flow may be insufficient to meet our required principal and interest payments;
●	we may be unable to borrow additional funds as needed or on favorable terms;
●	we may be unable to refinance our indebtedness at maturity or the refinancing terms may be less favorable than the terms of our original indebtedness;
●	to the extent we borrow debt that bears interest at variable rates, increases in interest rates could materially increase our interest expense;
●	we may default on our obligations or violate restrictive covenants; in which case the lenders may accelerate these debt obligations; and
●	default under any loan with cross default provisions could result in a default on other indebtedness.

If any one of these events were to occur, our financial condition, results of operations, cash flow, and our ability to make distributions to our shareholders could be materially and adversely affected.

5

Our Board of Directors may change our policies without shareholder approval. Our policies, including any policies with respect to investments, leverage, financing, growth, debt and capitalization, will be determined by our Board of Directors or officers to whom our Board of Directors delegates such authority. Our Board of Directors will also establish the amount of any dividends or other distributions that we may pay to our shareholders. Our Board of Directors or officers to which such decisions are delegated will have the ability to amend or revise these and our other policies at any time without shareholder vote. Accordingly, our shareholders will not be entitled to approve changes in our policies, which policy changes may have a material adverse effect on our financial condition and results of operations.

Risks Related to Our Business

We will require additional funds in the future to achieve our current business strategy and an inability to obtain funding could cause our business to fail. We will need to raise additional funds through public or private debt or equity financings in order to fund our future operations and fulfill our future contractual obligations. These financings may not be available when needed. Even if these financings are available, they may be on terms that we deem unacceptable or that are materially adverse to your interests with respect to dilution of book value, dividend preferences, liquidation preferences, or other terms. Our inability to obtain financing could have an adverse effect on our ability to implement our business plan and develop our products, and as a result, could diminish our sales or require us to suspend our operations and possibly cease our existence.

Even if we are successful in raising capital in the future, we will likely need to raise additional capital to continue and/or expand our operations. If we do not raise the additional capital, the value of any investment in us may become worthless.

If we do raise additional capital but from other than conventional sources, we may need to scale back or otherwise adjust our growth strategy which may prevent us from fully implementing our business plan.

Technology is constantly changing and evolving and the continued viability of our products and services requires that we keep up with an ever-changing technological landscape. Our industry is categorized by rapid technological progression, ever-increasing innovation, changes in customer requirements, and frequent new product introductions, and we may be subject to legal and regulatory compliance mandates as the relevant law develops in the fields in which our products are used. As a result, we must continually change and improve our products in response to such changes, and our products must also successfully interface with products from other vendors, which are also subject to constant change. While we believe we have the competency to aid our customers in all aspects of data privacy and security, we will need to constantly improve our current assets and offerings to keep up with technological advances that are expected to occur.

We cannot guarantee that we will be able to anticipate future market needs and opportunities or be able to develop new products and services or expand the functionality of our current products and services in a timely manner or at all. Even if we are able to anticipate, develop, and introduce new products and expand the functionality of our current products, there can be no assurance that enhancements or new products will achieve widespread market acceptance: If they do not, our business may be adversely affected and we may have to cease operations altogether.

We face intense competition in our market, especially from larger, well-established companies, and we may lack sufficient financial and other resources to maintain and improve our competitive position. The market for data privacy and security and other data governance solutions is intensely competitive and is characterized by constant change and innovation. We face competition from both traditional, larger software vendors offering enterprise-wide software frameworks and services and smaller companies offering point solutions for specific identification and data governance issues. We also compete with IT equipment vendors and systems management solution providers whose products and services address data identification and classification and data governance requirements. Our principal competitors vary depending on the product. Many of our existing competitors have achieved, and some of our potential competitors could achieve, substantial competitive advantages due to:

●	greater name recognition and longer operating histories;
●	more comprehensive and varied products and services;
●	broader market focus;
●	greater resources to develop technologies or make acquisitions;
●	intellectual property portfolios that may limit our ability to market or sell products and services in the United States or markets outside the United States;
●	broader distribution capabilities and established relationships with distribution partners and customers;
●	greater customer support resources; and
●	substantially greater financial, technical, and other resources.

6

Our competitors may be able to compete and respond more effectively than we can to new or changing opportunities, technologies, standards, or customer requirements. Our competitors may also seek to extend or supplement their existing products and services to provide data security and data governance solutions that more closely compete with our products and services offerings. Potential customers may also prefer to purchase, or incrementally add solutions, from their existing suppliers rather than to onboard with us as a new or additional supplier regardless of whether our products offer better performance or more features.

In addition, with the recent increase in large merger and acquisition transactions in the technology industry, particularly transactions involving cloud-based technologies, there is a greater likelihood that we will compete with other large technology companies in the future.

Some of our competitors have made acquisitions or entered into strategic relationships to offer more comprehensive product offerings in combination than they were previously able to offer alone. Companies resulting from these possible consolidations and partnerships may be able to offer more attractive pricing, making them more compelling to customers and more difficult for us to compete with effectively. In addition, continued industry consolidation may adversely impact customer perceptions of the viability of small- and medium-sized technology companies and consequently their willingness to purchase from those companies. Conditions in our market could change rapidly and significantly as a result of technological advancements, partnering among our competitors, or continuing market consolidation. These competitive pressures in our market or our potential inability to compete effectively may result in price reductions, fewer orders, reduced revenue and gross margins, increased net losses, and loss of market share. Any failure to meet and address these factors could adversely affect our business, financial condition, and operating results.

We are dependent on the continued services and performance of our founder and Chief Executive Officer, Jason Remillard, the loss of whom could adversely affect our business. Our future performance depends in large part on the continued services and continuing contributions of our founder, Chief Executive Officer and president, Jason Remillard, to successfully manage the Company, to execute on our business plan, and to identify and pursue new opportunities and deliver product innovations. The loss of Mr. Remillard’s services could significantly delay or prevent us from achieving our development and strategic objectives and adversely affect our business.

If we are unable to attract new customers and/or expand sales to existing customers, both domestically and internationally, our growth could be slower than we expect, and our business may be harmed. Our future growth depends in part upon increasing our customer base. Our ability to achieve significant growth in revenues in the future will depend upon the effectiveness of our sales and marketing efforts, both domestically and internationally, and our ability to attract new customers. If we fail to attract new customers, our revenues may grow more slowly than expected, and our business may be harmed.

Our future growth also depends upon expanding sales of our products and services to existing customers and their organizations. If our customers do not purchase additional licenses or our other offerings related to complementary products and services, our revenues may grow more slowly than expected, may not grow at all, or may decline. There can be no assurance that our efforts will result in increased sales to existing customers and additional revenues. If our efforts are not successful, our business may suffer.

If we are unable to maintain successful relationships with our channel partners, our business could be adversely affected. We intend to rely to some extent on channel partners, such as distribution partners and resellers, to sell licenses for our products and to sell our technical support and maintenance services. Our ability to achieve revenue growth in the future may depend in part on our success in maintaining successful relationships with our channel partners. Agreements with channel partners tend to be non-exclusive, meaning our channel partners may offer customers the products of several different companies. If our channel partners do not effectively market and sell our products and services, choose to use greater efforts to market and sell their own products or those of others, or fail to meet the needs of our customers, our ability to grow our business may be adversely affected. Furthermore, agreements with channel partners generally allow them to terminate their agreements for any reason upon 30 days’ notice. If we are unable to maintain our relationships with these channel partners, our business, results of operations, financial condition, or cash flows could be adversely affected.

7

Breaches in our security, cyberattacks, or other cyber risks could expose us to significant liability and cause our business and reputation to suffer. Our operations may involve transmitting and processing the confidential, proprietary, and sensitive information of our customers. We have legal and contractual obligations to protect the confidentiality of and to appropriately use customer data. Despite our security measures, our information technology and infrastructure may be vulnerable to attacks as a result of third-party action, employee error, or misconduct. Security risks, including, but not limited to, unauthorized use or disclosure of customer data, theft of proprietary information, loss or corruption of customer data, and computer hacking attacks or other cyberattacks, could expose us to substantial litigation expenses and damages, indemnity and other contractual obligations, government fines and penalties, mitigation expenses and other liabilities. We have been subject to attempted cyberattacks in the past and expect to be subject to such attacks in the future. We continuously work to improve our information technology systems, and to create security boundaries around our critical and sensitive assets. We perform activities to mitigate the risk of attacks and to increase our capabilities to responsibly handle any security violation or attack. However, because techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until successfully launched against a target, we may be unable to anticipate these techniques or to implement adequate preventative measures. If an actual or perceived breach of our security occurs, the market perception of the effectiveness of our security measures and our products could be harmed, we could lose potential sales and existing customers, our ability to operate our business could be impaired, and we may incur significant liabilities.

Failure to protect our proprietary technology and intellectual property rights could substantially harm our business. The success of our business depends on our ability to obtain, protect, and enforce our trade secrets, patents, and other intellectual property rights such as copyrights and trademarks. We attempt to protect our intellectual property under trade secret, patent, copyright, and trademark laws, and through a combination of confidentiality procedures, contractual provisions and other methods, all of which offer only limited protection. The process of obtaining patent protection is expensive and time consuming, and we may choose not to seek patent protection for certain innovations and may choose not to pursue patent protection in certain jurisdictions in which we do or plan to do business. Not seeking patent protection may limit our options to exclude competitors from using those innovations altogether or in those jurisdictions.

Our policy is to require our employees to execute written agreements in which they assign to us their rights in potential inventions and other intellectual property created within the scope of their employment. We also require any consultants we engage to provide services that may result in intellectual property that would benefit us to contractually agree to assign their rights to their inventions or creations to us, in connection with the engagement. However, we cannot assure you that we have adequately protected our rights in every such agreement or that we have executed an agreement with every such party. Finally, in order to benefit from intellectual property protection, we must monitor, detect, and pursue infringement claims in certain circumstances in relevant jurisdictions, all of which is costly and time-consuming. As a result, we may not be able to adequately protect our intellectual property rights.

The data security, cybersecurity, data retention, and data governance industries are characterized by the existence of a large number of relevant patents and frequent claims and related litigation regarding patent and other intellectual property rights. From time to time, third parties have asserted and may assert their patent, copyright, trademark and other intellectual property rights against us, our channel partners, or our customers. Successful claims of infringement or misappropriation by a third party could prevent us from distributing certain products or performing certain services or could require us to pay substantial damages (including, for example, treble damages if we are found to have willfully infringed patents and increased statutory damages if we are found to have willfully infringed copyrights), royalties or other fees. Such claims also could require us to cease making, licensing or using solutions that are alleged to infringe or misappropriate the intellectual property of others or to expend additional development resources to attempt to redesign our products or services or otherwise to develop non-infringing technology. Even if third parties may offer a license to their technology, the terms of any offered license may not be acceptable, and the failure to obtain a license or the costs associated with any license could cause our business, results of operations or financial condition to be materially and adversely affected. In some cases, we indemnify our channel partners and customers against claims that our products infringe the intellectual property of third parties. Defending against claims of infringement or being deemed to be infringing the intellectual property rights of others could impair our ability to innovate, develop, distribute, and sell our current and planned products and services. If we are unable to protect our intellectual property rights and ensure that we are not violating the intellectual property rights of others, we may find ourselves at a competitive disadvantage to others who need not incur the additional expense, time, and effort required to create the innovative products that have enabled us to be successful to date.

8

Real or perceived errors, failures, or bugs in our technology could adversely affect our growth prospects. Because we develop, use, and provide complex technology, undetected errors, failures, or bugs may occur. Our technology is often installed and used in a variety of computing environments with different operating system management software, equipment, and networking configurations, which may cause errors or failures of our technology or other aspects of the computing environment into which it is deployed. In addition, deployment of our technology into computing environments may expose undetected errors, compatibility issues, failures, or bugs in our technology. Despite testing by us, errors, failures, or bugs may not be found until our technology is released to our customers. Moreover, our customers could incorrectly implement or inadvertently misuse our technology, which could result in customer dissatisfaction and adversely impact the perceived utility of our products. Any of these real or perceived errors, compatibility issues, failures, or bugs could result in negative publicity, reputational harm, loss of or delay in market acceptance, loss of competitive position, or claims by customers for losses sustained by them. In such an event, we may be required, or may choose, for customer relations or other reasons, to expend additional resources in order to help correct the problem.

We are subject to federal, state and industry privacy and data security regulations, which could result in additional costs and liabilities to us or inhibit sales of our software. The regulatory framework for privacy issues worldwide is rapidly evolving and is likely to remain fluid and unpredictable for the foreseeable future. Many federal, state, and foreign government bodies and agencies have adopted or are considering adopting privacy and data security laws and regulations. In addition, privacy advocates and industry groups may propose new and different self-regulatory standards. We also may determine that certain requirements or standards are best practices for us to implement. Because the interpretation and application of privacy and data protection laws can be uncertain, it is possible that these laws may be interpreted and applied in a manner that is inconsistent with our existing data security practices. If so, in addition to the possibility of fines, lawsuits and other claims, we could be required to fundamentally change our business activities and practices or modify our technology, which could have an adverse effect on our business. Any inability to adequately address privacy concerns, even if unfounded, or comply with applicable privacy or data protection laws, regulations and policies, could result in additional cost and liability to us, damage our reputation, inhibit sales and adversely affect our business.

Because our long-term success depends, in part, on our ability to expand the sales and marketing of our technology and solutions to customers located outside of the United States, our business is susceptible to risks associated with international operations. We intend to expand our international sales and marketing operations. Conducting international operations subjects us to risks that we may not face in the United States or may prove more challenging to address. These risks include:

●	pandemics, political instability, war, armed conflict, or terrorist activities;
●	challenges developing, marketing, selling, and implementing our technology and solutions caused by language, cultural and ethical differences, and the competitive environment;
●	heightened risks of unethical, unfair, or corrupt business practices, actual or claimed, in certain geographies and of improper or fraudulent sales arrangements that may impact financial results and necessitate restatements of or result in irregularities in financial statements;
●	competition from bigger and stronger companies in the new markets;
●	laws imposing heightened restrictions on data use and increased penalties for failure to comply with applicable laws, particularly in countries within the European Union (EU);
●	currency fluctuations;
●	management communication and integration problems resulting from cultural differences and geographic dispersion;
●	potentially adverse tax consequences, including multiple and possibly overlapping tax structures, the complexities of foreign value-added tax (VAT) systems, restrictions on the repatriation of earnings and changes in tax rates; and
●	lack of familiarity with local laws, customs and practices, and laws and business practices favoring local competitors or commercial parties.

9

The occurrence of any one of these risks could harm our international business and, consequently, our operating results. Additionally, operating in international markets requires significant management attention and financial resources. We cannot be certain that the investment and additional resources required to operate in other countries will produce desired levels of revenue or net income.

Changes in financial accounting standards may cause adverse and unexpected revenue fluctuations and impact our results of operations. A change in accounting standards or practices could harm our operating results and may even affect our reporting of transactions completed before the change is effective. New accounting pronouncements have occurred and may occur in the future. Changes to existing rules or the questioning of current practices may harm our operating results or the way we conduct our business. Additionally, the adoption of new or revised accounting principles may require that we make significant changes to our systems process and controls, which could be time consuming and costly.

Our business is subject to the risks of pandemic, fire, power outages, floods, earthquakes, and other catastrophic events, and to interruption by manmade problems such as terrorism and war. A pandemic, significant natural disaster, such as a fire, flood or an earthquake, or a significant power outage could have a material adverse impact on our business, results of operations and financial condition. In the event our customers’ information technology systems or our channel partners’ selling or distribution abilities are hindered by any of these events, we may miss financial targets, such as revenues and sales targets, for a particular quarter. Furthermore, if a natural disaster occurs in a region from which we derive a significant portion of our revenue, customers in that region may delay or forego purchases of our products, which may materially and adversely impact our results of operations for a particular period. In addition, acts of terrorism or war could cause disruptions in our business or the business of channel partners, customers, or the economy as a whole. All of the aforementioned risks may be exacerbated if the disaster recovery plans for us and our channel partners prove to be inadequate. To the extent that any of the above results in delays or cancellations of customer orders, or delays in producing, deploying or shipping our products or delivering our services, our business, financial condition and results of operations would be adversely affected.

We anticipate that our operations will continue to increase in complexity as we grow, which will add additional challenges to the management of our business in the future. We expect that our business will grow as we execute on our business plan, and that as we grow our operations will increase in complexity. To effectively manage this growth, we have made and continue to make substantial investments to improve our operational, financial and management controls as well as our reporting systems and procedures. Further, as our customer base grows, we will need to expand our professional services and other personnel. We also will need to effectively manage our direct and indirect sales processes as the number and type of our sales personnel and channel partners grows and becomes more complex, and as we expand into foreign markets. If we are unable to effectively manage the increasing complexity of our business and operations, the quality of our technology and customer service could suffer, and we may not be able to adequately address competitive challenges. These factors could all negatively impact our business, operations, operating results, and financial condition.

We require additional financing to sustain our operations and execute our business plan. If we fail to secure the required additional financing on acceptable terms and in a timely manner, our ability to implement our business plan will be compromised and we may be unable to sustain our operations. We have limited capital resources and operations. To date, our operations have been funded largely from the proceeds of debt and equity financings. We will require substantial additional capital in the near future to operate our business. We may be unable to obtain additional financing on terms acceptable to us, or at all. Even if we obtain financing for our near-term operations, we expect that we will require additional capital thereafter. Our capital needs will depend on numerous factors including but not limited to (i) the scale of our marketing and sales activities, (ii) other expenditures of resources to maintain or increase revenue and (iii) the amount of our capital expenditures, including acquisitions. We cannot assure you that we will be able to obtain capital in the future to meet our needs. If we raise additional funds through the issuance of equity or convertible debt securities, the percentage ownership held by our existing shareholders will be reduced and our shareholders may experience significant dilution. In addition, new securities may contain rights, preferences, or privileges that are senior to those of our common stock. If we raise additional capital by incurring debt, this will result in increased interest expense. If we raise additional funds through the issuance of securities, market fluctuations in the price of our shares of common stock could limit our ability to obtain equity financing. We cannot give any assurance that any additional financing will be available to us, or if available, will be on terms favorable to us. If we are unable to raise capital when needed, our business, financial condition, and results of operations would be materially adversely affected, and we could be forced to reduce or discontinue our operations.

10

We have relied on funding from Jason Remillard for working capital to fund operations in the past, and there is no assurance that future financing from Mr. Remillard will be available or, if available, that it will be on terms that are satisfactory to us. For the past several years, we have depended on our Chief Executive Officer, Jason Remillard, for working capital to fund our operations and to execute our business plan. In addition, we have in the past been and in the future be dependent upon Mr. Remillard to provide continued funding and capital resources. However, no assurance can be given that future financing from Mr. Remillard will be available or, if available, that it will be on terms that are satisfactory to us. In the absence of financing from other sources, the inability to obtain additional financing from Mr. Remillard could result in the scaling back or discontinuance of our operations or our inability to successfully implement our plan of operations.

We have made and expect to continue to make acquisitions as a primary component of our growth strategy. We may not be able to identify suitable acquisition candidates or consummate acquisitions on acceptable terms, or we may be unable to successfully integrate acquisitions, which could disrupt our operations and adversely impact our business and operating results. A primary component of our growth strategy is to acquire complementary businesses. We intend to continue to pursue acquisitions of complementary technologies, products, and businesses as a primary component of our growth strategy to enhance the features and functionality of our offerings, to expand our customer base and access to new markets, and to increase benefits of scale. Acquisitions involve certain known and unknown risks that could cause our actual growth or operating results to differ from our expectations. For example:

●	we may not be able to identify suitable acquisition candidates or to consummate acquisitions on acceptable terms;

●	we may pursue international acquisitions, which inherently pose more risks than domestic acquisitions;

●	we compete with others to acquire complementary products, technologies, and businesses, which may result in decreased availability of, or increased price for, suitable acquisition candidates;

●	we may not be able to obtain the necessary financing on favorable terms or at all, to finance our potential acquisitions;

●	we may ultimately fail to consummate an acquisition even if we announce that we plan to acquire a technology, product, or business; and

●	acquired technologies, products, or businesses may not perform as we expect and we may fail to realize anticipated revenue and profits.

In addition, our acquisition strategy may divert management’s attention away from our existing business, resulting in the loss of key customers or employees, and expose us to unanticipated problems or legal liabilities, including responsibility as a successor for undisclosed or contingent liabilities of acquired businesses or assets.

If we fail to conduct due diligence on our potential targets effectively, we may, for example, not identify problems at target companies or fail to recognize incompatibilities or other obstacles to successful integration. Our inability to successfully integrate future acquisitions could impede us from realizing all of the benefits of those acquisitions and could severely weaken our business operations. The integration process may disrupt our business and, if new technologies, products, or businesses are not implemented effectively, may preclude the realization of the full benefits expected by us and could harm our results of operations. In addition, the overall integration of new technologies, products, or businesses may result in unanticipated problems, expenses, liabilities, and competitive responses.

11

In addition, even if the operations of an acquisition are integrated successfully, we may not realize the full benefits of the acquisition, including the synergies, cost savings, or growth opportunities that we expect. The benefits we do realize may not be achieved within the anticipated time frame.

The JOBS Act allows us to postpone the date by which we must comply with certain laws and regulations intended to protect investors and to reduce the amount of information we provide in reports filed with the SEC. The JOBS Act is intended to reduce the regulatory burden on “emerging growth companies.” We meet the definition of an emerging growth company and so long as we qualify as an emerging growth company, we are, among other things:

●	not required to comply with the auditor attestation requirements of the Sarbanes-Oxley Act, which include having an independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting;

●	subject to reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exempt from the requirement to hold a nonbinding advisory vote on executive compensation and stockholder approval of any “golden parachute” payments not previously approved;

●	permitted to present only two years of audited financial statements and only two years of management’s discussion and analysis of financial condition and results of operations disclosure in this Annual Report; and

●	not required to comply with any rules that may be adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report on our financial statements.

We have taken advantage of all of these reduced burdens in this Annual Report, and currently intend to do so in future filings. As a result, the information we provide stockholders may be different from, and less fulsome than information you might receive from other public companies in which you hold equity. In addition, the JOBS Act provides that an emerging growth company can delay adopting new or revised accounting standards until those standards apply to private companies. We have elected to avail ourselves of this exemption. We will remain an emerging growth company until the earliest to occur of (i) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (ii) the last day of the fiscal year in which we qualify as a “large accelerated filer”, (iii) the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt securities; and (iv) the last day of the fiscal year in which the fifth anniversary of this offering occurs.

We are also currently a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates plus the proposed aggregate amount of gross proceeds to us as a result of this offering is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company. We may continue to be a smaller reporting company after this offering if either (i) the market value of our stock held by non-affiliates is less than $250 million as of the last business day of the second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million as of the last business day of the second fiscal quarter. In the event that we are still considered a smaller reporting company, at the time we cease being an emerging growth company, we may continue to rely on exemptions from certain disclosure requirements that area available to smaller reporting companies. Specifically, as a smaller reporting company we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

Decreased disclosures in our SEC filings due to our status as an emerging growth company or smaller reporting company may make it harder for investors to analyze our results of operations and financial prospects.

12

Failure to remediate weakness in internal accounting controls could result in material misstatements in our financial statements and may result in a lack of certain protections typically afforded to investors. As a reporting company we are required, pursuant to the Sarbanes-Oxley Act, to include our assessment of the effectiveness of our internal control over financial reporting. Our assessment must include disclosure of any material weaknesses identified by our management in our internal control over financial reporting, and when we cease to be an emerging growth company, we will need to provide a statement that our independent registered public accounting firm has issued an opinion on the effectiveness of our internal control over financial reporting.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our consolidated financial statements will not be prevented or detected on a timely basis. Our management has identified a material weakness in our internal control over financial reporting related to lack of segregation of duties resulting from our limited personnel and has concluded that, due to such weakness, our disclosure controls and procedures were not effective as of December 31, 2024. We do not have a sufficient number of employees to segregate responsibilities and may be unable to afford increasing our staff or engaging outside consultants or professionals to overcome our lack of employees, and we do not expect to be able to remediate this weakness until after the offering. If not remediated, or if we identify further weaknesses in our internal controls, our failure to establish and maintain effective disclosure controls and procedures and internal control over financial reporting could result in material misstatements in our financial statements and a failure to meet our reporting and financial obligations, each of which could have a material adverse effect on our financial condition and the trading price of our common stock.

We do not have a majority of independent directors on our board of directors, and we have not voluntarily implemented various corporate governance measures, in the absence of which stockholders may have more limited protections against interested director transactions, conflicts of interest and similar matters. Federal legislation, including the Sarbanes-Oxley Act, has resulted in the adoption of various corporate governance measures designed to promote the integrity of the corporate management and the securities markets. Some of these measures have been adopted in response to legal requirements. Others have been adopted by companies in response to the requirements of national securities exchanges, such as the NYSE or the NASDAQ Stock Market, on which their securities are listed. Among the corporate governance measures that are required under the rules of national securities exchanges are those that address the board of directors’ independence, audit committee oversight, and the adoption of a code of ethics. Although we plan to adopt these corporate governance measures upon our listing on The Nasdaq Capital Market, we have not yet adopted any of these other corporate governance measures and since our securities are not yet listed on a national securities exchange, we are not required to do so.

Our Board of Directors is comprised of one individual, who is also our executive officer. As a result, we do not have independent directors on our Board of Directors. Upon our listing on The Nasdaq Capital Market, we plan to establish audit and compensation committees comprised only of independent directors. However, until that date, our current sole director has the ability, among other things, to determine his own level of compensation and to unilaterally make certain other governance decisions. and the prior absence of such standards of corporate governance may leave our stockholders without protections against interested-director transactions, conflicts of interest, and similar matters.

We have secured debt, which could have adverse consequences to you. The terms of the secured debt we have incurred could result in adverse consequences, including but not limited to the following:

●	limiting our ability to obtain additional financing for working capital, capital expenditures, acquisitions, and other general corporate requirements;

●	limiting our flexibility in planning for or reacting to changes in our business and the industry in which we operate; and

●	placing us at a competitive disadvantage compared to competitors that may have proportionately less debt and greater financial resources.

13

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, sell material assets or operations, obtain additional capital, or restructure our debt. In the event that we are required to dispose of material assets or operations to service our debt and to meet our other obligations, the value realized on such assets or operations will depend on market conditions and the availability of buyers. Accordingly, any such sale may not, among other things, be for a sufficient dollar amount. Certain of our obligations are secured by a security interest in all of our assets. The foregoing encumbrances may limit our ability to dispose of material assets or operations. We also may not be able to restructure our indebtedness on favorable economic terms, if at all.

Risks Related to a Purchase of the Offered Shares

The outstanding shares of our Series A Preferred Stock effectively preclude current and future owners of our common stock from influencing any corporate decision. Jason Remillard, our Chief Executive Officer and Chairman of the Board, is the owner of 100% of the outstanding shares of our Series A Preferred Stock. Each share of Series A Preferred Stock is entitled to 15,000 votes on all matters requiring the approval of our shareholders. As the owner of 100% of the outstanding shares of Series A Preferred Stock, Mr. Remillard will, therefore, be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction. His ownership of all outstanding shares of our Series A Preferred Stock may also delay or prevent a future change of control of our company at a premium price, if he opposes it.

At March 31, 2025, we had $4,163,619 (unaudited) in currently convertible debt instruments, the existence and/or conversion of which could cause a reduction in the market price for our common stock. As of March 31, 2025, we had $$4,163,619 (unaudited) in currently convertible debt instruments, the conversion terms of which require share issuances at below-market prices. All such shares constitute an overhang on the market for our common stock and, if and when issued, will be issued without transfer restrictions, pursuant to certain exemptions from registration, and could reduce prevailing market prices for our common stock. Also, in the future, we may also issue securities in connection with our obtaining needed capital or an acquisition transaction. The amount of shares of our common stock issued in connection with any such transaction could constitute a material portion of our then-outstanding shares of common stock.

The exercise of options and warrants and other issuances of common stock or securities convertible into common stock will dilute your interest. We have granted warrants to certain of our lenders. If we issue options, including under our 2023 Equity Incentive Plan, or warrants in the future that are exercised, shareholders may experience dilution. Holders of shares of our common stock have no pre-emptive rights that entitle them to purchase their pro rata share of any offering, including this offering, of shares of any class or series. The exercise of options and warrants at prices below market of our common stock could adversely affect the price of shares of our common stock.

Our failure to reserve sufficient shares of common stock could be considered an event of default. We have existing convertible promissory notes with a covenant to reserve sufficient shares of common stock with our transfer agent for the potential conversion of these securities. As of the date of this Offering Circular, the calculated shares issuable under the assumed conversion of the promissory notes is greater than the amount of shares that we have reserved with respect to such convertible promissory notes. As a result, the holders of such convertible promissory notes could declare an event of default and the principal and accrued interest would become immediately due and payable. Additionally, the holders of such convertible promissory notes have additional remedies, including penalties against our company.

We are selling this offering on a best-efforts basis and may be unable to sell any Offered Shares. This offering is being conducted on a best-efforts basis, that is, this offering is not a firm-commitment, underwritten offering. Rather, we intend to sell the Offered Shares through the efforts of our executive officers and directors, who will receive no commissions. There is no guarantee that our executive officers and directors or any other person will be able to sell any of the Offered Shares. Our executive officers have no experience conducting a best-efforts offering. (See “Plan of Distribution”).

14

There is no minimum offering and no person has committed to purchase any of the Offered Shares. We have not established a minimum offering hereunder, which means that we will be able to accept even a nominal amount of proceeds, even if such amount of proceeds is not sufficient to permit us to achieve any of our business objectives. In this regard, there is no assurance that we will sell any of the Offered Shares or that we will sell enough of the Offered Shares necessary to achieve any of our business objectives. Additionally, no person is committed to purchase any of the Offered Shares.

There is no escrow established for the proceeds of this offering. Because there is no escrow established for the proceeds of this offering, proceeds derived from sales of Offered Shares will be deposited directly into our operating account, will be available for immediate use by our company and will be immediately subject to any claims of our creditors.

We may seek additional capital that may result in shareholder dilution or that may have rights senior to those of our common stock. From time to time, we may seek to obtain additional capital, either through equity, equity-linked or debt securities. The decision to obtain additional capital will depend on, among other factors, our business plans, operating performance and condition of the capital markets. If we raise additional funds through the issuance of equity, equity-linked or debt securities, those securities may have rights, preferences or privileges senior to the rights of our common stock, which could negatively affect the market price of our common stock or cause our shareholders to experience dilution.

You may never realize any economic benefit from a purchase of Offered Shares. Because the market for our common stock is volatile, there is no assurance that you will ever realize any economic benefit from your purchase of Offered Shares.

We do not intend to pay dividends on our common stock. We intend to retain earnings, if any, to provide funds for the implementation of our business strategy. We do not intend to declare or pay any dividends in the foreseeable future. Therefore, there can be no assurance that holders of our common stock will receive cash, stock or other dividends on their shares of our common stock, until we have funds which our Board of Directors determines can be allocated to dividends.

Our shares of common stock are Penny Stock, which may impair trading liquidity. Disclosure requirements pertaining to penny stocks may reduce the level of trading activity in the market for our common stock and investors may find it difficult to sell their shares. Trades of our common stock will be subject to Rule 15g-9 of the SEC, which rule imposes certain requirements on broker-dealers who sell securities subject to the rule to persons other than established customers and accredited investors. For transactions covered by the rule, broker-dealers must make a special suitability determination for purchasers of the securities and receive the purchaser’s written agreement to the transaction prior to sale. The SEC also has rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in that security is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation.

15

Our common stock is thinly traded and its market price may become highly volatile. There is currently only a limited market for our common stock. A limited market is characterized by a relatively limited number of shares in the public float, relatively low trading volume and a small number of brokerage firms acting as market makers. The market for low priced securities is generally less liquid and more volatile than securities traded on national stock markets. Wide fluctuations in market prices are not uncommon. No assurance can be given that the market for our common stock will continue. The price of our common stock may be subject to wide fluctuations in response to factors such as the following, some of which are beyond our control:

●	quarterly variations in our operating results;
●	operating results that vary from the expectations of investors;
●	changes in expectations as to our future financial performance, including financial estimates by investors;
●	reaction to our periodic filings, or presentations by executives at investor and industry conferences;
●	changes in our capital structure;
●	announcements of innovations or new services by us or our competitors;
●	announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;
●	lack of success in the expansion of our business operations;
●	announcements by third parties of significant claims or proceedings against our company or adverse developments in pending proceedings;
●	additions or departures of key personnel;
●	asset impairment;
●	temporary or permanent inability to offer products or services; and
●	rumors or public speculation about any of the above factors.

The terms of this offering were determined arbitrarily. The terms of this offering were determined arbitrarily by us. The offering price for the Offered Shares does not necessarily bear any relationship to our company’s assets, book value, earnings or other established criteria of valuation. Accordingly, the offering price of the Offered Shares should not be considered as an indication of any intrinsic value of such securities. (See “Dilution”).

You will suffer dilution in the net tangible book value of the Offered Shares you purchase in this offering. If you acquire any Offered Shares, you will suffer immediate dilution, due to the lower book value per share of our common stock compared to the purchase price of the Offered Shares in this offering. (See “Dilution”).

As an issuer of penny stock, the protection provided by the federal securities laws relating to forward looking statements does not apply to us. Although federal securities laws provide a safe harbor for forward-looking statements made by a public company that files reports under the federal securities laws, this safe harbor is not available to issuers of penny stocks. As a result, we will not have the benefit of this safe harbor protection in the event of any legal action based upon a claim that the material provided by us contained a material misstatement of fact or was misleading in any material respect because of our failure to include any statements necessary to make the statements not misleading. Such an action could hurt our financial condition.

16

DILUTION

Dilution in net tangible book value per share to purchasers of our common stock in this offering represents the difference between the amount per share paid by purchasers of the Offered Shares in this offering and the net tangible book value per share immediately after completion of this offering. In this offering, dilution is attributable primarily to our negative net tangible book value per share.

If you purchase Offered Shares in this offering, your investment will be diluted to the extent of the difference between your purchase price per Offered Share and the net tangible book value of our common stock after this offering. Our net tangible book value as of March 31, 2025, was $(15,742,159) (unaudited), or $(0.154) (unaudited) per share. Net tangible book value per share is equal to total assets ($5,780,837) minus the sum of total liabilities ($18,901,036) and intangible assets ($2,621,960) divided by the total number of shares outstanding at March 31, 2025 (102,163,687).

Without taking into account issuances of shares of our common stock occurring after March 31, 2025, after deducting estimated offering expenses payable by us of $17,500, the tables below illustrate the dilution to purchasers of Offered Shares in this offering, on a pro forma basis, assuming 100%, 75%, 50% and 25% of the Offered Shares are sold at a per share price of $0.001.

Assuming the Sale of 100% of the Offered Shares
Assumed offering price per share	$0.001
Net tangible book value per share as of March 31, 2025	$(0.154)
Increase in net tangible book value per share after giving effect to this offering	$0.141
Pro forma net tangible book value per share as of March 31, 2025	$(0.013)
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.014

Assuming the Sale of 75% of the Offered Shares
Assumed offering price per share	$0.001
Net tangible book value per share as of March 31, 2025	$(0.154)
Increase in net tangible book value per share after giving effect to this offering	$0.136
Pro forma net tangible book value per share as of March 31, 2025	$(0.018)
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.019

Assuming the Sale of 50% of the Offered Shares
Assumed offering price per share	$0.001
Net tangible book value per share as of March 31, 2025	$(0.154)
Increase in net tangible book value per share after giving effect to this offering	$0.129
Pro forma net tangible book value per share as of March 31, 2025	$(0.025)
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.026

Assuming the Sale of 25% of the Offered Shares
Assumed offering price per share	$0.001
Net tangible book value per share as of March 31, 2025	$(0.154)
Increase in net tangible book value per share after giving effect to this offering	$0.110
Pro forma net tangible book value per share as of March 31, 2025	$(0.044)
Dilution in net tangible book value per share to purchasers of Offered Shares in this offering	$0.111

17

USE OF PROCEEDS

The table below sets forth the estimated proceeds we would derive from this offering, assuming (1) the sale of 25%, 50%, 75% and 100% of the Offered Shares, (b) assuming an offering price of $0.001 per share and (c) after deducting estimated offering expenses payable by us of $17,500. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares in this offering.

	Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Number of Offered Shares Sold	250,000,000	500,000,000	375,000,000	1,000,000,000
Gross Proceeds	$250,000	$500,000	$750,000	$1,000,000
Offering Expenses(1)	17,500	17,500	17,500	17,500
Net Proceeds	$232,500	$482,500	$732,500	$982,500

(1) Offering expenses include the following items, certain of which are estimated for purposes of this table: administrative expenses, legal and accounting fees, publishing/EDGAR and Blue-Sky compliance.

The table below sets forth the proceeds we would derive from the sale of Offered Shares, assuming the sale of 25%, 50%, 75% and 100% of the Offered Shares at a per share price of $0.001, assuming the payment of no sales commissions or finder’s fees and assuming the payment of expenses associated with this offering of $17,500. There is, of course, no guaranty that we will be successful in selling any of the Offered Shares. All amounts set forth below are estimates.

	Use of Proceeds for Assumed Percentage of Offered Shares Sold in This Offering
	25%	50%	75%	100%
Debt Service(1) Working Capital	$186,000 46,500	$386,000 96,500	$586,000 146,500	$786,000 196,500
	$232,500	$482,500	$732,500	$982,500

(1)	We intend to repay existing indebtedness of our company. The lenders to whom payments may be made will be in the discretion of our executive officers.

We reserve the right to change the foregoing use of proceeds, should our management believe it to be in the best interest of our company. The allocations of the proceeds of this offering presented above constitute the current estimates of our management and are based on our current plans, assumptions made with respect to our business, general economic conditions and our future revenue and expenditure estimates.

Investors are cautioned that expenditures may vary substantially from the estimates presented above. Investors must rely on the judgment of our management, who will have broad discretion regarding the application of the proceeds of this offering. The amounts and timing of our actual expenditures will depend upon numerous factors, including market conditions, cash generated by our operations (if any), business developments and the rate of our growth. We may find it necessary or advisable to use portions of the proceeds of this offering for other purposes.

In the event we do not obtain the entire offering amount hereunder, we may attempt to obtain additional funds through private offerings of our securities or by borrowing funds. Currently, we do not have any committed sources of financing.

18

PLAN OF DISTRIBUTION

In General

Our company is offering a maximum of 1,000,000,000 Offered Shares on a best-efforts basis, at a fixed price of $[0.0001-0.001] per Offered Share; any funds derived from this offering will be immediately available to us for our use. There will be no refunds. This offering will terminate at the earliest of (a) the date on which the maximum offering has been sold, (b) the date which is one year from this offering being qualified by the SEC or (c) the date on which this offering is earlier terminated by us, in our sole discretion.

Beyond the $5,000 minimum subscription amount described below, there is no minimum number of Offered Shares that we are required to sell in this offering. All funds derived by us from this offering will be immediately available for use by us, in accordance with the uses set forth in the Use of Proceeds section of this Offering Circular. No funds will be placed in an escrow account during the offering period and no funds will be returned, once an investor’s subscription agreement has been accepted by us.

We intend to sell the Offered Shares in this offering through the efforts of our Chief Executive Officer, Jason Remillard. Mr. Remillard will not receive any compensation for offering or selling the Offered Shares. We believe that Mr. Remillard is exempt from registration as a broker-dealers under the provisions of Rule 3a4-1 promulgated under the Exchange Act. In particular, Mr. Remillard:

●	is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Securities Act; and
●	is not to be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and
●	is not an associated person of a broker or dealer; and
●	meets the conditions of the following:
●	primarily performs, and will perform at the end of this offering, substantial duties for us or on our behalf otherwise than in connection with transactions in securities; and
●	was not a broker or dealer, or an associated person of a broker or dealer, within the preceding 12 months; and
●	did not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on paragraphs (a)(4)(i) or (iii) of Rule 3a4-1 under the Exchange Act.

As of the date of this Offering Circular, we have not entered into any agreements with selling agents for the sale of the Offered Shares. However, we reserve the right to engage FINRA-member broker-dealers. In the event we engage FINRA-member broker-dealers, we expect to pay sales commissions of up to 8.0% of the gross offering proceeds from their sales of the Offered Shares. In connection with our appointment of a selling broker-dealer, we intend to enter into a standard selling agent agreement with the broker-dealer pursuant to which the broker-dealer would act as our non-exclusive sales agent in consideration of our payment of commissions of up to 8.0% on the sale of Offered Shares effected by the broker-dealer. Should we so-engage a FINRA-member broker-dealer, we shall file a post-qualification amendment to the Offering Statement of which this Offering Circular forms a part, to disclose the identity of such broker-dealer and to file our agreement with each such broker-dealer.

Procedures for Subscribing

In General. If you are interested in subscribing for Offered Shares in this offering, please submit a request for information by e-mail to Mr. Remillard at: jason@data443.com; all relevant information will be delivered to you by return e-mail.

Thereafter, should you decide to subscribe for Offered Shares, you are required to follow the procedures described therein, which are:

●	Electronically execute and deliver to us a subscription agreement via e-mail to: jason@data443.com; and
●	Deliver funds directly by check or by wire or electronic funds transfer via ACH to our specified bank account.

19

Subscription Review Process. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us and shall have cleared, we have the right to review and accept or reject your subscription, in whole or in part. In determining whether to accept or reject a subscription, we will consider the following factors: whether the subscriber or an affiliate of the subscriber qualifies as a “bad actor” as defined in Rule 262(d) of the SEC; and the reputation of the subscriber and its affiliates within the securities industry.

Within three (3) days after we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to us and shall have cleared, we will notify you of our decision, and the reason therefor, to reject or accept your subscription.

Rejection of Subscriptions. Should we determine to reject your subscription, we will return all monies from your rejected subscription via wire transfer (or such other method as directed by you) within one (1) business day of our notifying you of such determination, without interest or deduction.

Acceptance of Subscriptions. Should we determine to accept your subscription, we will countersign the subscription agreement and, within one (1) business day, issue and deliver the Offered Shares subscribed in accordance with your delivery instructions. Once your subscription has been accepted by us, you may not revoke or change your subscription or request the return of your subscription funds. All accepted subscription agreements are irrevocable.

An investor will become a shareholder of our company, upon our acceptance of our acceptance of a subscription, with the Offered Shares being issued immediately thereafter. For clarity, the subscription settlement will not occur until an investor’s funds have cleared and we accept an investor’s subscription.

By executing the subscription agreement and paying the total purchase price for the Offered Shares subscribed, each investor agrees to accept the terms of the subscription agreement and attests that the investor meets certain minimum financial standards. (See “State Law Exemption and Offerings to Qualified Purchasers” below).

An approved trustee must process and forward to us subscriptions made through IRAs, Keogh plans and 401(k) plans. In the case of investments through IRAs, Keogh plans and 401(k) plans, we will send the confirmation and notice of our acceptance to the trustee.

Minimum Purchase Requirements

You must initially purchase at least $5,000.00 of the Offered Shares in this offering. If you have satisfied the minimum purchase requirement, any additional purchase must be in an amount of at least $1,000.

State Law Exemption and Offerings to “Qualified Purchasers”

The Offered Shares are being offered and sold only to “qualified purchasers” (as defined in Regulation A under the Securities Act). As a Tier 2 offering pursuant to Regulation A under the Securities Act, this offering will be exempt from state “Blue Sky” law review, subject to certain state filing requirements and anti-fraud provisions, to the extent that the Offered Shares offered hereby are offered and sold only to “qualified purchasers.” “Qualified purchasers” include: (a) “accredited investors” under Rule 501(a) of Regulation D and (b) all other investors, so long as their investment in Offered Shares does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). Accordingly, we reserve the right to reject any investor’s subscription in whole or in part for any reason, including if we determine, in our sole and absolute discretion, that such investor is not a “qualified purchaser” for purposes of Regulation A. We intend to offer and sell the Offered Shares to qualified purchasers in every state of the United States.

Issuance of Offered Shares

Upon settlement, that is, at such time as an investor’s funds have cleared and we have accepted an investor’s subscription agreement, we will either issue such investor’s purchased Offered Shares in book-entry form or issue a certificate or certificates representing such investor’s purchased Offered Shares.

Transferability of the Offered Shares

The Offered Shares will be generally freely transferable, subject to any restrictions imposed by applicable securities laws or regulations.

Advertising, Sales and Other Promotional Materials

We have not used, and we do not intend to use, any advertising, sales and other promotional materials outside of this Offering Circular, including “testing the waters” materials under the authorization of Rule 255.

20

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of (1) 4,443,443,443 shares of common stock, $.0001 par value per share, and (2) 337,500 shares of preferred stock, $.0001 par value per share, (a) of which 150,000 shares are designated Series A Preferred Stock and (b) of which 80,000 shares are designated Series B Preferred Stock.

As of the date of this Offering Circular, there were 281,963,839 shares of our common stock issued and outstanding, held by approximately 55 holders of record; 149,492 shares of Series A Preferred Stock issued and outstanding held by one (1) holder of record; and no shares of Series B Preferred Stock issued and outstanding.

Common Stock

General. The holders of our common stock currently have (a) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by our Board of Directors; (b) are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of our company; (c) do not have preemptive, subscriptive or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Our Bylaws provide that, at all meetings of the shareholders for the election of directors, a plurality of the votes cast shall be sufficient to elect. On all other matters, except as otherwise required by Nevada law or our Articles of Incorporation, as amended, a majority of the votes cast at a meeting of the shareholders shall be necessary to authorize any corporate action to be taken by vote of the shareholders.

Non-cumulative Voting. Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in such event, the holders of the remaining shares will not be able to elect any of our directors.

Pre-emptive Rights. As of the date of this Offering Circular, no holder of any shares of our common stock or Series A Super Voting Preferred Stock has pre-emptive or preferential rights to acquire or subscribe for any unissued shares of any class of our capital stock not disclosed herein.

Dividend Policy. We have never declared or paid any dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Shareholder Meetings. Our bylaws provide that special meetings of shareholders may be called only by our Board of Directors, the chairman of the board, or our president, or as otherwise provided under Nevada law.

Series A Preferred Stock

Designation and Amount. 150,000 shares were designated as Series A Preferred Stock.

Voting Rights. Each share of Series A Preferred Stock has 15,000 votes in all matters requiring shareholder approval.

Dividends. The Series A Preferred Stock is not entitled to any dividend.

Liquidation. The Series A Preferred Stock has no rights on the liquidation, whether voluntary or involuntary, of our company.

Upon any liquidation, dissolution or winding up of our company, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of our company, and after payment or provision for any liquidation preference payable to the holders of any preferred stock ranking senior upon liquidation to the Series A Preferred Stock, if any, the Series A Preferred Stock shall be entitled to receive an amount equal to $0.125 per share.

Conversion Rate. Each share of Series A Preferred Stock is convertible into 1,000 shares of common stock, subject to a 9.9% equity ownership blocker.

21

Series B Preferred Stock

Designation and Amount. 80,000 shares were designated as Series B Preferred Stock.

Voting Rights. The Series B Preferred Stock has no right to vote on any matters requiring shareholder approval.

Stated Value. Each share of Series B Preferred Stock has a stated value of $10.00 per share.

Dividends. The Series B Preferred Stock earns dividends at the rate of 9% per annum. Upon the occurrence of an event of default, the dividend rate shall automatically increase to 22% per annum.

Liquidation. Upon any liquidation, dissolution or winding up of our company, whether voluntary or involuntary, or upon any deemed liquidation event, after payment or provision for payment of debts and other liabilities of our company, and after payment or provision for any liquidation preference payable to the holders of any preferred stock ranking senior upon liquidation to the Series B Preferred Stock, if any, but prior to any distribution or payment made to the holders of common stock or the holders of any preferred stock ranking junior upon liquidation to the Series B Preferred Stock by reason of their ownership thereof, the holders will be entitled to be paid out of the assets of our company available for distribution to shareholders an amount with respect to each share of Series B Preferred Stock equal to (a) the stated value plus (b) any accrued but unpaid dividends and any other applicable fees.

Redemption.

Company’s Redemption Option. At any time during the periods set forth on the table below, provided that an event of default has not occurred, our company would have the right, at our option, to redeem all or any portion of the shares of Series B Preferred Stock, exercisable on not more than three (3) trading days prior written notice to the holders, in full. If we deliver an optional redemption notice and fail to pay the optional redemption amount due to the applicable holder within two (2) business days following the optional redemption date, we shall forever forfeit our right to redeem the Series B Preferred Stock.

Redemption Period	Redemption Percentage
1. The period beginning on the date of the issuance of shares of Series B Preferred Stock (the “Issuance Date”) and ending on the date which is thirty (30) days following the Issuance Date.	115%
2. The period beginning on the date that is thirty-one (31) days from the Issuance Date and ending sixty (60) days following the Issuance Date.	120%
3. The period beginning on the date that is sixty-one (61) days from the Issuance Date and ending ninety (90) days following the Issuance Date.	125%
4. The period beginning on the date that is ninety-one (91) days from the Issuance Date and ending one hundred twenty (120) days following the Issuance Date.	130%
5. The period beginning on the date that is one hundred twenty-one (121) days from the Issuance Date and ending one hundred fifty (150) days following the Issuance Date.	135%
6. The period beginning on the date that is one hundred fifty-one (151) days from the Issuance Date and ending one hundred eighty (180) days following the Issuance Date.	140%

After the expiration of 180 days following the issuance date of the applicable shares of Series B Preferred Stock, we shall have no right of redemption.

Company’s Mandatory Redemption. On the date which is the earlier of: (a) 18 months following the issuance date; or (b) upon the occurrence of an event of default, our company shall redeem all of the shares of Series B Preferred Stock of the holder (which have not been previously redeemed or converted).

Conversion Rights. Shares of Series B Preferred Stock are convertible into common stock at a price per share equal to 61% of the lowest price of our common stock during the 20-day of trading preceding the date of the conversion.

Transfer Agent

We have retained the services of Madison Stock Transfer Inc., located at 2500 Coney Island Ave, Sub Level, Brooklyn, New York 11223, as the transfer agent for our common stock.

22

BUSINESS

Overview

Our company was incorporated as LandStar, Inc., a Nevada corporation, on May 4, 1998. On October 14, 2019, our corporate name changed to Data433 Risk Mitigation, Inc.

We provide data security and privacy management solutions across the enterprise and in the cloud. Trusted by over 10,000 customers, we provide the visibility and control needed to protect data at scale, regardless of format, location, or consumer, and to facilitate compliance with fast-changing global data privacy requirements. Our customers include established leaders and up-and-coming businesses spanning the private and public/government sectors across diverse industries and fields, including financial services, healthcare, manufacturing, retail, technology, and telecommunications. We also provide threat detection, brand protection and email phishing, spam and virus solutions for some of the world’s largest security providers, managed service providers, e-gaming/media and ecommerce vendors on an Original Equipment Manufacturer (OEM) basis.

The mounting ransomware landscape as well as other threats to data have accelerated the rate at which businesses are adopting data security solutions and we believe that our portfolio of data security and privacy products provides an encompassing solution set such that we are well positioned to capitalize on that increased adoption rate and establish our products as new data privacy and security standards. Our offerings are anchored in reliable and comprehensive privacy management and equip organizations with a seamless approach to safeguard data, protect against attacks, and otherwise mitigate the most critical risks.

We believe that sector-specific US laws, state-level legislation, and outside-the-United States regulations are confounding enterprises of all sizes for whom safeguarding and stewarding data is key, but for whom becoming specialists in privacy and security is not feasible. For many of these enterprises, we can bridge the gap between their need to protect data and their need to use their resources to grow their core business, by offering turnkey solutions and related counseling and technical support to offset risks from data breaches and security incidents of various types. We provide products and services for the marketplace that are designed to protect data that is stored in the cloud, on-premises, and in hybrid cloud/on-premises environments, and data that is transmitted throughout the enterprise, including but not limited to by remote employees. Our suite of security products focuses on protecting sensitive files and email, confidential customer, patient and employee data, financial records, strategic and product plans, intellectual property and other proprietary information, allowing our customers to create, share, and protect their sensitive data wherever it is stored and however it is used.

We deliver solutions and capabilities that businesses can use in conjunction with their use of established cloud vendors such as Microsoft® Azure, Google® Cloud Platform (GCP), and Amazon® Web Services (AWS), as well as with on-premises databases and database applications and with virtualization platforms, such as those hosted or configured using VMWare®, Citrix®, and Oracle® products. In order to deliver our services, we also operate two data centers in the United States, two data centers in Germany and one data center in Israel.

We sell or plan to sell substantially all of our products and services through a sales model that combines the leverage of a channel sales model or direct account management, thereby providing us with opportunities to grow our current customer base and deliver our value proposition for data privacy and security. We endeavor to use subscription models to license products and services, commonly for a paid in-advance, multiyear term that is auto-renewing. We also make use of channel partners, distributors, and resellers which sell to end-users of the products and services. This approach allows us to maintain close relationships with our customers and benefit from the global reach of our partners. Additionally, we are enhancing our product offerings and go-to-market strategy by establishing technology alliances within the IT infrastructure and security vendor ecosystem. Our sales and marketing focus for new organic growth is on organizations with 500 or more users who are adopting cloud services and can make larger purchases with us over time and have a greater potential lifetime value.

We continue to onboard to cloud-native technology adoption portals such as the Microsoft® Azure Marketplace and the Amazon® AWS Marketplace. Vendors may offer incentives to us as a software and services provider to onboard and market via their marketplace portals.

We strive to create new and innovative products and to improve existing products, proactively identifying and solving the data security needs of our customers.

As cloud adoption continues to accelerate, data privacy requirements get more complex, and data security becomes more challenging, we believe we are well positioned to capture more market share, continue to lead in strategic data security technology development, and prepare organizations for the next epoch in IT data privacy services.

Acquisition of Certain Assets of Cyren Ltd.

On May 15, 2023 we entered into an agreement to purchase certain assets (the “Cyren Assets”) of Cyren Ltd. (“Cyren”) a company that provided emerging and high-volume risk mitigation services for some of the world’s largest name brand organizations prior to its bankruptcy filing in February 2023. Pursuant to a purchase agreement, the appointed receiver for the Cyren Assets (the “Receiver”) agreed to sell, transfer, assign, convey and deliver to us, and we agreed to purchase from the Receiver, all right, title, and interest in and to the Cyren Assets, as further described in the purchase agreement, as amended on December 12, 2023 (as so amended, the “Purchase Agreement”). On December 15, 2023 we closed the transaction.

Under the terms of the Purchase Agreement, we acquired goodwill, clients, proprietary technology and intellectual property related to three services: threat intelligence, URL categorization and email security. We believe the transaction enhances our existing product portfolio and accelerates the development of next-generation solutions. Cyren’s technology is based on a combination of artificial intelligence, machine learning and big-data analytics, which we believe enables Cyren to identify and mitigate threats in real time, sooner than many competitors.

23

Market Opportunity

Threat actors are increasingly targeting clouds and SaaS delivery infrastructure and identities with stealthy tactics via social engineering and info-stealing malware. Malware and attacks continue to progress with even greater scale, sophistication and evasion techniques to avoid detection.

Cyren’s clients include some of the world’s largest name brand organizations and provides fast-breaking threat detection services and threat intelligence to major firewall vendors, email providers, leading cybersecurity vendors, and other industries such as gaming and e-commerce.

We believe that the Cyren technology, services and customers strengthen our competitive position by broadening our product offerings and enhancing our technological capabilities.

We expect that current market conditions, recent data thefts, ransomware shutdowns and continued variability in the worldwide worker and retail marketplace will continue to position our product line front and center for many strategic IT and critical board-level opportunities with customers.

The competitive marketplace continues to consolidate via buyouts, take-private transactions and large ‘unicorn’ competitors being acquired prior to their initial public offerings. We believe that these changes in ownership, closure of product lines and general turmoil in certain product segments represent opportunities for us.

We believe that the functionalities offered by our programs and services position us to benefit from this growing market. Furthermore, as we continue to grow our business, we believe that we may have opportunities to expand into collateral growing markets, such IT operations management, storage management and data integration.

Our Products

Each of our major product lines provides features and functionality that we believe enable our customers to optimally secure their data. Our products are modular, giving our customers the flexibility to select what they require for their business needs and to expand their usage by simply adding a license. We currently offer the following products and services:

●	Cyren® Threat Intelligence Service (TIS), a well-established offering in emerging and active threats occurring around the world. With large, velocity-based data sets, TIS provides unique data products for some of the world’s leading security, response, software and service providers. Capabilities delivered within the Threat Intelligence suite include:

○	Email Security Engine, protects against phishing, malware, and inbound and outbound spam. Our industry-leading detection provides real-time blocking of email threats and abuse in any language or format with virtually no false positives.

○	Threat InDepth, receives early threat information with real-time technical threat intelligence feeds of emerging malware and phishing threats.

○	Web Security Engine, an AI-driven tool that makes decisions aided by advanced heuristics and 24×7 analysts; covers 82 threat categories, including web threats such as phishing, fraud. Malware integration options include an SDK, cloud API, daemon, and container.

○	Malware Detection, a feature with approximately 100 mini engines that scan unique objects within a file, unpack files and defeat obfuscation used by malware authors. This tool spots threats with heuristic analysis, advanced emulation, and intelligent signatures.

○	Hybrid Analyzer, a feature that combines static malware analysis and advanced emulation technology that quickly uncovers behaviors without executing files. File properties and behaviors are scored to indicate likelihood of maliciousness. Equally effective in connected and air-gapped environments.

●	Data443® Ransomware Recovery Manager (also known as SmartShield™), a unique offering designed to recover a workstation immediately upon infection to the last known business-operable state, without requiring any end user or IT administrator intervention.

●	Data443® Data Identification Manager (also known as ClassiDocs® and FileFacets®), our data classification and governance technology, which supports the California Consumer Privacy Act (“CCPA”), the General Personal Data Protection Law (“LGPD”) (Brazil) and the General Data Protection Regulation (“GDPR”) (Europe) compliance in a Software-as-a-Service (SaaS) platform that performs sophisticated data discovery and content searching of structured and unstructured data within corporate networks, servers, content management systems, email, desktops, and laptops.

24

●	Data443® Data Archive Manager (also known as ArcMail®), a simple, secure, and cost-effective enterprise data retention management and archiving.

●	Data443® Sensitive Content Manager (also known as ARALOC®), a secure, cloud-based platform for managing, protecting and distributing digital content to desktop and mobile devices, which protects an organization’s confidential content and intellectual property assets from accidental leakage or intentional misappropriation - without impeding all other authorized users of the content and stakeholders from collaborating.

●	Data443® Data Placement Manager (also known as DATAEXPRESS®), a data transport, transformation, and delivery product trusted by leading financial organizations worldwide.

●	Data443® Access Control Manager (also known as “Resilient Access”), enables fine-grained access controls across a wide variety of platforms at scale for internal client systems and commercial public cloud platforms like Salesforce®, Box.Net, Google® G Suite, Microsoft® OneDrive, and others.

●	Data443® Blockchain Protection Manager (also known as ClassiDocs® for Blockchain), provides an active implementation for the Ripple XRP that protects blockchain transactions from inadvertent disclosure and data leaks.

●	Data443® Global Privacy Manager, the privacy compliance and consumer loss mitigation platform which is integrated with Data443® Data Identification Manager to do the delivery portions of GDPR and CCPA as well as process privacy-related requests under such laws, and therefore enables customers to manage the full range of privacy-law driven requirements, such as responding to permitted consumer demands for access or removal, as well as to remediate issues and monitor and report on status and compliance.

●	Data443® IntellyWP, products for enhancing the user experience for the world’s largest content management platform, WordPress.

●	Data443® Chat History Scanner, which scans chat messages for compliance, security, personally identifiable information (PII), personal information (PI), payment card industry (PCI) information as well as any custom keywords selected by the customer, and which can be used with third party platforms such as the Zoom Video Communications, Inc. video conferencing platform.

●	Data443® - GDPR Framework, CCPA Framework, and LGPD Framework WordPress® Plugins, which help organizations of all sizes comply with privacy rules and regulations from Europe, California, and Brazil, and are currently used by over 30,000 active site owners. We offer the plugins with a “freemium” business model, i.e., basic features at no cost and additional or more advanced features at a premium.

Plan of Operations for the Next Twelve Months

Our objective is to further integrate our suite of data security, ransomware protection, and privacy products and offer the products alone or in combination to enterprise customers directly and via our partner channels. We aim to position our products to meet the challenges our customers face - data privacy concerns grow in lockstep with security breaches, the need to continually expand data storage, and to meet telework, telehealth, and remote learning requirements.

We believe that the proceeds of this offering will satisfy our cash requirements for at least the next twelve months.

We have relied on and expect to continue to benefit from strategic acquisitions of products, talent, and an established customer base to contribute to our long-term growth objectives.

Key elements of our growth strategy may be summarized as follows:

Acquisitions. We intend to aggressively pursue acquisitions of other cybersecurity software and service providers focused on the data security sector. We target companies with a developed and/or steady client base, as well as companies with offerings that complement our existing suite of products.

Research & Development; Innovation. We intend to increase our spending on research and development to create new and innovative products and to improve existing products, proactively identifying and solving the data security needs of our clients.

Grow Our Customer Base. We believe the continued challenges businesses face in managing their enterprise data and the ever-evolving landscape of cybersecurity threats will keep the demand high for the type of products and services we offer. We intend to capitalize on this demand by continually developing and curating a collection of products and services that are attractive and relevant to both our established revenue base and to new customers.

Expand Our Sales Capacity. We believe that continuing to expand our sales force will be essential to achieving our expansion and growth. We intend to expand our sales capacity by adding sales and marketing employees, with heavy focus on customer success and leveraging our existing customer relationships.

25

Our Customers

Our current customer base is comprised primarily of two segments – commercial enterprises and open-source consumers. Our commercial enterprise customers are generally focused within the U.S., range from 500 employees to over 150,000 employees, and use our data security products. We have over 10,000 commercial enterprise customers. We have approximately 20 customers in the financial technology industry that contract with us directly for products with subscriptions with terms of more than three years. We have more than 2,500 customers comprising mid-market-sized organizations that also contract with us directly for products with subscriptions with terms of one to three years. Our open-source consumers are more widely distributed geographically, include organizations of all sizes in terms of both number of employees and revenues, and typically use our online GDPR/CCPA/GLPD Privacy plugins, our Privacy Badge solution, or our user experience enhancement products. We have over 200,000 open-source consumers with active installations of our plugins, and we have 9,000 open-source consumers that pay a premium for additional or advanced features. We expect that some of our open-source consumers will become commercial customers over time. We provide anti-phishing, anti-spam and web security categorization services for hundreds of millions of end users via our OEM and partner ecosystem. On a monthly basis, we process over 3 billion transactions for security classification, categorization and guidance for some of the world’s leading IT and cyber security providers.

Services

Maintenance and Support. Our intended customers will typically purchase software maintenance and support as part of their initial purchase of our products. These maintenance agreements provide customers the right to receive support and unspecified upgrades and enhancements when and if they become available during the maintenance period and access to our technical support services. We will maintain a customer support organization that provides all levels of support to our customers.

Professional Services. While users can easily download, install and deploy our software on their own, we anticipate that certain enterprises will use our professional service team to provide fee-based services, which include training our customers in the use of our products, providing advice on deployment planning, network design, product configuration, and implementation, automating and customizing reports and tuning policies and configuration of our products for the particular characteristics of the customer’s environment.

Sales and Marketing

We intend to sell the majority of our products and services directly to our end users/clients. We will also propose to effect sales through a network of channel partners, selling the products they purchase from us. We have a highly-trained professional sales force responsible for overall market development, including the management of the relationships with our channel partners and supporting channel partners.

Marketing. Our marketing strategy focuses on building our brand and product awareness, increasing customer adoption and demand, communicating advantages and business benefits, and generating leads for our channel partners and sales force. We will market our products as a solution for securing and managing file systems and enterprise data and protecting against cyber-attacks. Our internal marketing organization will be responsible for branding, content generation, and product marketing. Our marketing efforts will also include public relations in multiple regions, analyst relations, customer marketing, and extensive content development available through our website and social media outlets.

26

Seasonality

Our business is not subject to seasonality.

Research and Development

We continue to invest and develop our capabilities in research and development. In addition to core software code, we have continued to enhance our capabilities in user experience and design, which we believe benefits our product lines and further supports customer adoption. We continue to increase the frequency, quality, and feature set of our products for our customers and to adopt advanced development, quality assurance and deployment methodologies.

Intellectual Property

Our commercial success depends in part on our ability to obtain and maintain intellectual property protection for our products and services and our brands, to prevent others from infringing, misappropriating, or otherwise violating our intellectual property rights, to defend and enforce our intellectual property rights, and to operate without infringing, misappropriating, or otherwise violating valid and enforceable intellectual property rights of others. We actively seek to protect intellectual property that we believe is important to our business, which includes maintaining issued patents that we believe cover our products and services or features of the same, and pursuing new patents through patent applications filed with the United States Patent and Trademark Office (the “USPTO”) for processes or other inventions that are commercially or strategically important to developing and maximizing our value. We seek to protect the confidentiality of trade secrets that may be important to our existing businesses or to developing and exploiting new opportunities. We take steps to build and maintain the integrity of our brands, for example, with trademarks and service marks. We rely on a strategy that combines the use of patents, trade secrets, and trademarks, know-how, and license agreements, as well as other intellectual property laws, employment agreements imposing confidentiality and invention assignment obligations, and other contractual protections to establish and protect our intellectual property rights.

Patents

We own patents in several areas of IT technology capabilities. We continue to evaluate new capabilities for advanced protection as they are built within our R&D and security posture management efforts. We also protect our IP during development with any partners - sales, development, processes and support efforts. For new innovations, we intend to seek patent protection either to exclude others from practicing its inventions or to leverage the patent rights for licensing/cross-licensing, whichever may be most appropriate, to further the interests of the business.

Number	Title	Application Date	Grant Date	Expire Date
US 8,347,313	Method and apparatus for automating organization of processes	2009-09-2022	2013-01-01	2025-09-11
US 8,752,069B1	Virtual process collaboration	2012-12-17	2014-06-10	2024-05-21
US 9,390,275B1	System and method for controlling hard drive data change	2015-01-27	2016-07-12	2035-01-27
2021-0011807A1	Methods and systems for recognizing unintended file system changes	2020-07-08	Pending
2021-0012002A1	Methods and systems for recognizing unintended file system changes	2020-07-08	2023-10-10	2041-04-27
US 10,482,243	Multi-threat analyzer array system and method of use	Feb 27, 2017	Nov 19, 2019	2039
US 16,522,145	Phishing detection system and method of use	2019-07-25	2022-10-25	2040-08-30
US 11,524,535	Device, method and system for detecting unwanted conversational media session	2006-09-21	2010-12-07	2029-10-07
US 12,938,191	Device, method and system for detecting unwanted conversational media session	2010-11-02	2012-05-29	2026-09-21
US 12,938,256	Device, method and system for detecting unwanted conversational media session	2010-11-02	2012-05-29	2026-09-21
US 12,938,225	Device, method and system for detecting unwanted conversational media session	2010-11-02	2012-06-05	2026-09-21
EP 19,187,516	PHISHING DETECTION SYSTEM AND METHOD OF USE	2019-07-25	2022-10-25	2040-08-30
US 17,474,121	Phishing detection system and method of use	2021-09-14	Pending
IL 268,279	PHISHING DETECTION SYSTEM AND METHOD OF USE	2019-07-25	2023-11-20
US 8,347,313B2	Method and apparatus for automating organization of processes	2009-09-22	2013-01-01	2025-09-11
US 8,752,069	Virtual process collaboration	2012-12-17	2014-06-10	2024-05-21
US 8,347,313	Method and apparatus for automating organization of processes	2009-09-22	2013-01-01	2025-09-11
US 20,100,169,888A1	Virtual process collaboration	2009-09-22	2010-07-01	2025-09-11
US 6,330,590B1	Preventing delivery of unwanted bulk e-mail	1999-01-05	2001-12-11	2019-01-05
US 11,524,535	Device, method and system for detecting unwanted conversational media session	2006-09-21	2010-12-07	2029-10-07
US 12,938,191	Device, method and system for detecting unwanted conversational media session	2010-11-02	2011-08-02	2026-09-21
US 8,347,313B2	Method and apparatus for automating organization of processes	2009-09-22	2013-01-01	2025-09-11
US 8,752,069	Virtual process collaboration	2012-12-17	2014-06-10	2024-05-21
US 8,347,313	Method and apparatus for automating organization of processes	2009-09-22	2013-01-01	2025-09-11
US 20,100,169,888	Virtual process collaboration	2009-09-22	2010-07-01	2025-09-11
EP19,187,516.0	PHISHING DETECTION SYSTEM AND METHOD	2019-07-22	Being transferred

27

Trade Secrets

We also rely on trade secrets relating to our product and technology, and we maintain the confidentiality of such proprietary information to protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection. We seek to protect our trade secrets and know-how by entering into confidentiality and invention assignment agreements with employees, contractors, consultants, suppliers, customers, and other third parties, who have access to such information. These agreements generally provide that all confidential information concerning our business or financial affairs developed or made known to the individual during the course of the individual’s relationship with us are to be kept confidential and not disclosed to third parties except in specific circumstances.

Trademarks

Our trademark portfolio is designed to protect the brands of our products and services and any future products and services. As of January 1, 2025, we own and presently intend to maintain 10 United States trademark registrations for word marks and logos including for “DATA443”, and “ALL THINGS DATA SECURITY”, “CLASSIDOCS”, “DATAEXPRESS”, “ARALOC”, “FILEFACETS”, “ENTERPRISE ID”, “ARCMAIL”, “DATAHOUND” and “CYREN” in the USA and Europe.

We also make use of, manage, and otherwise enforce the use of several graphical implementations of our service marks in various capacities, including on our website, and with direct marketing and our product lines. These are also managed as part of our normal IP management processes.

Competition

The industry in which we compete is highly competitive. Many companies offer similar products and services for data security. We may be at a substantial disadvantage to our competitors, who have more capital than we do to carry out operations and marketing efforts. We hope to maintain our competitive advantage by offering quality at a competitive price and utilizing our management team’s experience, knowledge, and expertise.

We will face competition from more established companies that have competitive advantages, such as greater name recognition, larger sales, marketing, research and acquisition resources, access to larger customer bases and channel partners, a longer operating history and lower labor and development costs, which may enable them to respond more quickly to new or emerging technologies and changes in customer requirements or devote greater resources to the development, promotion, and sale of their products than we do. Increased competition could result in us failing to attract customers or maintain them. It could also lead to price cuts, alternative pricing structures, or the introduction of products available for free or a nominal price, reduced gross margins, longer sales cycles, and loss of market share. If we are unable to compete successfully against current and future competitors, our business and financial condition may be harmed.

Employees

As of April 1, 2025, we had 19 full-time employees, 1 part-time employee, and 10 independent contractors. We have not experienced any work stoppages, and we consider our relations with our employees to be good. We believe that we will be successful in attracting experienced and capable personnel. Our employees are not represented by any labor union.

Government Regulation

We are subject to the laws and regulations of the jurisdictions in which we operate, which may include business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business are not subject to special regulatory and/or supervisory requirements.

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An emerging growth company may take advantage of certain reduced disclosure and other requirements that are otherwise generally applicable to public companies. As a result, the information that we provide to stockholders may be different than the information you may receive from other public companies in which you hold equity. For example, as long as we are an emerging growth company:

●	we are not required to engage an auditor to report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002, or the Sarbanes-Oxley Act;

●	we are not required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board, or the PCAOB, regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

●	we are not required to submit certain executive compensation matters to stockholder advisory votes, such as “say-on-pay,” “say-on-frequency” and “say-on-golden parachutes”; and

●	we are not required to comply with certain disclosure requirements related to executive compensation, such as the requirement to disclose the correlation between executive compensation and performance and the requirement to present a comparison of our Chief Executive Officer’s compensation to our median employee compensation.

We may take advantage of these reduced disclosure and other requirements until the last day of our fiscal year following the fifth anniversary of the completion of our IPO, or such earlier time that we are no longer an emerging growth company. For example, if certain events occur before the end of such five-year period, including if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our common stock held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period, we will cease to be an emerging growth company.

As mentioned above, the JOBS Act permits us, as an emerging growth company, to take advantage of an extended transition period to comply with new or revised accounting standards applicable to public companies. We have elected not to opt out of the extended transition period which means that when an accounting standard is issued or revised, and it has different application dates for public or private companies, as an emerging growth company, we can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make it difficult or impossible because of the potential differences in accounting standards used to compare our financial statements with the financial statements of a public company that is not an emerging growth company, or the financial statements of an emerging growth company that has opted out of using the extended transition period.

28

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Cautionary Statement

The following discussion and analysis should be read in conjunction with our unaudited financial statements and related notes, beginning on page F-1 of this Offering Circular.

Our actual results may differ materially from those anticipated in the following discussion, as a result of a variety of risks and uncertainties, including those described under Cautionary Statement Regarding Forward-Looking Statements and Risk Factors. We assume no obligation to update any of the forward-looking statements included herein.

Overview

We provide data security and privacy management solutions across the enterprise and in the cloud. With over 10,000 customers, we provide the visibility and control needed to protect data at scale, regardless of format, location, or consumer, and to facilitate compliance with fast-changing global data privacy requirements. Our customers include established leaders and up-and-coming businesses spanning the private and public/government sectors across diverse industries and fields, including financial services, healthcare, manufacturing, retail, technology, and telecommunications.

The mounting ransomware landscape and other threats to data have accelerated the rate at which businesses are adopting data security solutions and we believe that our portfolio of data security and privacy products provides a comprehensive solution set that we believe positions us to capitalize on that increased adoption rate and to establish our products as new data privacy and security standards. Our offerings are anchored in reliable and comprehensive privacy management and equip organizations with a seamless approach to safeguard data, protect against attacks, and otherwise mitigate the most critical risks.

Sector-specific US laws, state-level legislation, and outside-the-United States (OUS) regulations are confounding enterprises of all sizes for whom safeguarding and stewarding data is key, but for whom becoming specialists in privacy and security is not an element of their strategic roadmap. For many of these enterprises, we can bridge the gap between their need to protect data and their need to use their resources to grow their core business by offering turnkey solutions and related counseling and technical support to offset risks from data breaches and security incidents of various types. We provide products and services for the marketplace that are designed to protect data that is stored in the cloud, on-premises, and in hybrid cloud/on-premises environments, and data that is transmitted throughout the enterprise, including but not limited to by remote employees. Our suite of security products focuses on protecting sensitive files and email, confidential customer, patient and employee data, financial records, strategic and product plans, intellectual property and other proprietary information, allowing our customers to create, share, and protect their sensitive data wherever it is stored and however it is used.

We deliver solutions and capabilities that businesses can use in conjunction with their use of established cloud vendors such as Microsoft® Azure, Google® Cloud Platform (GCP), and Amazon® Web Services (AWS), as well as with on-premises databases and database applications and with virtualization platforms, such as those hosted or configured using VMWare®, Citrix®, and Oracle® products.

We sell or plan to sell substantially all of our products and services through a sales model that combines the leverage of a channel sales model or direct account management, thereby providing us with opportunities to grow our current customer base and deliver our value proposition for data privacy and security. We endeavor to use subscription models to license products and services, commonly for a paid in-advance, multiyear term that is auto-renewing. We also make use of channel partners, distributors, and resellers which sell to end-users of the products and services. This approach allows us to maintain close relationships with our customers and benefit from the global reach of our partners. Additionally, we are enhancing our product offerings and go-to-market strategy by establishing technology alliances within the IT infrastructure and security vendor ecosystem. Our sales and marketing focus for new organic growth is on organizations with 500 or more users who are adopting cloud services and can make larger purchases with us over time and have a greater potential lifetime value.

We continue to onboard to cloud-native technology adoption portals such as the Microsoft® Azure Marketplace and the Amazon® AWS Marketplace. Vendors may offer incentives to us as a software and services provider to onboard and market via their marketplace portals.

We strive to create new and innovative products and to improve existing products, proactively identifying and solving the data security needs of our customers.

As cloud adoption continues to accelerate, data privacy requirements get more complex, and data security becomes more challenging, we believe we are well positioned to capture more market share, continue to lead in strategic data security technology development, and prepare organizations for the next epoch in IT data privacy services.

29

Plan of Operations for the Next Twelve Months

Our objective is to further integrate our suite of data security, ransomware protection, and privacy products and offer the products alone or in combination to enterprise customers directly and via our partner channels. We aim to position our products to meet the challenges our customers face - data privacy concerns grow in lockstep with security breaches, the need to continually expand data storage, and to meet telework, telehealth, and remote learning requirements.

We believe that the proceeds of this offering will satisfy our cash requirements for at least the next twelve months.

We have relied on and expect to continue to benefit from strategic acquisitions of products, talent, and an established customer base to contribute to our long-term growth objectives.

Key elements of our growth strategy may be summarized as follows:

Acquisitions. We intend to aggressively pursue acquisitions of other cybersecurity software and service providers focused on the data security sector. We target companies with a developed and/or steady client base, as well as companies with offerings that complement our existing suite of products.

Research & Development; Innovation. We intend to increase our spending on research and development to create new and innovative products and to improve existing products, proactively identifying and solving the data security needs of our clients.

Grow Our Customer Base. We believe the continued challenges businesses face in managing their enterprise data and the ever-evolving landscape of cybersecurity threats will keep the demand high for the type of products and services we offer. We intend to capitalize on this demand by continually developing and curating a collection of products and services that are attractive and relevant to both our established revenue base and to new customers.

Expand Our Sales Capacity. We believe that continuing to expand our sales force will be essential to achieving our expansion and growth. We intend to expand our sales capacity by adding sales and marketing employees, with heavy focus on customer success and leveraging our existing customer relationships.

Revenue Recognition

While we primarily report income based on recognized and deferred revenue, another measurement internally for the business is booked revenues. Management uses this measure to track numerous indicators such as: contract value growth; initial contract value per customer; and certain other values that change quarter-over-quarter. These results may also be subject to, and impacted by, sales compensation plans, internal performance objectives, and other activities. We continue to increase revenue from our existing operations. We generally recognize revenue from customers ratably over the terms of their subscription, which is generally one year at a time. As a result, a substantial portion of the revenue we report in each period is attributable to the recognition of deferred revenue relating to agreements that we executed during previous periods. Consequently, any increase or decline in new sales or renewals in any one period will not be immediately reflected in our revenue for that period. Any such change, however, would affect our revenue in future periods. Accordingly, the effect of downturns or upturns in new sales and potential changes in our rate of renewals may not be fully reflected in our results of operations until future periods.

Acquisition of Certain Assets of Cyren Ltd.

On May 15, 2023 we entered into an agreement to purchase certain assets (the “Cyren Assets”) of Cyren Ltd. (“Cyren”) a company that provided emerging and high-volume risk mitigation services for some of the world’s largest name brand organizations prior to its bankruptcy filing in February 2023. Pursuant to a purchase agreement, the appointed receiver for the Cyren Assets (the “Receiver”) agreed to sell, transfer, assign, convey and deliver to us, and we agreed to purchase from the Receiver, all right, title, and interest in and to the Cyren Assets, as further described in the purchase agreement, as amended on December 12, 2023 (as so amended, the “Purchase Agreement”). On December 15, 2023 we closed the transaction.

Under the terms of the Purchase Agreement, we acquired goodwill, clients, proprietary technology and intellectual property related to three services: threat intelligence, URL categorization and email security. We believe the transaction enhances our existing product portfolio and accelerates the development of next-generation solutions. Cyren’s technology is based on a combination of artificial intelligence, machine learning and big-data analytics, which we believe enables Cyren to identify and mitigate threats in real time, sooner than many competitors.

Cyren’s clients include some of the world’s largest name brand organizations and provides fast-breaking threat detection services and threat intelligence to major firewall vendors, email providers, leading cybersecurity vendors, and other industries such as gaming and e-commerce.

We believe that the Cyren technology, services and customers strengthen our competitive position by broadening our product offerings and enhancing our technological capabilities.

30

Results of Operations

Three Months Ended March 31, 2025, Compared to the Three Months Ended March 31, 2024. Our operations for the three months ended March 31, 2025 and 2024 are outlined below:

	Three Months Ended March 31
	2025	2024	$ Change	% Change
Revenue	$1,166,589	$1,511,058	$(344,469)	(23)%
Cost of revenue	373,150	612,958	(239,808)	(39)%
Gross Profit	793,439	898,100	(104,661)	(12)%
Gross Profit Percentage	68%	59%

Operating expense	1,135,717	1,458,413	(322,696)	(22)%
Other income (expense)	(334,386)	(1,068,846)	734,460	(69)%
Net loss	$(676,664)	$(1,629,159)	$952,495	(58)%

Revenue. The decrease in revenue is due to our acquisition of intellectual property from the Appointed Receiver for the Assets of Cyren Ltd which resulted in catchup payments which were one-time payments.. However, we continue to see organic growth in increased consumption of our services that contain storage or volume components, matching our expectations and as is reflected in our continuing Annual Recurring Revenue (“ARR’) growth.

Cost of Revenue. Cost of revenue consists of direct expenses, such as labor, shipping, and supplies. The decrease in cost of revenue is a result of our significant efforts to reduce/minimize the operating footprint of the Cyren Assets and our significant cost saving efforts.

Operating Expenses. For the three months ended March 31, 2025 and 2024 our operating expenses were as follows:

	Three Months Ended March 31,
	2025	2024	$ Change	% Change

General and administrative	$1,116,793	$1,173,304	$(56,511)	(5)%
Sales and marketing	18,924	285,109	(266,185)	(93)%
Total operating expenses	$1,135,717	$1,458,413	$(322,696)	(22)%

General and Administrative Expenses. The general and administrative expenses primarily consisted of management costs, costs to integrate assets we acquired and to expand sales, product enhancements, audit and review fees, filing fees, professional fees, and other expenses related to SEC reporting, in connection with the projected growth of our business. Additionally, we continue to incur specific one-time costs in relation to our planned national exchange-based uplisting, additional financing activities and related functions. The decrease in general and administrative expense was primarily due to our significant cost saving efforts.

Sales and Marketing Expenses. The sales and marketing expenses primarily consisted of additional focus on cross-sell, upsell and growth in existing contracts from customers. As our retention activities of the assets of Cyren customer base has largely transitioned to increased consumption and quality of service delivery efforts. The decrease in sales and marketing expense is primarily due to changes staffing related to the sales function.

Other income (expense). Other income (expenses) for the three months ended March 31, 2025 consisted primarily of interest expense. Other expenses for the three months ended March 31, 2024 consisted of interest expense.

Net Loss. Net loss decreased 58% from $1,629,159 for the three months ended March 31, 2024 to $676,664 for the three months ended March 31, 2025. The net loss was mainly derived from an operating loss of $342,278, and interest expense of $331,293. The net loss for the three months ended March 31, 2024 was mainly derived from an operating loss of $560,313, and interest expense of $1,065,892. The decrease in Net Loss was primarily due to the decrease in cost of revenue and a decrease in interest expense.

31

Year Ended December 31, 2024 Compared to the Year Ended December 31, 2023. Our operations for the year ended December 31, 2024 and 2023 are outlined below:

	Years Ended December 31,
	2024	2023	Change	%
Revenue	$4,872,422	5,578,942	$(706,520)	(13)%
Cost of revenue	2,023,623	1,726,187	297,436	17%
Gross Profit	2,848,799	3,852,755	(1,003,956)	(26)%
Gross Profit Percentage	58%	69%

Operating expense	5,913,323	6,637,214	(723,891)	(11)%
Other expense	(3,022,658)	(1,460,249)	(1,562,409)	107%
Net loss	(6,087,182)	(4,244,708)	(1,842,474)	43%

Revenue. The decrease in revenue is due to our acquisition of intellectual property, accounts receivable, and other assets from the Appointed Receiver for the Assets of Cyren Ltd which resulted in catchup payments for 2023 which were one-time payments. We also believe that some customers and prospective customers were reluctant to consider deals regarding new business opportunities due to concerns based on economic uncertainty and other global events. However, we continue to see organic growth in increased consumption of our services that contain storage or volume components, matching our expectations and as is reflected in our continuing Annual Recurring Revenue (“ARR’) growth.

Cost of Revenue. Cost of revenue consists of direct expenses, such as labor, shipping, and supplies. The increase in cost of revenue is a result of the additional costs associated with our acquisition of intellectual property, accounts receivable, and other assets from the Appointed Receiver for the Assets of Cyren Ltd.

Operating Expenses. For the years ended December 31, 2024 and 2023, our operating expenses are as follows:

	Years Ended December 31,
	2024	2023	Change	%
Operating expenses
General and administrative	5,276,032	6,149,243	(873,211)	(14)%
Sales and marketing	637,291	487,971	149,320	31%
Total operating expenses	5,913,323	6,637,214	(723,891)	(11)%

General and Administrative Expenses. The general and administrative expenses primarily consisted of management costs, costs to integrate assets we acquired and to expand sales, product enhancements, audit and review fees, filing fees, professional fees, and other expenses related to SEC reporting, in connection with the projected growth of our business. Additionally, we continue to incur specific one-time costs in relation to our planned Nasdaq Capital Markets uplist, additional financing activities and related functions. The decrease in general and administrative expense was primarily due to the Company’s cost cutting measures.

Sales and Marketing Expenses. The sales and marketing expenses primarily consisted of continuing to shift our sales operation toward an inbound model, continued high focus on renewals and customer success operations as well as our focus on re-engaging former customers of the Cyren products that we acquired. The increase in sales and marketing expense was primarily due to our continued efforts to drive renewals and improve the selling process.

32

Other income (expense). Other income (expenses) for the year ended December 31, 2024 consisted primarily of interest expense of $2,742,421, loss on settlement of $160,304 related to settlement with former employee, and loss on investment of $115,000 related to terminated acquisition. Other expenses for the year ended December 31, 2023 consisted of interest expense of $6,417,407 and forgiveness of debt of $4,913,181 and $43,977 in other income.

Net Loss. Net loss increase 43% from $4,244,708 for the year ended December 31, 2023 to $6,087,182 for year ended December 31, 2024. The net loss was mainly derived from an operating loss of $3,064,524 and interest expense of $2,742,421, loss on settlement of $160,304 and loss on investment deposit of $115,000. The net loss for the year ended December 31, 2023 was mainly derived from an operating loss of $2,784,459 and interest expense of $6,417,407 and settlement of debt of $4,913,181.

Liquidity and Capital Resources

At March 31, 2025. The following table provides selected financial data about our company as of March 31, 2025 and December 31, 2024, respectively.

	March 31, 2025	December 31, 2024	Change	%
Current assets	$173,037	$199,984	$(26,947)	(13)%
Current liabilities	$17,187,701	$16,981,610	$206,091	1%
Working capital deficiency	$(17,014,664)	$(16,781,626)	$(233,038)	(1)%

We require cash to fund our operating expenses and working capital requirements, including outlays for capital expenditures. As of March 31, 2025, we had cash balance of $17,651 and our principal sources of liquidity were trade accounts receivable of $155,386, as compared to cash of $168,208 and trade accounts receivable of $31,776 as of December 31, 2024.

During the last two years, and through the date of this Report, we have faced an increasingly challenging liquidity situation that has limited our ability to execute our operating plan. We will need to obtain capital to continue operations. There is no assurance that we will be able to secure such funding on acceptable terms. During the three months ended March 31, 2025, we reported a loss from operations of $342,278.

As of March 31, 2025, we had assets of cash in the amount of $17,651 and other current assets in the amount of $155,386. As of March 31, 2025, we had current liabilities of $17,187,701. Our accumulated deficit as of March 31, 2025 was $62,420,682.

As of December 31, 2024, we had assets of cash in the amount of $168,208 and other current assets in the amount of $31,776. As of December 31, 2024, we had current liabilities of $16,981,610. We accumulated deficit as of December 31, 2024 was $61,744,018.

The revenues generated from our current operations will not be sufficient to fund our planned growth. We will require additional capital to continue to operate our business, and to further expand our business. Sources of additional capital through various financing transactions or arrangements with third parties may include equity or debt financing, bank loans or revolving credit facilities. We may not be successful in locating suitable financing transactions in the time period required or at all, and we may not obtain the capital we require by other means. Unless we can attract additional investment, our operating as a going concern is in doubt.

We are now obligated to file annual, quarterly and current reports with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In addition, the Sarbanes-Oxley Act of 2002 (“Sarbanes-Oxley”) and the rules subsequently implemented by the SEC and the Public Company Accounting Oversight Board (“PCAOB”) have imposed various requirements on public companies, including requiring changes in corporate governance practices. We expect these rules and regulations to increase our legal and financial compliance costs and to make some activities of ours more time-consuming and costly. In order to meet the needs to comply with the requirements of the Exchange Act, we will need investment of capital.

Management has determined that additional capital will be required in the form of equity or debt securities. There is no assurance that management will be able to raise capital on terms acceptable to us, or at all.

33

If we are unable to obtain sufficient amounts of additional capital, we may have to cease filing the required reports and cease operations completely. If we obtain additional funds by selling any of our equity securities or by issuing common stock to pay current or future obligations, the percentage ownership of our stockholders will be reduced, stockholders may experience additional dilution, or the equity securities may have rights preferences or privileges senior to the common stock.

At December 31, 2024. The following table provides selected financial data about us as of December 31, 2024 and 2023, respectively.

	December 31, 2024	December 31, 2023	Change	%
Current assets	$199,984	$423,805	$(223,821)	(53)%
Current liabilities	$16,981,610	$13,801,416	$3,180,194	23%
Working capital deficiency	$(16,781,626)	$(13,377,611)	$(3,404,015)	(25)%

We require cash to fund our operating expenses and working capital requirements, including outlays for capital expenditures. As of December 31, 2024, our principal sources of liquidity were cash of $168,208, trade accounts receivable of $31,776 and prepaid and other current assets of $-0-, as compared to cash of $84,570, trade accounts receivable of $309,768 and prepaid and other current assets of $29,467 as of December 31, 2023.

During the last two years, and through the date of this Report, we have faced an increasingly challenging liquidity situation that has limited our ability to execute our operating plan. We will need to obtain capital to continue operations. There is no assurance that we will be able to secure such funding on acceptable terms. During the year ended December 31, 2024 and 2023, we reported a loss from operations of $3,064,524, and $2,784,459, respectively, and had net cash flows provided by operating activities of $1,275,006 and $782,101, respectively, for the same periods.

As of December 31, 2024, we had assets of cash in the amount of $168,208 and other current assets in the amount of $31,776. As of December 31, 2024, we had current liabilities of $16,981,610. We accumulated deficit as of December 31, 2024 was $61,744,018.

As of December 31, 2023, we had assets of cash in the amount of $84,570 and other current assets in the amount of $339,235. As of December 31, 2023, we had current liabilities of $13,801,416. We accumulated deficit as of December 31, 2023 was $55,656,836.

Cash Flow

Three Months Ended March 31, 2025 and 2024.

	Three Months Ended March 31,
	2025	2024	Change
Cash provided by (used in) operating activities	$(164,330)	$213,303	$(377,633)
Cash used in investing activities	$-	$-	$-
Cash provided by financing activities	$13,773	$(292,810)	$306,583
Cash on hand	$17,651	$5,063	$12,588

Operating Activities. During the three months ended March 31, 2025, we used $164,330 from operating activities, compared to $213,303 provided by during the three months ended March 31, 2024.

Investing Activities. During the three months ended March 31, 2025, we used $-0- funds in investing activities. During the three months ended March 31, 2024, we used funds in investing activities of $-0- to acquire property and equipment.

34

Financing Activities. During the three months ended March 31, 2025, we raised $132,500 from issuance of convertible debt; proceeds from related party of $6,583; repayment of convertible note payable of $50,000, and repayment of $75.310 on notes payable. For March 31, 2025 we had net cash inflows for financing activities of $13,773. By comparison, during the March 31, 2024, we raised $70,000 from issuance of convertible debt; proceeds from related party of $52,781; repayment of convertible note payable of $132,589 repayment of $204,902 on notes payable; and repayment to related party of $78,100. For March 31, 2024 we had net cash outflows for financing activities of $292,810.

Years Ended December 31, 2024 and 2023.

	Years Ended December 31,
	2024	2023	Change
Cash provided by operating activities	$1,275,006	$782,101	$492,905
Cash used in investing activities	$(115,000)	$(1,685,523)	$1,570,523
Cash used in financing activities	$(1,076,368)	$986,280	$(2,062,648)
Cash on hand	$168,208	$84,570	$83,638

Operating Activities. During the year ended December 31, 2024, we provided $1,275,006 in operating activities, compared to using $782,101 during the year ended December 31, 2023. The increase in cash used in operating activities was primarily due to a decrease in operating liabilities.

Investing Activities. During the year ended December 31, 2024, investing activities were $115,000 as a deposit on investment which was not completed and recorded as a loss in investment. During the year ended December 31, 2023, we used funds in investing activities of $1,685,523 to acquire intellectual property and to acquire property and equipment.

Financing Activities. During the year ended December 31, 2024, we raised $290,000 from the issuance of convertible debt; $-0- from the issuance of notes payable; and, $288,406 from loans from a related party; repayment of convertible note payable of $303,488; repayment of $865,746 on notes payable; and repayment to a related party of $485,540. By comparison, during the year ended December 31, 2023, we raised $1,067,631 from the issuance of convertible debt; $1,689,868 from the issuance of notes payable; and, $422,935 from loans from a related party; repayment of convertible note payable of $438,059; repayment of $1,562,535 on notes payable; and repayment to a related party of $193,560.

We depend upon receiving capital investment or other financing to fund our ongoing operations and execute our business plan. In addition, we are dependent upon our controlling stockholder to provide continued funding and capital resources. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations.

We are dependent upon the receipt of capital investment or other financing to fund our ongoing operations and to execute our business plan. If continued funding and capital resources are unavailable at reasonable terms, we may not be able to implement our plan of operations.

Off-Balance Sheet Arrangements

As of March 31, 2025, and December 31, 2024, we did not have any off-balance sheet arrangements.

Critical Accounting Policies

Critical Accounting Policies and Significant Judgments and Estimates. The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and reported amounts of income and expense during the reporting periods presented.

35

Our critical estimates include revenue recognition and intangible assets. Although we believe that these estimates are reasonable, actual results could differ from those estimates given a change in conditions or assumptions that have been consistently applied. We also have other policies that we consider key accounting policies, such as our policy for revenue recognition, however, the application of these policies does not require us to make significant estimates or judgments that are difficult or subjective.

The critical accounting policies used by management and the methodology for its estimates and assumptions are as follows:

Convertible Financial Instruments. We bifurcate conversion options from their host instruments and accounts for them as free standing derivative financial instruments if certain criteria are met. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under otherwise applicable generally accepted accounting principles with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument. An exception to this rule is when the host instrument is deemed to be conventional, as that term is described under applicable GAAP.

When we have determined that the embedded conversion options should not be bifurcated from their host instruments, discounts are recorded for the intrinsic value of conversion options embedded in the instruments based upon the differences between the fair value of the underlying Common Stock at the commitment date of the transaction and the effective conversion price embedded in the instrument.

Stock-Based Compensation. We measure the cost of services received in exchange for an award of equity instruments based on the fair value of the award. For employees and directors, the fair value of the award is measured on the grant date. For non-employees, as per ASU No. 2018-7, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Stock-Based Payment Accounting, remeasurement is not required. The fair value amount is then recognized over the period during which services are required to be provided in exchange for the award, usually the vesting period. Stock-based compensation expense is recorded by us in the same expense classifications in the consolidated statements of operations, as if such amounts were paid in cash. Also, refer to Note 1 – Summary of Significant Accounting Policies, in the consolidated financial statements that are included in this Annual Report.

36

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Our current director and executive officers, their ages, positions held, and duration of such, are as follows:

Name	Position	Age	Date First Elected or Appointed

Jason Remillard	President; Chief Executive Officer; Chairman; Secretary	51	November 2017

Greg McCraw	Chief Financial Officer	61	September 2022

Each of our directors holds office until the next annual meeting of our stockholders or until his or her successor has been elected and qualified, or until his or her earlier death, resignation, or removal. Our executive officers are appointed by our Board and serve until their respective successors are elected and appointed and qualify until their earlier resignation or removal from office.

Certain information regarding the backgrounds of each of our officers and directors is set forth below.

Jason Remillard. Jason Remillard is our President, Chief Executive Officer and Director, positions he has held since November 2017. Mr. Remillard has led software organizations of all sizes throughout his career. In addition to product management, development, and marketing, he has delivered strategic consulting for leading organizations worldwide in both cyber-security and IT operations capabilities. He has had a distinguished career of over 25 years in the enterprise information technology business, providing services worldwide. He has been in all three of the recognized aspects of information technology: (i) as a vendor; (ii) as an implementer; and (iii) as a customer. Mr. Remillard has developed, delivered, and sold pervasive solutions and products for companies culminating in four successful market exits.

Immediately prior to forming our company, from 2016 until 2017, Mr. Remillard built ClassiDocs™, an award-winning data privacy and compliance product. During this period, he focused on enterprise customer relationships, strategic industry partnerships, and setting the foundation for a new and unique entry into the global and growing data privacy and compliance marketplace. Prior to this, he served as VP of Security Architecture and Engineering for Deutsche Bank and managed a large and complex portfolio of technology and staff globally, including risk management, data security, and enterprise compliance programs. From 2011 to 2014, Mr. Remillard led a large global diversified security products portfolio for Dell Software (formerly Quest Software), with over 4,000 active customers, development & marketing teams, and international distribution channels. From 2003 to 2009, Mr. Remillard was a management consultant for IBM Corporation. Prior to his time at IBM, he developed, marketed, and successfully managed five other startups in the cybersecurity space.

Mr. Remillard holds an MBA from the Richard Ivey School of Business (London, ON, Canada). He is also a Certified Information Systems Security Professional (CISSP). Mr. Remillard is a founding member of the Blockchain Executive Group; former VP of CISO Global Security Architecture and Engineering at Deutsche Bank; Senior Product Manager for Dell/Quest Software; Management Consultant for IBM; and Strategic Consultant for RBC Bank, TD Bank. Based on his experience and expertise in data security, we believe Mr. Remillard is qualified to serve as our President, Chief Executive Officer and Director.

Greg McCraw. Effective September 6, 2022, Greg McCraw was appointed as our Chief Financial Officer. Mr. McCraw, 59, has more than 30 years of experience in public and corporate accounting and finance for US and international publicly listed companies, specializing in US GAAP financial reporting requirements. He advised and assisted public companies, government-sponsored entities, and federal agencies in restating and filing timely reporting as well as monitoring regulatory compliance. Immediately prior to joining Data443 Data Risk Mitigation, Inc, Mr. McCraw was the Vice President of Finance for Light Wave Dental Management from January 2021 through August 2022. From August 2016 until January 2021, he was Managing Director of FMAC Group, LLC, a finance and accounting consulting firm providing services to top 100 financial institutions. Mr. McCraw is a North Carolina State University graduate with a BA in Accounting, Certified Public Accountant licensed in NC, and Certified in Financial Forensics by the AICPA.

Family Relationships

There are no family relationships between any of our officers and directors.

Legal Proceedings

To our knowledge, (a) no director or executive officer has been a director or executive officer of any business which has filed a bankruptcy petition or had a bankruptcy petition filed against it during the past ten years; (b) no director or executive officer has been convicted of a criminal offense or is the subject of a pending criminal proceeding during the past ten years; (c) no director or executive officer has been the subject of any order, judgment or decree of any court permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities during the past ten years; and (d) no director or officer has been found by a court to have violated a federal or state securities or commodities law during the past ten years.

37

Corporate Governance

Board Committees and Charters. Our board of directors does not maintain a separate audit, nominating and corporate governance or compensation committee. Functions customarily performed by such committees are performed by our board of directors as a whole. We do not currently have an “audit committee financial expert” since we currently do not have an audit committee.

Code of Business Conduct. We have adopted a Code of Conduct and Business Ethics that applies to our directors, officers, employees and independent contractors The Code of Conduct and Business Ethics is filed as an exhibit to this Annual Report.

Board Diversity. While we do not have a formal policy on diversity, our board of directors considers diversity to include the skill set, background, reputation, type and length of business experience of our board of directors members, as well as, a particular nominee’s contributions to that mix. Our board of directors believes that diversity brings a variety of ideas, judgments, and considerations that can benefit our stockholders and us.

Shareholder Communications

Our company welcomes comments and questions from our shareholders. Shareholders should direct all communications to our Chief Executive Officer, Jason Remillard, at our executive offices. However, while we appreciate all comments from shareholders, we may not be able to respond individually to all communications. We attempt to address shareholder questions and concerns in our press releases and documents filed with OTC Markets, so that all shareholders have access to information about us at the same time. Mr. Remillard collects and evaluates all shareholder communications. All communications addressed to our directors and executive officers will be reviewed by those parties, unless the communication is clearly frivolous.

38

EXECUTIVE COMPENSATION

As of the date of this Offering Circular, there are no annuity, pension or retirement benefits proposed to be paid to officers, directors or employees of our company, pursuant to any presently existing plan provided by or contributed to by our company.

Summary Compensation Table

The following table sets forth certain compensation awarded to, earned by, or paid to the following “named executive officers,” which is defined as follows:

(a)	all individuals serving as our principal executive officer during the years ended December 31, 2024 and 2023; and

(b)	all individuals serving as our principal financial officer during the years ended December 31, 2024 and 2023.

We did not have any individuals for whom disclosure would have been required but for the fact that the individual was not serving as an executive officer as of the fiscal year ended December 31, 2024.

			Stock	Option	All Other
	Fiscal	Salary	Awards	Awards	Compensation	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)

Jason Remillard	2024	$180,000	$180,000	$140,000	-	$500,000
Chief Executive Officer and Director(1)	2023	$180,000	$180,000	$140,000	-	$500,000

Greg McCraw	2024	$180,000	$180,000	$140,000	-	$500,000
Chief Financial Officer(2)	2023	$180,000	$180,000	$140,000	-	$500,000

(1) Mr. Remillard served as our Chief Financial Officer from January 24, 2020, until December 3, 2021.

(2) Mr. McCraw has served as our Chief Financial Officer since September 6, 2022.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding outstanding stock options and stock awards held by our Named Executive Officers as of December 31, 2024:

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options: Exercisable	Number of Securities Underlying Unexercised Options: Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Jason Remillard	3	-	-	$37,440,000	12/30/2028	-	-	-	-
	-	1	-	$6,037,200	02/09/2031	-	-	-	-
	530	-	-	$1,122	11/15/2027	-	-	-	-
	176	-	-	$198	01/03/2033	-	-	-	-
	1,458	-	-	$24	04/09/2033	-	-	-	-
	2,188	-	-	$15.99	07/03/2033	-	-	-	-
	2,626	-	-	$13.13	10/09/2033	-	-	-	-
	10,057	-	-	$3.48	07/02/2034	-	-	-	-
	15,837	-	-	$2.21	05/07/2034	-	-	-	-
	-	-	-	-	-	1	$157	-	-	*

Greg McCraw	70	-	-	$1,020	11/15/2027	-	-	-	-
	194	-	-	$180	01/03/2033	-	-	-	-
	1,458	-	-	$24	04/09/2033	-	-	-	-
	2,845	-	-	$12.30	07/03/2033	-	-	-	-
	2,888	-	-	$12.12	10/09/2033	-	-	-	-
	11,076	-	-	$3.16	07/02/2034	-	-	-	-
	17,413	-	-	$2.01	11/07/2034	-	-	-	-
	86,957	-	-	$1.15	05/31/2034

39

Employment Agreements

Jason M. Remillard Employment Agreement. Effective March 1, 2019, we and Mr. Remillard entered into an employment agreement (the “Remillard Employment Agreement”) providing for at-will employment, each party having the right to terminate the employment relationship at any time for any reason or no reason.

The Remillard Employment Agreement provides that Mr. Remillard will be employed by us as President and Chief Executive Officer. Under the Remillard Employment Agreement, Mr. Remillard receives a base salary of $180,000 annually. Mr. Remillard is also entitled to receive restricted stock units (“RSUs”) every three months until such time as Mr. Remillard is no longer employed by us. Each RSA consists of a number of shares of our Common Stock equal to the value of $45,000 under our 2019 Omnibus Incentive Plan (the “2019 Plan”). The RSUs vest in full six months from date of grant.

Each quarter, Mr. Remillard is also entitled to receive incentive stock options to purchase Common Stock up to a value of $35,000, in accordance with the vesting schedule determined by the administrator of the 2023 Plan.

Under the Remillard Employment Agreement, Mr. Remillard is entitled to participate in all employee benefit programs that we establish and make available to our employees from time to time, including our health and dental plans.

Greg McCraw Employment Agreement. Effective September 6, 2022, Mr. McCraw and the Company entered into an employment agreement (the “McCraw Employment Agreement”) providing for at-will employment, each party having the right to terminate the employment relationship at any time for any reason or no reason.

The McCraw Employment Agreement provides that Mr. McCraw will be employed by the Company as Chief Financial Officer. Under the McCraw Employment Agreement, Mr. McCraw’s receives a base salary of $180,000 annually. Mr. McCraw is also entitled to receive RSUs every three months until such time as Mr. McCraw is no longer employed by the Company. Each RSU consists of a number of shares of Common Stock equal to the value of $45,000 under the 2019 Plan. The RSUs vest in full six months from date of grant.

Each quarter, Mr. McCraw is also entitled to receive incentive stock options to purchase Common Stock up to a value of $35,000, in accordance with the vesting schedule determined by the administrator of the 2023 Plan.

Under the McCraw Employment Agreement, Mr. McCraw is entitled to participate in all employee benefit programs that we establish and make available to our employees from time to time, including our health and dental plans

Director Compensation

Our board of directors does not currently receive any consideration for their services as members of our board of directors. Our board of directors reserves the right in the future to award the members of the board of directors cash or stock-based consideration for their services to us, which awards, if granted shall be in the sole determination of the board of directors.

Executive Compensation Philosophy

Our board of directors determines the compensation given to our executive officers in their sole determination. Our board of directors reserves the right to pay our executive or any future executives a salary, and/or issue them shares of Common Stock in consideration for services rendered and/or to award incentive bonuses which are linked to our performance, as well as to the individual executive officer’s performance. This package may also include long-term stock-based compensation to certain executives, which is intended to align the performance of our executives with our long-term business strategies. Additionally, while our board of directors has not granted any performance base stock options to date, the board of directors reserves the right to grant such options in the future, if the board of directors in its sole determination believes such grants would be in our best interests.

Incentive Bonus

Our board of directors may grant incentive bonuses to our executive officers and/or future executive officers in its sole discretion, if the board of directors believes such bonuses are in our best interests, after analyzing our current business objectives and growth, if any, and the amount of revenue we are able to generate each month, which revenue is a direct result of the actions and ability of such executives.

40

Employee Benefit Plans – 2023 Equity Incentive Plan

In order to attract, retain and motivate executive talent necessary to support our long-term business strategy we may award our executives and any future executives with long-term, stock-based compensation in the future, at the sole discretion of our Board of Directors. In December 2023, our Board of Directors and the majority of our stockholders approved our 2023 Equity Incentive Plan (the “2023 Plan”). The 2023 Plan became effective on January 22, 2024. The following is a summary of the material features of the 2023 Plan is qualified in its entirety by the full text of the 2023 Plan, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Purpose. The purpose of the 2023 Plan is to enhance our ability to attract, retain and motivate persons who make (or are expected to make) important contributions to our company by providing these individuals with equity ownership opportunities and/or equity-linked compensatory opportunities.

Eligibility. Persons eligible to participate in the 2023 Plan will be the officers, employees, non-employee directors and consultants our company and our subsidiaries as selected from time to time by the plan administrator in its discretion.

Administration. The 2023 Plan will be administered by the compensation committee of our board of directors, our board of directors or such other similar committee pursuant to the terms of the 2023 Plan. The plan administrator, which initially will be the compensation committee of our board of directors, will have full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2023 Plan. The plan administrator may delegate to one or more of our officers the authority to grant awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act.

Share Reserve. An aggregate of 800,000 shares of Common Stock may be issued under the 2023 Plan. Shares underlying any awards under the 2023 Plan that are forfeited, cancelled, held back to cover the exercise price or tax withholding, satisfied without the issuance of stock or otherwise terminated (other than by exercise) will be added back to the shares available for issuance under the 2023 Plan. The payment of dividend equivalents in cash shall not count against the share reserve.

Annual Limitation on Awards to Non-Employee Directors. The 2023 Plan contains a limitation whereby the grant date value of all awards under the 2023 Plan and all other cash compensation paid by the Company to any non-employee director may not exceed $250,000 in any calendar year, although the Company’s board of directors may, in its discretion, make exceptions to the limit in extraordinary circumstances.

Types of Awards. The 2023 Plan provides for the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, and other stock or cash based awards, or collectively, awards. Unless otherwise set forth in an individual award agreement, each award shall vest over a two-year period, with one-half of the award vesting on the first annual anniversary of the date of grant, with the remainder of the award vesting monthly thereafter.

Stock Options. The 2023 Plan permits the granting of both options to purchase shares of common stock intended to qualify as incentive stock options under Section 422 of the Code and options that do not so qualify. Options granted under the 2023 Plan will be nonqualified options if they fail to qualify as incentive stock options or exceed the annual limit on incentive stock options. Incentive stock options may only be granted to employees of the Company and its subsidiaries. Nonqualified options may be granted to any persons eligible to receive awards under the 2023 Plan.

The exercise price of each option will be determined by the plan administrator but generally may not be less than 100% of the fair market value of the Common Stock on the date of grant or, in the case of an incentive stock option granted to a 10% stockholder, 110% of such share’s fair market value. The term of each option will be fixed by the plan administrator and may not exceed ten years from the date of grant (or five years for an incentive stock option granted to a 10% stockholder). The plan administrator will determine at what time or times each option may be exercised, including the ability to accelerate the vesting of such options.

Upon exercise of options, the exercise price must be paid in full either in cash, check, or, with the approval of the plan administrator, by delivery (or attestation to the ownership) of shares of Common Stock that are beneficially owned by the optionee free of restrictions or were purchased in the open market. Subject to applicable law and approval of the plan administrator, the exercise price may also be made by means of a broker-assisted cashless exercise. In addition, the plan administrator may permit nonqualified options to be exercised using a “net exercise” arrangement that reduces the number of shares issued to the optionee by the largest whole number of shares with fair market value that does not exceed the aggregate exercise price.

Stock Appreciation Rights. The plan administrator may award stock appreciation rights subject to such conditions and restrictions as it may determine. Stock appreciation rights entitle the recipient to shares of common stock, or cash, equal to the value of the appreciation in the Company’s stock price over the exercise price. The exercise price generally may not be less than 100% of the fair market value of common stock on the date of grant. The term of each stock appreciation right will be fixed by the plan administrator and may not exceed ten years from the date of grant. The plan administrator will determine at what time or times each stock appreciation right may be exercised, including the ability to accelerate the vesting of such stock appreciation rights.

41

Restricted Stock. The plan administrator may award restricted shares of common stock subject to such conditions and restrictions as it may determine. These conditions and restrictions may include the achievement of certain performance goals and/or continued employment with the Company or its subsidiaries through a specified vesting period. Unless otherwise provided in the applicable award agreement, the participant generally will have the rights and privileges of a stockholder as to such restricted shares, including without limitation the right to vote such restricted shares and the right to receive dividends, if applicable.

Restricted Stock Units and Dividend Equivalents. The plan administrator may award restricted stock units which represent the right to receive common stock at a future date in accordance with the terms of such grant upon the attainment of certain conditions specified by the plan administrator. Restrictions or conditions could include, but are not limited to, the attainment of performance goals, continuous service with the Company or its subsidiaries, the passage of time or other restrictions or conditions. The plan administrator determines the persons to whom grants of restricted stock units are made, the number of restricted stock units to be awarded, the time or times within which awards of restricted stock units may be subject to forfeiture, the vesting schedule, and rights to acceleration thereof, and all other terms and conditions of the restricted stock unit awards. The value of the restricted stock units may be paid in common stock, cash, other securities, other property, or a combination of the foregoing, as determined by the plan administrator.

A participant holding restricted stock units will have no voting rights as stockholders. Prior to settlement or forfeiture, restricted stock units awarded under the 2023 Plan may, at the plan administrator’s discretion, provide for a right to dividend equivalents. Such right entitles the holder to be credited with an amount equal to all dividends paid on one share of common stock while each restricted stock unit is outstanding. Dividend equivalents may be converted into additional restricted stock units. Settlement of dividend equivalents may be made in the form of cash, common stock, other securities, other property, or a combination of the foregoing. Prior to distribution, any dividend equivalents will be subject to the same conditions and restrictions as the restricted stock units to which they attach.

Other Stock or Cash Based Awards. Other stock or cash based may be granted either alone, in addition to, or in tandem with, other awards granted under the 2023 Plan and/or cash awards made outside of the 2023 Plan. The plan administrator shall have authority to determine the persons to whom and the time or times at which such awards will be made, the amount of such awards, and all other conditions, including any dividend and/or voting rights.

Changes in Capital Structure. The 2023 Plan requires the plan administrator to make appropriate adjustments to the number of shares of Common Stock that are subject to the 2023 Plan, to certain limits in the 2023 Plan, and to any outstanding awards to reflect stock dividends, stock splits, extraordinary cash dividends and similar events.

Change in Control. Except as set forth in an award agreement issued under the 2023 Plan, in the event of a change in control (as defined in the 2023 Plan), each outstanding stock award (vested or unvested) will be treated as the plan administrator determines, which may include (i) the Company’s continuation of such outstanding stock awards (if the Company is the surviving corporation); (ii) the assumption of such outstanding stock awards by the surviving corporation or its parent; (iii) the substitution by the surviving corporation or its parent of new stock options or other equity awards for such stock awards; (iv) the cancellation of such stock awards in exchange for a payment to the participants equal to the excess of (A) the fair market value of the shares subject to such stock awards as of the closing date of such corporate transaction over (B) the exercise price or purchase price paid or to be paid (if any) for the shares subject to the stock awards (which payment may be subject to the same conditions that apply to the consideration that will be paid to holders of shares in connection with the transaction, subject to applicable law); (v) provide that such award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the 2023 Plan or the provisions of such Award; or (vi) provide that the award will terminate and cannot vest, be exercised or become payable after the applicable event.

The 2023 Plan provides that a stock award may be subject to additional acceleration of vesting and exercisability upon a change in control as may be provided in the award agreement for such stock award, but in the absence of such provision, no such acceleration will occur.

42

Tax Withholding. Participants in the 2023 Plan are responsible for the payment of any federal, state or local taxes that the Company or its subsidiaries are required by law to withhold upon the exercise of options or stock appreciation rights or vesting of other awards. The plan administrator may cause any tax withholding obligation of the Company or its subsidiaries to be satisfied, in whole or in part, by the applicable entity withholding from shares of Common Stock to be issued pursuant to an award a number of shares with an aggregate fair market value that would satisfy the withholding amount due. The plan administrator may also require any tax withholding obligation of the Company or its subsidiaries to be satisfied, in whole or in part, by an arrangement whereby a certain number of shares issued pursuant to any award are immediately sold and proceeds from such sale are remitted to the Company or its subsidiaries in an amount that would satisfy the withholding amount due.

Transferability of Awards. The 2023 Plan generally does not allow for the transfer or assignment of awards, other than by will or by the laws of descent and distribution; however, the plan administrator has the discretion to permit awards (other than incentive stock options) to be transferred by a participant.

Term. The 2023 Plan became effective on January 22, 2024, and unless terminated earlier, the 2023 Plan will continue in effect for a term of ten years, after which time no awards may be granted under the 2023 Plan.

Amendment and Termination. The Company’s board of directors and the plan administrator may each amend, suspend, or terminate the 2023 Plan and the plan administrator may amend or cancel outstanding awards, but no such action may materially and adversely affect rights under an award without the holder’s consent. Certain amendments to the 2023 Plan will require the approval of the Company’s stockholders. Generally, without stockholder approval, (i) no amendment or modification of the 2023 Plan may reduce the exercise price of any stock option or stock appreciation right, (ii) the plan administrator may not cancel any outstanding stock option or stock appreciation right where the fair market value of the common stock underlying such stock option or stock appreciation right is less than its exercise price and replace it with a new option or stock appreciation right, another award or cash and (iii) the plan administrator may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange.

All stock awards granted under the 2023 Plan will be subject to recoupment in accordance with any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the U.S. Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law. In addition, the Company’s board of directors may impose such other clawback, recovery or recoupment provisions in a stock award agreement as the board of directors determines necessary or appropriate.

Material United States Federal Income Tax Considerations. The following is a summary of the material U.S. federal income tax considerations related to awards and certain transactions under the 2023 Plan, based upon the current provisions of the Code and regulations promulgated thereunder. The rules governing the tax treatment of such awards are quite technical, so the following discussion of tax consequences is necessarily general in nature and is not complete. In addition, statutory provisions are subject to change, as are their interpretations, and their application may vary in individual circumstances. This summary does not describe all federal tax consequences under the 2023 Plan, nor does it describe state, local, or foreign income tax consequences or federal employment tax consequences. This summary is not intended as tax advice to participants, who should consult their own tax advisors.

The 2023 Plan is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. The Company’s ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness and the satisfaction of our tax reporting obligations.

Incentive Stock Options. No taxable income is generally realized by the optionee upon the grant or exercise of an incentive stock option. If shares of common stock issued to an optionee pursuant to the exercise of an incentive stock option are sold or transferred after two years from the date of grant and after one year from the date of exercise, then generally (i) upon sale of such shares, any amount realized in excess of the exercise price (the amount paid for the shares) will be taxed to the optionee as a long-term capital gain, and any loss sustained will be a long-term capital loss, and (ii) neither the Company nor its subsidiaries will be entitled to any deduction for federal income tax purposes; provided that such incentive stock option otherwise meets all of the technical requirements of an incentive stock option. The exercise of an incentive stock option will give rise to an item of tax preference that may result in alternative minimum tax liability for the optionee.

43

If shares of common stock acquired upon the exercise of an incentive stock option are disposed of prior to the expiration of the two-year and one-year holding periods described above (a “disqualifying disposition”), generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares of common stock at exercise (or, if less, the amount realized on a sale of such shares of common stock) over the exercise price thereof, and (ii) the Company or its subsidiaries will be entitled to deduct such amount. Special rules will apply where all or a portion of the exercise price of the incentive stock option is paid by tendering shares of common stock.

If an incentive stock option is exercised at a time when it no longer qualifies for the tax treatment described above, the option is treated as a nonqualified option. Generally, an incentive stock option will not be eligible for the tax treatment described above if it is exercised more than three months following termination of employment (or one year in the case of termination of employment by reason of disability). In the case of termination of employment by reason of death, the three-month rule does not apply.

Nonqualified Options. No income is generally realized by the optionee at the time a nonqualified option is granted. Generally (i) at exercise, ordinary income is realized by the optionee in an amount equal to the difference between the exercise price and the fair market value of the shares of common stock on the date of exercise, and the Company or its subsidiaries receives a tax deduction for the same amount, and (ii) at disposition, appreciation or depreciation after the date of exercise is treated as either short-term or long-term capital gain or loss depending on how long the shares of common stock have been held. Special rules will apply where all or a portion of the exercise price of the nonqualified option is paid by tendering shares of common stock. Upon exercise, the optionee will also be subject to Social Security taxes on the excess of the fair market value over the exercise price of the option.

Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Dividend Equivalents, and Other Stock or Cash Based. The current federal income tax consequences of other awards authorized under the 2023 Plan generally follow certain basic patterns: (i) stock appreciation rights are taxed and deductible in substantially the same manner as nonqualified options; (ii) nontransferable restricted stock subject to a substantial risk of forfeiture results in income recognition equal to the excess of the fair market value over the price paid, if any, only at the time the restrictions lapse (unless the recipient elects to accelerate recognition as of the date of grant through a Section 83(b) election); and (iii) restricted stock units, dividend equivalents and other stock or cash based awards are generally subject to tax at the time of payment. The Company or its subsidiaries generally should be entitled to a federal income tax deduction in an amount equal to the ordinary income recognized by the participant at the time the participant recognizes such income.

The participant’s basis for the determination of gain or loss upon the subsequent disposition of common stock acquired from a stock appreciation right, restricted stock, restricted stock unit, or other stock or cash based award will be the amount paid for such shares plus any ordinary income recognized when the shares of common stock were originally delivered, and the participant’s capital gain holding period for those shares will begin on the day after they are transferred to the participant.

Parachute Payments. The vesting of any portion of an award that is accelerated due to the occurrence of a change in control (such as a sale event) may cause all or a portion of the payments with respect to such accelerated awards to be treated as “parachute payments” as defined in the Code. Any such parachute payments may be non-deductible to either the Company or its subsidiaries, in whole or in part, and may subject the recipient to a non-deductible 20% federal excise tax on all or a portion of such payment (in addition to other taxes ordinarily payable).

Section 409A. The foregoing description assumes that Section 409A of the Code does not apply to an award under the 2023 Plan. In general, stock options and stock appreciation rights are exempt from Section 409A if the exercise price per share is at least equal to the fair market value per share of the underlying stock at the time the option or stock appreciation right was granted. Restricted stock awards are not generally subject to Section 409A. Restricted stock units are subject to Section 409A unless they are settled within two-and-one-half months after the end of the later of (1) the end of the Company’s fiscal year in which vesting occurs or (2) the end of the calendar year in which vesting occurs. If an award is subject to Section 409A and the provisions for the exercise or settlement of that award do not comply with Section 409A, then the participant would be required to recognize ordinary income whenever a portion of the award vested (regardless of whether it had been exercised or settled). This amount would also be subject to a 20% U.S. federal tax and premium interest in addition to the U.S. federal income tax at the participant’s usual marginal rate for ordinary income.

44

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this Offering Circular, information regarding beneficial ownership of our common stock by the following: (a) each person, or group of affiliated persons, known by our company to be the beneficial owner of more than five percent of any class of our voting securities; (b) each of our directors; (c) each of the named executive officers; and (d) all directors and executive officers as a group. Beneficial ownership is determined in accordance with the rules of the SEC, based on voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock underlying convertible instruments, if any, held by that person are deemed to be outstanding if the convertible instrument is exercisable within 60 days of the date hereof. Unless otherwise indicated the address of each person listed is c/o Data443 Risk Mitigation, Inc., 4000 Sancar Way, Suite 420, Research Triangle, North Carolina 27709.

	Share Ownership Before This Offering		Share Ownership After This Offering		Effective Voting Power
Name of Shareholder	Number of Shares Beneficially Owned	% Beneficially Owned(1)	Number of Shares Beneficially Owned	% Beneficially Owned(2)	Before This Offering(3)	After This Offering(4)
Common Stock
Executive Officers and Directors
Jason Remillard	402,627	1.43%	402,627	*	88.85%	63.64%
Greg McCraw	2,339	*	2,339	*	*	*
Officers and directors, as a group (2 persons)	404,966	1.43%	404,966	*	88.85%	63.64%
						See Note 5 and Note 6
Series A Preferred Stock(5)(6)
Jason Remillard	149,492	100%	149,492	100%	88.85%	63.64%

* Less than 1%.

(1)	Based on (a) 281,963,839 shares of common stock outstanding and (b) 149,492 shares of Series A Preferred Stock outstanding, respectively, before this offering.
(2)	Based on (a) 1,281,963,839 shares of common stock outstanding, assuming the sale of all of the Offered Shares and (b) 149,492 shares of Series A Preferred Stock outstanding, respectively, after this offering.
(3) (4) (5)

Based on 2,524,343,839 eligible votes.

Based on 3,524,343,839 eligible votes, assuming the sale of all Offered Shares.

Each share of Series A Preferred Stock has the right to 15,000 votes in all corporate matters. (See Note 5).

(6)	Due to the superior voting rights of the Series A Preferred Stock, the owner of 100% of the shares of Series A Preferred Stock, our Chief Executive Officer, Jason Remillard, will be able to control the management and affairs of our company, as well as matters requiring the approval by our shareholders, including the election of directors, any merger, consolidation or sale of all or substantially all of our assets, and any other significant corporate transaction.

45

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions With Our Sole Director

Jason Remillard is our President and Chief Executive Officer and the Sole Director. Through his ownership of 100% of our outstanding shares of Series A Preferred Stock, Mr. Remillard has voting control over all matters to be submitted to a vote of our shareholders.

On September 16, 2019, we entered into an Asset Purchase Agreement with DMB Group, LLC (“DMB Group”). A significant part of the purchase price was in the form of our Common stock. As a direct result of this transaction and our Common stock issued to DMB Group, we determined that DMB Group was a related party. Amounts owed to DMB Group, including the note payable of $940,000 and member loans of $97,689 were recorded as amounts due to a related party. During the year ended December 31, 2024, we repaid a note payable of $0 including interest expense of $0. As of December 31, 2024, and December 31, 2023, we had recorded a liability to DMB Group totaling $0 and $0, respectively.

During the year ended December 31, 2024, we received cash from our Mr. Remillard of $-0-, Mr. Remillard paid operating expenses of $260,648 and we repaid $405,541 to Mr. Remillard.

As of December 31, 2024, and December 31, 2023, we had due to related party transactions in the amounts of $144,303 and $112,064, respectively.

Review, Approval and Ratification of Related Party Transactions

Given our small size and limited financial resources, we have not adopted formal policies and procedures for the review, approval or ratification of transactions, such as those described above, with our executive officer(s), Director(s) and significant stockholders. We intend to establish formal policies and procedures in the future, once we have sufficient resources and have appointed additional Directors, so that such transactions will be subject to the review, approval or ratification of our Board of Directors, or an appropriate committee thereof. On a moving forward basis, our director will continue to approve any related party transaction.

Director Independence

Our Board of Directors is currently composed of a single member, Jason Remillard, who does not qualify as an independent director in accordance with the NASDAQ Listing Rule 5605(a)(2).

46

EXPERTS

HTL International, LLC, an independent registered public accounting firm, has audited our financial statements at December 31, 2024, as set forth in its report. We have included such financial statements in this Offering Circular in reliance on HTL International, LLC’s report, given on their authority as experts in accounting and auditing.

TPS Thayer, LLC, an independent registered public accounting firm, has audited our financial statements at December 31, 2023, as set forth in its report. We have included such financial statements in this Offering Circular in reliance on TPS Thayer, LLC’s report, given on their authority as experts in accounting and auditing.

LEGAL MATTERS

Certain legal matters with respect to the Offered Shares offered by this Offering Circular will be passed upon by Newlan Law Firm, PLLC, Flower Mound, Texas. Newlan Law Firm, PLLC owns no securities of our company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed an offering statement on Form 1-A with the SEC under the Securities Act with respect to the common stock offered by this Offering Circular. This Offering Circular, which constitutes a part of the offering statement, does not contain all of the information set forth in the offering statement or the exhibits and schedules filed therewith. For further information with respect to us and our common stock, please see the offering statement and the exhibits and schedules filed with the offering statement. Statements contained in this Offering Circular regarding the contents of any contract or any other document that is filed as an exhibit to the offering statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the offering statement. The offering statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the offering statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains all information regarding companies that file electronically with the SEC. The address of the site is www.sec.gov.

47

INDEX TO FINANCIAL STATEMENTS

DATA443 RISK MITIGATION, INC.

Unaudited Condensed Financial Statements for the Three Months Ended March 31, 2025

Audited Financial Statements for the Years Ended October 31, 2024 and 2023

F-1

DATA443 RISK MITIGATION, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2025	2024
	(Unaudited)	(Audited)
Assets
Current assets
Cash	$17,651	$168,208
Accounts receivable, net	155,386	31,776
Total current assets	173,037	199,984

Property and equipment, net	223,590	252,903
Advance payment for acquisition	2,726,188	2,726,188
Intellectual property, net of accumulated amortization	2,621,960	2,798,816
Deposits	36,062	36,062
Total Assets	$5,780,837	$6,013,953

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable and accrued liabilities	6,026,639	5,919,988
Deferred revenue	1,407,656	1,591,326
Interest payable	2,088,430	2,097,216
Notes payable, net of unamortized discount	3,340,130	3,340,492
Convertible notes payable, net of unamortized discount	4,163,619	3,877,944
Due to a related party	150,886	144,303
Finance lease liability	10,341	10,341
Total Current Liabilities	17,187,701	16,981,610

Series B Preferred Stock, 80,000 shares designated; $0.001 par value; Stated value $10.00, 0 and 0 shares issued and outstanding, net of discount, respectively	-	-
Notes payable, net of unamortized discount - non-current	1,092,435	1,406,849
Deferred revenues - non-current	620,900	714,127
Total Liabilities	18,901,036	19,102,586

Commitments and Contingencies	-	-

Stockholders’ Deficit
Preferred stock: 337,500 authorized; $0.001 par value Series A Preferred Stock, 150,000 shares designated; $0.001 par value; 148,445 and 149,492 shares issued and outstanding, respectively	148	149
Common stock: 500,000,000 authorized; $0.001 par value 102,163,687 and 1,150,223 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	163,493	62,472
Additional paid in capital	49,136,842	48,592,764
Accumulated deficit	(62,420,682)	(61,744,018)
Total Stockholders’ Deficit	(13,120,199)	(13,088,633)
Total Liabilities and Stockholders’ Deficit	$5,780,837	$6,013,953

See the accompanying notes, which are an integral part of these unaudited condensed consolidated financial statements.

F-2

DATA443 RISK MITIGATION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended
	March 31,
	2025	2024

Revenue	$1,166,589	$1,511,058
Cost of revenue	373,150	612,958
Gross profit	793,439	898,100

Operating expenses
General and administrative	1,116,793	1,173,304
Sales and marketing	18,924	285,109
Total operating expenses	1,135,717	1,458,413

Net loss from operations	(342,278)	(560,313)

Other income (expense)
Interest expense	(331,293)	(1,065,892)
Gain (loss) on foreign currency exchange	(3,093)	(2,954)
Total other expense	(334,386)	(1,068,846)
	-
Loss before income taxes	(676,664)	(1,629,159)
Provision for income taxes	-	-
Net loss attributable to common stockholders	$(676,664)	$(1,629,159)

Basic and diluted loss per Common Share	$(.01)	$(5.34)
Basic and diluted weighted average number of common shares outstanding	102,163,687	286,343

See the accompanying notes, which are an integral part of these unaudited condensed consolidated financial statements.

F-3

DATA443 RISK MITIGATION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

(Unaudited)

Three Months Ended March 31, 2025

	Series A				Additional		Total
	Preferred Stock		Common stock		Paid in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance - December 31, 2024	149,492	$149	1,150,223	$62,472	$48,592,764	$(61,744,018)	$(13,088,633)

Common stock issued for conversion of preferred stock	(13,000)	(13)	13,000,000	13,000	(12,987)	-	-
Common stock issued for conversion of debt	-	-	87,120,604	87,121	151,262	-	283,383
Common stock issued for service	-	-	892,860	893	49107	-	50,000
Stock-based compensation	11,953	12	-	7	356,696	-	356,715
Net loss	-	-				(676,664)	(676,664)
Balance – March 31, 2025	148,445	$148	102,163,687	163,493	49,136,842	(62,420,682)	(13,120,199)

Three Months Ended March 31, 2024

	Series A				Additional		Total
	Preferred Stock		Common stock		Paid in	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balance - December 31, 2023	149,892	$150	272,874	$61,564	$47,598,254	$(55,656,836)	$(7,996,868)

Common stock issued for conversion of debt	-	-	13,469	13	22,992		23,005
Stock-based compensation	-	-		7	189,134		189,141
Net loss	-	-				(1,629,159)	(1,629,159)
Balance – March 31, 2024	149,892	$150	286,343	61,584	47,810,380	(57,285,995)	(9,413,881)

See the accompanying notes, which are an integral part of these unaudited condensed consolidated financial statements.

F-4

DATA443 RISK MITIGATION, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended
	March 31,
	2025	2024

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(676,664)	$(1,629,159)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	406,715	189,141
Depreciation and amortization	206,169	231,387
Amortization of debt discount	54,115	503,344
Right of use asset amortization	-	240,500
Changes in operating assets and liabilities:
Accounts receivable	(123,610)	145,567
Prepaid expenses and other assets	-	(18,868)
Accounts payable and accrued liabilities	106,651	664,433
Lease liability	-	(266,780)
Deferred revenue	(276,897)	(277,333)
Interest payable	139,191	431,874
Deposits	-	(803)
Net Cash (used in)/provided by Operating Activities	(164,330)	213,303

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible notes payable	132,500	70,000
Repayment of convertible notes payable	(50,000)	(132,589)
Repayment of notes payable	(75,310)	(204,902)
Proceeds from related parties	6,583	52,781
Repayment to related parties	-	(78,100)
Net Cash used in Financing Activities	13,773	(292,810)

Net change in cash	(150,557)	(79,507)
Cash, beginning of period	168,208	84,570
Cash, end of period	$17,651	$5,063

Supplemental cash flow information
Cash paid for interest	$89,557	$1,065,892

Non-cash Investing and Financing transactions:
Settlement of convertible notes payable through issuance of common stock	$238,383	$23,005
Conversion of Series A Preferred stock	$13,000	$-

See the accompanying notes, which are an integral part of these unaudited condensed consolidated financial statements.

F-5

DATA443 RISK MITIGATION, INC.

NOTES TO UNAUDITED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of Business

Data443 Risk Mitigation, Inc. (the “Company”) was incorporated as a Nevada corporation on May 4, 1998. On October 15, 2019, the Company changed its name from LandStar, Inc. to Data443 Risk Mitigation, Inc. within the state of Nevada.

The Company delivers solutions and capabilities that businesses can use in conjunction with their use of established cloud vendors such as Microsoft® Azure, Google® Cloud Platform (GCP) and Amazon® Web Services (AWS), as well as with on-premises databases and database applications with virtualization platforms, such as those hosted or configured using VMWare®, Citrix® and Oracle® clouds/products).

Advance Payment for Acquisition

On January 19, 2022, we entered into an Asset Purchase Agreement with Centurion Holdings I, LLC (“Centurion”) to acquire the intellectual property rights and certain assets collectively known as Centurion SmartShield Home and SmartShield Enterprise, patented technology that protects and recovers devices in the event of ransomware attacks. The total purchase price of $3,400,000 consists of: (i) a $250,000 cash payment at closing; (ii) a $2,900,000 promissory note issued by Data443 in favor of Centurion (“Centurion Note”); and (iii) $250,000 in the form of a contingent payment. The Centurion Note matures January 19, 2027 but provides that Data443’s repayment obligation would accelerate on the occurrence of certain events. One of those events was a financing event that did not occur within the originally anticipated timeframe. If that event had occurred, then Data443’s repayment obligation would have been to repay the balance of the outstanding principal and interest as follows: (i) $500,000 of the then-outstanding amount due in cash; and (ii) the remaining balance, at Data443’s option, in Common stock or a combination of Common stock and cash, with the number of shares of Common stock to be determined according to a specified formula. In April 2022, Data443 and Centurion agreed that, even though the trigger for this acceleration event did not occur, Data443 would issue shares of Common stock to Centurion in an amount then-equivalent to $2,400,000, as partial repayment of the obligation due under the Centurion Note. The number of shares of Common stock Data443 issued to Centurion on April 20, 2022, was 380,952. Because Data443 still has some repayment obligations to fulfill under the Centurion Note, as of the filing date of these financial statements, the acquisition that is the subject of the Centurion Asset Purchase Agreement is still not completed, and is expected to be completed in 2025.

Basis of Presentation

These unaudited condensed consolidated financial statements have been prepared in accordance with rules and regulations of the Securities and Exchange Commission (“SEC”) and generally accepted accounting principles in the United States of America (“GAAP”) for interim financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, the unaudited condensed consolidated financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, we have included all adjustments considered necessary for a fair presentation and such adjustments are of a normal recurring nature. These unaudited condensed consolidated financial statements should be read in conjunction with the consolidated financial statements for the year ended December 31, 2024 and notes thereto and other pertinent information contained in our Form 10-K as filed with the SEC on June 16, 2025. The results of operations for the three months ended March 31, 2025, are not necessarily indicative of the results to be expected for the full fiscal year ending December 31, 2025.

Basis of Consolidation

The accompanying unaudited consolidated financial statements as of March 31, 2025 include our accounts and those of our wholly-owned subsidiary, Data 443 Risk Mitigation, Inc., a North Carolina operating company. These unaudited consolidated financial statements have been prepared on the accrual basis of accounting in accordance with US GAAP. All inter company balances and transactions have been eliminated in consolidation.

F-6

Reclassifications

Certain prior year amounts have been reclassified to conform to the current presentation. These reclassifications had no impact on net earnings (loss) or and financial position.

Accounts Receivable

Trade receivables are generally recorded at the invoice amount mostly for a one-year period, net of an allowance for credit loss. For the three months ended March 31, 2025, and March 31, 2024, we recorded bad debt expense of $0 and $0, respectively

Stock-Based Compensation

Employees – We account for stock-based compensation under the fair value method which requires all such compensation to employees, including the grant of employee stock options, to be calculated based on its fair value at the measurement date (generally the grant date), and recognized in the consolidated statement of operations over the requisite service period.

Nonemployees - Under the requirements of the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Stock-Based Payment Accounting (“ASU 2018-07”), we account for stock-based compensation to non-employees under the fair value method which requires all such compensation to be calculated based on the fair value at the measurement date (generally the grant date), and recognized in the statement of operations over the requisite service period.

We recorded approximately $356,715 in stock-based compensation expense for the three months ended March 31, 2025, compared to $189,141 in stock-based compensation expense for the three months ended March 31, 2024. Determining the appropriate fair value model and the related assumptions requires judgment. During the three months ended March 31, 2025, the fair value of each option grant was estimated using a Black-Scholes option-pricing model. The expected volatility represents the historical volatility of our publicly traded common stock. Due to limited historical data, we calculate the expected life based on the mid-point between the vesting date and the contractual term which is in accordance with the simplified method. The expected term for options granted to nonemployees is the contractual life. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of stock options. We have not paid and do not anticipate paying cash dividends on our shares of Common stock; therefore, the expected dividend yield is assumed to be zero.

Contingencies

We account for contingent liabilities in accordance with Accounting Standards Codification (“ASC”) Topic 450, Contingencies. This standard requires management to assess potential contingent liabilities that may exist as of the date of the financial statements to determine the probability and amount of loss that may have occurred, which inherently involves an exercise of judgment. If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in our financial statements. If the assessment indicates that a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed in our financial statements. For loss contingencies considered remote, we generally would neither accrue any estimated liability nor disclose the nature of the contingent liability in our financial statements. Management has assessed potential contingent liabilities as of March 31, 2025, and based on that assessment, there are no probable or possible loss contingencies requiring accrual or establishment of a reserve.

F-7

Basic and Diluted Net Loss Per Common Share

Basic earnings per share (“EPS”) is computed based on the weighted average number of shares of common stock outstanding during the period. Diluted EPS is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method and as if converted method. Dilutive potential common shares include outstanding stock options, warrant and convertible notes.

For the three months ended March 31, 2025 and 2024, respectively, the following common stock equivalents were excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive:

	Three Months Ended
	March 31,
	2025	2024
	(Shares)	(Shares)
Series A Preferred Stock	148,445,000	149,892,000
Stock options	864,887	36,380
Warrants	754,200	754,200
Total	150,064,087	150,682,580

Recently Adopted Accounting Guidance

In March 2022, the FASB issued ASU 2022-02, ASC Subtopic 326 “Credit Losses”: Troubled Debt Restructurings and Vintage Disclosures. Since the issuance of Accounting Standards Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, the Board has provided resources to monitor and assist stakeholders with the implementation of Topic 326. Post-Implementation Review (PIR) activities have included forming a Credit Losses Transition Resource Group, conducting outreach with stakeholders of all types, developing educational materials and staff question-and-answer guidance, conducting educational workshops, and performing an archival review of financial reports. ASU No. 2022-02 is effective for annual and interim periods beginning after December 15, 2022. The adoption of this standard did not have a significant impact on the Company’s consolidated financial statements.

Recently Issued Accounting Pronouncements

The Company has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its consolidated financial statements.

NOTE 2: LIQUIDITY AND GOING CONCERN

The accompanying financial statements have been prepared assuming that we will continue as a going concern. As reflected in the financial statements, we have incurred significant current period losses and we have negative working capital and an accumulated deficit. We have relied upon loans and issuances of our equity to fund our operations. These conditions, among others, raise substantial doubt about our ability to continue as a going concern. Management’s plans regarding these matters, include raising additional debt or equity financing, the terms of which might not be acceptable. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3: PROPERTY AND EQUIPMENT

The following table summarizes the components of our property and equipment as of the dates presented:

	March 31,	December 31,
	2025	2024
Furniture and Fixtures	$6,103	$6,103
Computer Equipment	1,053,193	1,053,193
	1,059,296	1,059,296
Accumulated depreciation	(835,706)	(806,393)
Property and equipment, net of accumulated depreciation	$223,590	$252,903

Depreciation expense for the three months ended March 31, 2025 and 2024, was $29,313 and $42,300, respectively.

During the three months ended March 31, 2025 and 2024, we purchased property and equipment of $-0- and $-0-, respectively.

F-8

NOTE 4: INTELLECTUAL PROPERTY

The following table summarizes the components of our intellectual property as of the dates presented:

	March 31, 2025	December 31, 2024
Intellectual property:
WordPress® GDPR rights	$46,800	$46,800
ARALOC™	1,850,000	1,850,000
ArcMail License	1,445,000	1,445,000
DataExpressTM	1,388,051	1,388,051
FileFacetsTM	135,000	135,000
IntellyWP™	60,000	60,000
Resilient Network Systems	305,000	305,000
Cyren Engines	3,500,000	3,500,000
Breezemail	5,153	-
	8,735,004	8,729,851
Accumulated amortization	(6,113,044)	(5,931,035)
Impairment	-	-
Intellectual property, net of accumulated amortization	$2,621,960	$2,798,816

We recognized amortization expense of $182,008 and $181,750 for the three months ended March 31, 2025, and 2024, respectively.

Based on the carrying value of definite-lived intangible assets as of March 31, 2025, we estimate our amortization expense for the next five years will be as follows:

Amortization
Year Ended December 31,	Expense
2025 (excluding the three months ended March 31, 2025)	534,774
2026	700,000
2027	700,000
2028	687,189
2,621,961

NOTE 5: ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The following table summarizes the components of our accounts payable and accrued liabilities as of the dates presented:

	March 31,	December 31,
	2025	2024
Accounts payable	$3,664,043	$3,608,845
Credit cards	68,369	70,666
Accrued liabilities	2,294,227	2,240,477
	$6,026,639	$5,919,988

F-9

NOTE 6: DEFERRED REVENUE

For the three months ended March 31, 2025 and as of December 31, 2024, changes in deferred revenue were as follows:

	March 31,	December 31,
	2025	2024
Balance, beginning of period	$2,305,453	$1,823,569
Deferral of revenue	284,323	3,053,183
Recognition of deferred revenue	(561,220)	(2,571,299)
Balance, end of period	$2,028,556	$2,305,453

As of March 31, 2025 and December 31, 2024, deferred revenue is classified as follows:

	March 31,	December 31,
	2025	2024
Current	$1,407,656	$1,591,326
Non-current	620,900	714,127
	$2,028,556	$2,305,453

NOTE 7: LEASES

Operating lease

We have relocated our office furniture and equipment to a smaller location in the same office building on December 31, 2024 with a nonrenewable 7 month lease that expires on July 31, 2025.

We recognized total lease expense of approximately $10,139 and $81,656 for the three months ended March 31, 2025 and 2024, respectively, primarily related to operating lease costs paid to lessors from operating cash flows. As of March 31, 2025 and December 31, 2024, we recorded a security deposit of $2,713 and $29,467, respectively.

At March 31, 2025, future minimum lease payments under operating leases that have initial noncancelable lease terms in excess of one year was $-0-.

Financing leases

We lease computer and hardware under non-cancellable finance leases. The term of those finance leases is 3 years and annual interest rate is 12%. At March 31, 2025 and December 31, 2024, the finance lease obligations included in current liabilities were $10,341 and $10,341, respectively, and finance lease obligations included in long-term liabilities were $0 and $0, respectively. The lease is not in default and there are no penalties and the company does not have to return the equipment in use. As of March 31, 2025 and December 31, 2024, we recorded a security deposit of $0.

At March 31, 2025, future minimum lease payments under the finance lease obligations, are as follows:

Total

2025	10,341
Thereafter	-
10,341
Less: Imputed interest	-
Finance lease liabilities	10,341

Finance lease liability	10,341
Finance lease liability - non-current	$-

F-10

As of March 31, 2025 and December 31 2024, finance lease assets are included in property and equipment as follows:

	March 31,	December 31,
	2025	2024
Finance lease assets	$267,284	$267,284
Accumulated depreciation	(267,284)	(267,284)
Finance lease assets, net of accumulated depreciation	$-	$-

NOTE 8: CONVERTIBLE NOTES PAYABLE

Convertible notes payable consists of the following:

	March 31,	December 31,
	2025	2024
Convertible Notes - Issued in fiscal year 2020	97,946	97,946
Convertible Notes - Issued in fiscal year 2021	778,366	508,440
Convertible Notes - Issued in fiscal year 2022	1,173,085	1,234,251
Convertible Notes - Issued in fiscal year 2023	1,854,584	1,854,584
Convertible Notes - Issued in fiscal year 2024	183,982	183,982
Convertible Notes - Issued in fiscal year 2025	82,500	-
	4,170,463	3,879,203
Less debt discount and debt issuance cost	(6,844)	(1,259)
	4,163,619	3,877,944
Less current portion of convertible notes payable	4,163,619	3,877,944
Long-term convertible notes payable	$-	$-

During the three months ended March 31, 2025 and 2024, we recognized interest expense of $148,482 and $153,482, respectively, and amortization of debt discount expense of $1,915 and $362,872, respectively.

Conversion

During the three months ended March 31, 2025, we converted notes with principal amounts and accrued interest of $212,408 into 87,120,604 shares of common stock.

During the three months ended March 31, 2024, we converted notes with principal amounts and accrued interest of $23,005 into 13,469 shares of common stock.

Convertible Debt Status.

Convertible note payable with outstanding balance of $508,440 matured on October 2023. The default annual interest rate of 16% becomes the effective interest rate on the past due principal. We are in communication with the lender.

Convertible note payable with outstanding balance of $52,830 matured on February 11, 2023. The default annual interest rate of 24% becomes the effective interest rate on the past due principal. We are in communication with the lender.

Convertible note payable with outstanding balance of $60,300 matured on February 11, 2023. The default annual interest rate of 24% becomes the effective interest rate on the past due principal. We are in communication with the lender.

Convertible note payable with outstanding balance of $80,205 matured on February 14, 2023. The default annual interest rate of 24% becomes the effective interest rate on the past due principal. We are in communication with the lender.

F-11

Convertible note payable with outstanding balance of $89,866 matured on March 1, 2023. The default annual interest rate of 24% becomes the effective interest rate on the past due principal. We are in communication with the lender.

Convertible note payable with outstanding balance of $89,884 matured on February 9, 2023. The default annual interest rate of 24% becomes the effective interest rate on the past due principal. We are in communication with the lender.

Convertible note with outstanding balance $50,000 is in default as of September 30, 2022 with a default interest rate of 18%. We are in communication with the lender.

Convertible note with outstanding balance $750,000 is in default as of December 07, 2024 with no default interest rate. We are in communication with the lender.

Convertible note with outstanding balance $300,000 is in default as of January 24, 2025 with no default interest rate. We are in communication with the lender.

Convertible note with outstanding balance $718,750 is in default as of June 30, 2024 with a default interest rate of 12%. We are in communication with the lender.

Convertible note with outstanding balance $812,500 is in default as of June 30, 2024 with a default interest rate of 12%. We are in communication with the lender.

Convertible note with outstanding balance $16,773 is in default as of October 15, 2024 with a default interest rate of 22%. We are in communication with the lender.

Convertible note with outstanding balance $94,920 is in default as of January 30, 2025 with a default interest rate of 22%. We are in communication with the lender.

Convertible note with outstanding balance $72,289 is in default as of February 15, 2025 with a default interest rate of 22%. We are in communication with the lender.

Convertible notes payable consists of the following:

Promissory Notes - Issued in fiscal year 2020

In 2020, we issued convertible promissory notes with principal amounts totaling $100,000. The 2020 Promissory Notes have the following key provisions:

●	Terms 60 months.

●	Annual interest rates of 5%.

●	Conversion price fixed at $0.01.

Promissory Notes - Issued in fiscal year 2021

In 2021, we issued convertible promissory notes with principal amounts totaling $1,696,999, which resulted in cash proceeds of $1,482,000 after financing fees of $214,999 were deducted. The 2021 Convertible Notes have the following key provisions:

●	Terms ranging from 90 days to 12 months.

●	Annual interest rates of 5% to 12%.

●	Convertible at the option of the holders after varying dates.

F-12

●	Conversion price based on a formula corresponding to a discount (39% discount) off the average closing price or lowest trading price of our Common stock for the 20 prior trading days including the day on which a notice of conversion is received.

●	The Mast Hill Fund, LLC convertible promissory note matured on October 19, 2023. The default annual interest rate of 16% becomes the effective interest rate on the past due principal and interest. As of March 31, 2024 the note had a principle balance of $508,440 and accrued interest of $122,160. The note is currently in default.

The 2021 Convertible Notes also were associated with the following:

●	The issuance of 2 shares of Common stock valued at $133,663.

●	The issuance of 197 warrants to purchase shares of Common stock with an exercise price a range from $4,464 to 21,600. The term in which the warrants can be exercised is 5 years from issue date.

During the three months ended March 31, 2024, in connection with the 2021 Convertible Notes, we repaid principal in the amount of $-0- and interest expense of $-0-.

Promissory Notes - Issued in fiscal year 2022

During the year ended December 31, 2022, we issued convertible promissory notes with principal amounts totaling $2,120,575, which resulted in cash proceeds of $1,857,800 after deducting a financing fee of $262,775. The 2022 Convertible Notes have the following key provisions:

●	Terms ranging from 3 to 12 months.

●	Annual interest rates of 9% to 20%.

●	Convertible at the option of the holders after varying dates.

●	Conversion price based on a formula corresponding to a discount (20% or 39% discount) off the lowest trading price of our Common stock for the 20 prior trading days including the day on which a notice of conversion is received, although one of the 2022 Convertible Notes establishes a fixed conversion price of $2,700 per share.

●	924 shares of common stock valued at $473,691 issued in conjunction with convertible notes.

In connection with the adoption of ASU 2020-06 on January 1, 2022, we reclassified $517,500, previously allocated to the conversion feature, from additional paid-in capital to convertible notes on our balance sheet. The reclassification was recorded to combine the two legacy units of account into a single instrument classified as a liability. As of January 1, 2022, we also recognized a cumulative effect adjustment of $439,857 to accumulated deficit on our balance sheet, that was primarily driven by the derecognition of interest expense related to the accretion of the debt discount as required under the legacy accounting guidance. Under ASU 2020-06, we will no longer incur non-cash interest expense related to the accretion of the debt discount associated with the embedded conversion option.

Promissory Notes - Issued in fiscal year 2023

During the year ended December 31, 2023, we issued convertible promissory notes with principal amounts totaling $2,211,083, which resulted in cash proceeds of $2,015,000 after deducting a financing fee of $462,112. The 2023 Convertible Notes have the following key provisions:

●	Terms ranging from 9 to 12 months.

●	Annual interest rates of 9% to 20%.

●	Convertible at the option of the holders after varying dates.

F-13

●	Conversion price based on a formula corresponding to a discount (20% or 30% discount) off the lowest trading price of our Common Stock for the 20 prior trading days including the day on which a notice of conversion is received, although one of the 2023 Convertible Notes establishes a fixed conversion price of $.50 per share and two of the 2023 Convertible Notes have a fixed conversion price of $.005 per share.

●	As of the year ended March 31, 2024, there were no derivative liabilities.

Promissory Notes - Issued in fiscal year 2024

For the three months ended March 31, 2024, we issued convertible promissory notes with principal amounts totaling $86,250, which resulted in cash proceeds of $70,000 after deducting a financing fee of $16,250. The 2024 Convertible Notes have the following key provisions:

●	Terms of 9 months.

●	Annual interest rates of 15%.

●	Convertible at the option of the holders after varying dates.

●	Conversion price based on a formula corresponding to a discount (20% or 30% discount) off the lowest trading price of our Common Stock for the 20 prior trading days including the day on which a notice of conversion is received.

●	As of the three months ended March 31, 2024, there were no derivative liabilities.

Promissory Notes - Issued in fiscal year 2025

For the three months ended March 31, 2025, we issued convertible promissory notes with principal amounts totaling $82,250, which resulted in cash proceeds of $75,000 after deducting a financing fee of $7,250. The 2025 Convertible Notes have the following key provisions:

●	Terms of 12 months.

●	Annual interest rates of 12%.

●	Convertible at the option of the holders after varying dates.

●	Conversion price based on a formula corresponding to a discount (20% or 30% discount) off the lowest trading price of our Common Stock for the 20 prior trading days including the day on which a notice of conversion is received.

●	As of the three months ended March 31, 2025, there were no derivative liabilities.

F-14

NOTE 9: NOTES PAYABLE

Notes payable consists of the following:

	March 31, 2025	December 31, 2024	Maturity	Interest Rate
Economic Injury Disaster Loan - originated in May 2020	$500,000	$500,000	30 years	3.75%
Promissory note - originated in February 2021	1,305,373	1,305,373	5 years	4.0%
Promissory note - originated in April 2021 (1)	676,693	676,693	1 year	12%
Promissory note - originated in July 2021 (1)	282,000	282,000	1 year	12%
Promissory note - originated in September 2021	18,855	18,855	$1,383.56 monthly payment for 60 months	28%
Promissory note - originated in April 2022	40,530	44,792	$1,695.41 monthly payment for 36 months	16.0%
Promissory note - originated in July 2022	31,603	34,597	$1,485.38 monthly payment for 60 months	18%
Promissory note - originated in July 2022	42,848	42,848	$3,546.87 monthly payment for 36 months	10%
Promissory note - originated in August 2022	14,099	15,534	$589.92 monthly payment for 60 months	8%
Promissory note - originated in October 2022	726,397	786,397	$1,749.00 daily payment for 30 days	66%
Promissory note - originated in January 2023	1,832	2,664	$237.03 monthly payment for 36 months	25%
Promissory note - originated in March 2023	32,705	35,678	$1,521.73 monthly payment for 60 months	18%
Promissory note - originated in March 2023	6,530	7,836	$559.25 monthly payment for 36 months	17%
Promissory note - originated in April 2023	21,115	21,115	$3,999.00 monthly payment for 12 months	12%
Promissory note - originated in April 2023	23,054	23,054	$3,918.03 monthly payment for 12 months	6%
Promissory note - originated in August 2023	9,863	11,371	36 months	14%
Promissory note - originated in December 2023	1,250,359	1,175,000	12 months	10%
	4,983,856	5,275,473
Less debt discount and debt issuance cost	(475,932)	(528,132)
	4,507,924	4,747,341
Less current portion of promissory notes payable	3,915,486	3,340,492
Long-term promissory notes payable	$592,435	$1,406,849

During the three months ended March 31, 2025 and 2024, we recognized interest expense of $112,783 and $257,785, and amortization of debt discount, included in interest expense of $52,200 and $144,473, respectively.

Slate Advance Agreement

In March 2023 we entered into an agreement (the “Slate Agreement”) with Slate Advance (“Slate”) pursuant to which we sold $1,482,000 in future receivables (the “Slated Receivables Purchased Amount”) to Slate in exchange for payment to the Company of $975,000 in cash less fees of $40,325. The Company agreed to pay Slate at maximum of $14,999 each day until the Slate Receivables Purchased Amount is paid in full. The term of the Slate Agreement is indefinite. There is no stated interest rate. We recorded the difference between the purchase price and the receivable purchase as a debt discount. The debt discount balance is amortized as payments are made and recorded as interest expense.

F-15

In order to secure payment and performance of the Company’s obligations to Slate under the Slate Agreement, the Company granted to Slate a security interest in the following collateral: all accounts receivable and all proceeds as such term is defined by Article 9 of the UCC. We also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

We analyzed the transaction under the guidance of ASC 470-60 Troubled Debt Restructuring to determine if the transaction qualified as a troubled debt restructuring. For a debt restructuring to be considered troubled, the debtor must be experiencing financial difficulty, and the creditor must have granted a concession. We analyzed the Slate Transaction under ASC 470-60 and determined that we met one of the definitions of a company experiencing financial difficulty, such as currently in default of any of our debts. As we are not in default, the fair value of the debt has not changed, we did not recognize gain or loss as the fair value has not changed, and the future undiscounted cash flows are not greater or smaller than the carrying value, the creditor has not granted any concessions. We believe that the debt does not fall into the troubled debt restructuring guidance since no concessions were granted by the creditor.

Effective June 1, 2023, the Company exchanged its convertible promissory note originally issued on December 21, 2021 in the amount of $555,555 in favor of Westland Properties, LLC for the issuance of a new promissory note issued in favor of Westland Properties, LLC in the amount of $665,000 (the “Exchange Note”). The original convertible Note was cancelled as a result of the exchange and the issuance of the Exchange Note. Terms of the Exchange Note include, without limitation, the following:

a.	Principal balance of $665,000, interest rate of 3%, default interest rate of 18%;

b.	$115,000 on or prior to July 25, 2023;

c.	A series of nine (9) monthly payments to the Holder in the amount of $38,889 with the first payment beginning September 1, 2023 with the final payment to be adjusted for any interest; and

d.	$200,000 on the earlier of (i) three (3) business days following the Company’s successful listing (“Uplisting”) on any of the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange or (ii) the receipt of not less than $4,000,000 in funding from a single transaction (in either event an “Uplist Payment”)

e.	Maturity date of September 30, 2021. Notes were fully converted in February 2021

In addition to exchanging the original Note, Westland Properties, LLC forgave $4,724,299 in default accrued interest and interest of $179,782.

NOTE 10: COMMITMENTS AND CONTINGENCIES

Employment Related Claims

We view most legal proceedings involving claims of former employees as routine litigation incidental to the business, and therefore not material.

Litigation

In the ordinary course of business, we are involved in a number of lawsuits incidental to our business, including litigation related to intellectual property, employees, and commercial matters. Although it is difficult to predict the ultimate outcome of these cases, management believes that any ultimate liability would not have a material adverse effect on our consolidated financial condition or results of operations. However, an unforeseen unfavorable development in any of these cases could have a material adverse effect on our consolidated financial condition, results of operations, or cash flows in the period in which it is recorded.

NOTE 11: CAPITAL STOCK AND REVERSE STOCK SPLIT

Changes in Authorized Shares

On September 20, 2023, we filed an amendment to its Articles of Incorporation to effect a 1-for-600 reverse stock split of its issued and outstanding shares of common stock, each with $0.001 par value (‘Common Stock’). All per share amounts and number of shares, in the consolidated financial statements and related notes have been retroactively adjusted to reflect the reverse stock split.

F-16

Preferred Stock

As of March 31, 2025, we are authorized to issue 150,000 of Series A Preferred Stock with par value of $0.001.

Each share of Series A is the equivalent of 15,000 shares of Common Stock. Our Chief Executive Officer, Jason Remillard, holds 149,892 shares of our Series A Preferred Stock. Through his ownership of Series A Preferred Shares, Mr. Remillard has voting control over all matters to be submitted to a vote of our shareholders.

During the year ended March 31, 2025 Chief Executive Officer, Jason Remillard converted 13 Series A Preferred Stock into 13,000,000 common stock.

As of March 31, 2025 and December 31, 2024, 148,445 and 149,492 shares of Series A were issued and outstanding, respectively.

As of March 31, 2025, we are authorized to issue 80,000 of Series B Preferred Stock with a par value of $10.00

Each share of Series B Preferred Stock (i) is convertible into Common Stock at a price per share equal to sixty one percent (61%) of the lowest price for our Common Stock during the twenty (20) days of trading preceding the date of the conversion; (ii) earns dividends at the rate of nine percent (9%) per annum; and, (iii) has no voting rights.

As of March 31, 2025 and December 31, 2024, -0- and -0- shares of Series B were issued and outstanding, respectively.

Common stock

As of March 31, 2025, we are authorized to issue 500,000,000 shares of Common stock with a par value of $0.001. All shares have equal voting rights, are non-assessable, and have one vote per share.

During the three months ended March 31, 2025, we issued Common stock as follows:

●	87,120,604 shares issued for conversion of debt;
●	13,000,000 shares issued for conversion of Series A preferred stock
●	892,860 shares issued for services

As of March 31, 2025 and December 31, 2024, 102,163,687 and 1,150,223 shares of Common stock were issued and outstanding, respectively.

Warrants

A summary of activity during the three months ended March 31, 2025 follows:

	Warrants Outstanding
	Shares	Weighted Average Exercise Price
Outstanding, December 31, 2024	616,934	$8.03
Granted	-	-
Exercised	-	-
Forfeited/canceled	-	-
Outstanding, March 31, 2025	616,934	$8.03

During the three months ended March 31, 2025, 0 warrants were exercised cashless and we issued 0 shares of Common stock as a result.

F-17

The following table summarizes information relating to outstanding and exercisable warrants as of March 31, 2025:

Exercisable Warrants Outstanding
	Weighted Average Remaining
Number of Warrants	Contractual life (in years)	Weighted Average Exercise Price
10	.70	$96,000.00
12	1.06	$72,000.00
26	1.32	$21,600.00
5	1.50	$21,600.00
55	1.55	$5,929.10
124	1.73	$4,464.00
32	2.11	$3,600.00
3	2.11	$3,600.00
270,833	-	$0.60
250,000	-	$0.60
54,167	-	$0.60
41,667	-	$0.60
616,934	1.53	$8.03

NOTE 12: STOCK-BASED COMPENSATION

Stock Options

During the three months ended March 31, 2025, we granted options for the purchase of our Common stock to certain employees as consideration for services rendered. The terms of the stock option grants are determined by our Board of Directors. Our stock options generally vest upon the one-year anniversary date of the grant and have a maximum term of ten years.

The following summarizes the stock option activity for the three months ended March 31, 2025:

	Options Outstanding	Weighted- Average Exercise Price
Balance as of December 31, 2024	864,887	$1.25
Grants	-	-
Exercised	-	-
Cancelled	-	-
Balance as of March 31, 2025	864,887	$1.25

The following summarizes certain information about stock options vested and expected to vest as of March 31, 2025:

	Number of Options	Weighted- Average Remaining Contractual Life (In Years)	Weighted- Average Exercise Price
Outstanding	864,887	9.14	$6.15
Exercisable	22,509	8.17	$32.89
Expected to vest	842,378	9.14	$1.54

As of March 31, 2025 and December 31, 2024, there was $156,715 and $644,886, respectively, of total compensation costs related to non-vested stock-based compensation arrangements which we expect to recognized within the next 12 months.

F-18

Restricted Stock Awards

The following summarizes the restricted stock activity for the three months ended March 31, 2025:

		Weighted- Average
	Shares	Fair Value
Balance as of December 31, 2024	5,288	$314,361
Shares of restricted stock granted	-	-
Exercised	-	-
Cancelled	-	-
Balance as of March 31, 2025	5,288	$314,361

Number of Restricted Stock Awards	March 31, 2025	December 31, 2024
Vested	413,862	413,862
Non-vested	-	-

NOTE 13: INTEREST EXPENSE

For the three months ended March 31, 2025 and 2024 , the Company recorded interest expense as follows:

	Three Months	Three months
	March 31, 2025	March 31, 2024
Interest expense - convertible notes	$148,482	$156,487
Interest expense - notes payable	60,583	257,785
Other	68,113	144,275
Amortization of debt discount	54,115	507,345
	$331,293	$1,065,892

NOTE 14: RELATED PARTY TRANSACTIONS

Jason Remillard is our president and Chief Executive Officer and the sole director. Through his ownership of Series A Preferred Shares, Mr. Remillard has voting control over all matters to be submitted to a vote of our shareholders.

During the three months ended March 31, 2025, the Company borrowed $-0- from our CEO, our CEO paid operating expenses of $25,583 on behalf of the Company and the Company repaid $19,000 to our CEO.

As of March 31, 2025 and December 31, 2024, we had due to related party transactions in the amounts of $150,886 and $144,303, respectively.

NOTE 15: SUBSEQUENT EVENTS

The Company does not have any events subsequent to March 31, 2025, through June 23, 2025, the date the financial statements were issued for disclosure consideration, except for the following:

●	On April 1, 2025, we issued 4,850,000 shares of Common Stock to Mast Hill Fund, LP pursuant to an agreement with Mast Hill Fund, LP, in exchange for $1,261 of accrued interest.
●	On April 9, 2025, we issued 5,789,877 shares of Common Stock to One44 Capital LLC pursuant to an agreement with One44 Capital LLC, in exchange for $1,100 in note payable principal and $313 of accrued interest.
●	On April 9, 2025, we issued 5,830,988 shares of Common Stock to Fast Capital LLC pursuant to an agreement with Fast Capital LLC, in exchange for $1,399 in note payable principal.
●	On April 11, 2025, we issued 5,830,988 shares of Common Stock to Fast Capital LLC pursuant to an agreement with Fast Capital LLC, in exchange for $1,399 in note payable principal.
●	On April 16, 2025, we issued 5,830,988 shares of Common Stock to Fast Capital LLC pursuant to an agreement with Fast Capital LLC, in exchange for $1,399 in note payable principal.
●	On April 22, 2025, we issued 6,730,769 shares of Common Stock to Jefferson Street Capital LLC pursuant to an agreement with Jefferson Street Capital LLC, in exchange for $1,000 in note payable principal.
●	On April 22, 2025, we issued 5,830,988 shares of Common Stock to Fast Capital LLC pursuant to an agreement with Fast Capital LLC, in exchange for $1,399 in note payable principal.
●	On April 28, 2025, we issued 5,830,988 shares of Common Stock to Fast Capital LLC pursuant to an agreement with Fast Capital LLC, in exchange for $1,399 in note payable principal.
●	On May 5, 2025, we issued 5,830,988 shares of Common Stock to Fast Capital LLC pursuant to an agreement with Fast Capital LLC, in exchange for $749 in note payable principal.
●	On May 9, 2025, we issued 7,910,600 shares of Common Stock to Fast Capital LLC pursuant to an agreement with Fast Capital LLC, in exchange for $1,373 in note payable principal.
●	On May 13, 2025, we issued 8,461,538 shares of Common Stock to Jefferson Street Capital LLC pursuant to an agreement with Jefferson Street Capital LLC, in exchange for $1,450 in note payable principal.
●	On May 28, 2025, we issued 9,018,536 shares of Common Stock to Fast Capital LLC pursuant to an agreement with Fast Capital LLC, in exchange for $1,705 in note payable principal.
●	On June 6, 2025, we issued 8,846,153 shares of Common Stock to Jefferson Street Capital LLC pursuant to an agreement with Jefferson Street Capital LLC, in exchange for $1,550 in note payable principal.

F-19

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder’s

Data443 Risk Mitigation

Opinion on the Financial

We have audited the accompanying consolidated balance sheet of Data443 Risk Mitigation, Inc. (the Company) as of December 31, 2024, and the related statements of operations, stockholders’ deficit, and cash flows for the years in the period ended December 31, 2024, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2024, and the results of its operations and its cash flows for the year ended December 31, 2024, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has negative working capital and a stockholders’ deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

HTL International, LLC

We have served as the Company’s auditor since 2024.

Houston, Texas

June 16, 2025

F-20

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder’s

Data443 Risk Mitigation

Opinion on the Financial

We have audited the accompanying consolidated balance sheets of Data443 Risk Mitigation, Inc. (the Company) as of December 31, 2023 and 2022, and the related statements of operations, stockholders’ deficit, and cash flows for each of the years in the period ended December 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years in the period ended December 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statements, the Company has suffered recurring losses from operations and has negative working capital and a stockholders’ deficit that raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

TPS Thayer, LLC

We have served as the Company’s auditor since 2020.

Sugar Land, Texas

April 16, 2024

F-21

DATA443 RISK MITIGATION, INC.

CONSOLIDATED BALANCE SHEETS

	As of
	December 31, 2024	December 31, 2023
Assets
Current assets
Cash	$168,208	$84,570
Accounts receivable, net	31,776	309,768
Prepaid expense and other current assets	-	29,467
Total current assets	199,984	423,805

Property and equipment, net	252,903	409,525
Operating lease right-of-use assets, net	-	322,616
Advance payment for acquisition	2,726,188	2,726,188
Intellectual property, net of accumulated amortization	2,798,816	3,525,816
Deposits	36,062	45,673
Total Assets	$6,013,953	$7,453,623

Liabilities and Stockholders’ Deficit
Current Liabilities
Accounts payable and accrued liabilities	$5,919,988	3,360,469
Deferred revenue	1,591,326	1,627,572
Interest payable	2,097,216	1,352,227
Notes payable, net of unamortized discount	3,340,492	3,704,326
Convertible notes payable, net of unamortized discount	3,877,944	3,047,388
Due to a related party	144,303	341,437
Operating lease liability	-	357,656
Finance lease liability	10,341	10,341
Total Current Liabilities	16,981,610	13,801,416

Series B Preferred Stock, 80,000 shares designated; $0.001 par value; Stated value $10.00, 0 and 29,750 shares issued and outstanding, net of discount, respectively	-	-
Notes payable, net of unamortized discount - non-current	1,406,849	1,355,132
Convertible notes payable, net of unamortized discount - non-current	-	97,946
Deferred revenues - non-current	714,127	195,997
Total Liabilities	19,102,586	15,450,491

Commitments and Contingencies	-	-

Stockholders’ Deficit
Preferred stock: 337,500 authorized; $0.001 par value Series A Preferred Stock, 150,000 shares designated; $0.001 par value; 149,492 and 149,892 shares issued and outstanding, respectively	149	150
Common stock: 500,000,000 authorized; $0.001 par value; 1,150,223 and 272,874 shares issued and outstanding, respectively	62,472	61,564
Additional paid in capital	48,592,764	47,598,254
Accumulated deficit	(61,744,018)	(55,656,836)
Total Stockholders’ Deficit	(13,088,633)	(7,996,868)
Total Liabilities and Stockholders’ Deficit	$6,013,953	$7,453,623

See the accompanying notes, which are an integral part of these consolidated financial statements.

F-22

DATA443 RISK MITIGATION, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2024	2023

Revenue	$4,872,422	$5,578,942
Cost of revenue	2,023,623	1,726,187
Gross profit	2,848,799	3,852,755

Operating expenses
General and administrative	5,276,033	6,149,243
Sales and marketing	637,291	487,971
Total operating expenses	5,913,323	6,637,214

Net loss from operations	(3,064,524)	(2,784,459)

Other income (expense)
Interest expense	(2,742,421)	(6,417,407)
Other Income	(4,933)	43,977
Gain (loss) on settlement of debt	-	4,913,181
Gain (loss) on settlement	(160,304)	-
Gain (loss) on investment	(115,000)	-
Total other expense	(3,022,658)	(1,460,249)

Loss before income taxes	(6,087,182)	(4,244,708)
Provision for income taxes	-	-
Net loss	$(6,087,182)	$(4,244,708)

Dividend on Series B Preferred Stock	-	-
Net loss attributable to common stockholders	$(6,087,182)	$(4,244,708)

Basic and diluted loss per Common Share	$(5.29)	$(15.56)
Basic and diluted weighted average number of common shares outstanding	723,538	272,874

See the accompanying notes, which are an integral part of these consolidated financial statements.

F-23

DATA443 RISK MITIGATION, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIT

	Series A Preferred Stock		Common Stock		Additional Paid in	Accumulated	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Deficit	(Deficit)

Balance - December 31, 2022	149,892	$150	4,360	$2,611	$42,642,514	$(51,412,128)	$(8,766,853)

Common Stock issued for acquisition of Cyren Assets	-	-	165,290	165	1,999,835	-	2,000,000
Common Stock issued for conversion of debt	-	-	21,428	12,857	344,735	-	357,592
Common Stock issued for adjustment to investors in private placement	-	-	77,010	45,619	(45,619)	-	-
Warrant issued in conjunction with debts ⁽ⁱ⁾	-	-	-	-	1,682,499	-	1,682,499
Stock-based compensation	-	-	4,786	312	974,290	-	974,602
Net loss	-	-	-	-	-	(4,244,708)	(4,244,708)
Balance – December, 2023	149,892	$150	272,874	$61,564	$47,598,254	$(55,656,836)	$(7,996,868)

Common stock issued for conversion of preferred stock	(400)	(1)	400,000	400	(399)	-	-
Common stock issued for conversion of debt	-	-	477,349	477	70,046	-	70,523
Stock-based compensation	-	-	-	31	924,863	-	924,894
Net loss						(6,087,182)	(6,087,182)
Balance - December 31, 2024	149,492	$149	1,150,223	$62,472	$48,592,764	$(61,744,018)	$(13,088,633)

See the accompanying notes, which are an integral part of these consolidated financial statements.

F-24

DATA443 RISK MITIGATION, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(6,087,182)	$(4,244,708)
Adjustments to reconcile net loss to net cash used in operating activities:
Loss on investment	115,000	-
Gain on settlement of debt	-	(4,904,081)
Stock-based compensation expense	924,894	974,602
Depreciation and amortization	883,622	631,544
Amortization of debt discount	1,319,121	1,858,655
Lease liability amortization	(35,040)	(128,274)
Changes in operating assets and liabilities
Accounts receivable	277,992	(277,790)
Prepaid expenses and other current assets	29,467	61,737
Accounts payable and accrued liabilities	2,559,519	2,328538
Deferred revenue	481,884	(669,582)
Interest payable	796,118	5,151,460
Deposit	9,611	-
Net Cash provided by Operating Activities	1,275,006	782,101

CASH FLOWS FROM INVESTING ACTIVITIES:
Advance payment for acquisition	(115,000)	(1,500,000)
Purchase of property and equipment	-	(185,523)
Net Cash used in Investing Activities	(115,000)	(1,685,523)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible notes payable	290,000	1,067,631
Repayment of convertible notes payable	(303,488)	(438,059)
Proceeds from issuance of notes payable	-	1,689,868
Repayment of notes payable	(865,746)	(1,562,535)
Proceeds from related parties	288,406	422,935
Repayment to related parties	(485,540)	(193,560)
Net Cash (used in) provided by Financing Activities	(1,076,368)	986,280

Net change in cash	83,638	82,858
Cash, beginning of period	84,570	1,712
Cash, end of period	$168,208	$84,570

Supplemental cash flow information
Cash paid for interest	$341,081	$701,427
Cash paid for taxes	$-	$

Non-cash transactions:
Common stock issued for acquisition of subsidiary	$-	$2,000,000
Gain on settlement of debt	$-	4,904,081
Settlement of convertible notes payable through issuance of common stock	$47,518	$357,592
Warrant issued in conjunction with debts	$-	$1,682,499
Common stock issued for conversion of Series A preferred stock	$400	-

See the accompanying notes, which are an integral part of these consolidated financial statements.

F-25

DATA443 RISK MITIGATION, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2024 AND 2023

NOTE 1: BUSINESS DESCRIPTION

Description of Business

Data443 Risk Mitigation, Inc. (the “Company”) was incorporated as a Nevada corporation on May 4, 1998. On October 15, 2019, the Company changed its name from LandStar, Inc. to Data443 Risk Mitigation, Inc. within the state of Nevada.

We deliver solutions and capabilities that businesses can use in conjunction with their use of established cloud vendors such as Microsoft® Azure, Google® Cloud Platform (GCP) and Amazon® Web Services (AWS), as well as with on-premises databases and database applications with virtualization platforms, such as those hosted or configured using VMWare®, Citrix® and Oracle® clouds/products).

Advance Payment for Acquisition

On January 19, 2022, we entered into an Asset Purchase Agreement with Centurion Holdings I, LLC (“Centurion”) to acquire the intellectual property rights and certain assets collectively known as Centurion SmartShield Home and SmartShield Enterprise, patented technology that protects and recovers devices in the event of ransomware attacks. The total purchase price of $3,400,000 consists of: (i) a $250,000 cash payment at closing; (ii) a $2,900,000 promissory note issued by Data443 in favor of Centurion (“Centurion Note”); and (iii) $250,000 in the form of a contingent payment. The Centurion Note matures January 19, 2027 but provides that Data443’s repayment obligation would accelerate on the occurrence of certain events. One of those events was a financing event that did not occur within the originally anticipated timeframe. If that event had occurred, then Data443’s repayment obligation would have been to repay the balance of the outstanding principal and interest as follows: (i) $500,000 of the then-outstanding amount due in cash; and (ii) the remaining balance, at Data443’s option, in Common stock or a combination of Common stock and cash, with the number of shares of Common stock to be determined according to a specified formula. In April 2022, Data443 and Centurion agreed that, even though the trigger for this acceleration event did not occur, Data443 would issue shares of Common stock to Centurion in an amount then-equivalent to $2,400,000, as partial repayment of the obligation due under the Centurion Note. The number of shares of Common stock Data443 issued to Centurion on April 20, 2022, was 380,952. Because Data443 still has some repayment obligations to fulfill under the Centurion Note, as of the filing date of these financial statements, the acquisition that is the subject of the Centurion Asset Purchase Agreement is still not completed. The Company is in communication with Centurion and they are both expecting the agreement to be completed in 2025.

NOTE 2: SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements as of December 31, 2024 and 2023 include the accounts of the Company and its wholly-owned subsidiary, Data443 Risk Mitigation, Inc., a North Carolina operating company. All intercompany accounts and activities have been eliminated upon consolidation. These consolidated financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

F-26

Revenue Recognition

The Company derives revenue primarily from contracts for subscription to access our SaaS platforms and, to a much lesser degree, ancillary services provided in connection with subscription services. The Company’s contracts include the performance obligations that require us to provide access to the platforms, usually on an annual subscription. The Company’s contracts are for subscriptions to our data classification, movement, governance, encryption, access control and distribution software and related services. We also perform professional services consulting with specific deliverables managed primarily by statements of work. Customers typically enter into our services subscription and various statements of work concurrently. Most of the Company’s performance obligations are not considered to be distinct from the subscriptions to our software or hosting platforms and related services and are combined into a single performance obligation. New statements of work and modifications of contracts are reviewed each reporting period and to assess the nature and characteristics of the new or modified performance obligations on a contract by contract basis.

Revenue related to contracts with customers is evaluated utilizing the following steps: (i) Identify the contract, or contracts, with a customer; (ii) Identify the performance obligations in the contract; (iii) Determine the transaction price; (iv) Allocate the transaction price to the performance obligations in the contract; (v) Recognize revenue when the Company satisfies a performance obligation.

Revenues from professional services consist mostly of time and material services. The performance obligations are satisfied, and revenues are recognized, when the services are provided or over the time of the service term until it expires.

Subscription software that is sold on-premises is recognized at the point of time when the software license has been delivered and the benefit of the asset has transferred. Maintenance associated with subscription licenses is recognized ratably over the term of the agreement. Our SaaS offerings allow customers to use hosted software, and our revenue is recognized ratably over the associated contract time period.

Cash and Cash Equivalents

For purposes of balance sheet presentation and reporting of cash flows, the Company considers all unrestricted demand deposits, money market funds and highly liquid debt instruments with an original maturity of less than 90 days to be cash and cash equivalents. The Company had no cash equivalents at December 31, 2024 and 2023.

Accounts Receivable

Accounts receivable are recorded in accordance with ASC 310, “Receivables.” Accounts receivable are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable.

Deferred Revenue

Deferred revenue mostly consists of service subscriptions received from users in advance of revenue recognition. The increase in the deferred revenue balance for the year ended December 31, 2024 and 2023 was driven by cash payments from customers in advance of satisfying our performance obligations, offset by revenue recognized that was included in the deferred revenue balance at the beginning of the period.

Convertible Financial Instruments

The Company account for our convertible financial instruments in accordance with ASC 470-20 “Debt with Conversion and Other Options.” Prior to the adoption of ASU 2020-06 on January 1, 2022, we separated the convertible notes into liability and equity components. The carrying amounts of the liability component of the convertible notes were calculated by measuring the fair value of similar debt instruments that do not have an associated convertible feature. The carrying amounts of the equity components, representing the conversion option, were determined by deducting the fair value of the liability components from the par value of the convertible notes. This difference represents the debt discount that is amortized to interest expense over the terms of the convertible notes using the effective interest rate method.

Following the adoption of ASU 2020-06 on January 1, 2022, which we elected to adopt using a modified retrospective approach, we no longer separate the convertible notes into liability and equity components. Now convertible notes are recorded and disclosed as convertible notes payable, net of unamortized discount.

F-27

Share-Based Compensation

Employees - The Company accounts for share-based compensation under the fair value method which requires all such compensation to employees, including the grant of employee stock options, to be calculated based on its fair value at the measurement date (generally the grant date), and recognized in the consolidated statement of operations over the requisite service period.

Nonemployees - During June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting (“ASU 2018-07”) to simplify the accounting for share-based payments to nonemployees by aligning it with the accounting for share-based payments to employees. The Company elected to adopt ASU 2018-07 early. Under the requirements of ASU 2018-07, the Company accounts for share-based compensation to non-employees under the fair value method which requires all such compensation to be calculated based on the fair value at the measurement date (generally the grant date), and recognized in the statement of operations over the requisite service period.

The Company recorded approximately $924,894 in share-based compensation expense for the year ended December 31, 2024, compared to approximately $974,602 in share-based compensation expense for the year ended December 31, 2023.

Determining the appropriate fair value model and the related assumptions requires judgment. During the year ended December 31, 2024 and 2023, the fair value of each option grant was estimated using a Black-Scholes option-pricing model.

The expected volatility represents the historical volatility of the Company’s publicly traded common stock. Due to limited historical data, the Company calculates the expected life based on the mid-point between the vesting date and the contractual term which is in accordance with the simplified method. The expected term for options granted to nonemployees is the contractual life. The risk-free interest rate is based on a treasury instrument whose term is consistent with the expected life of stock options. The Company has not paid and does not anticipate paying cash dividends on its shares of common stock; therefore, the expected dividend yield is assumed to be zero.

Income Taxes

The asset and liability method is used in the Company’s accounting for income taxes. Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that are expected to be in effect when the differences are expected to reverse.

Deferred tax assets and liabilities are determined based on the temporary differences between the financial statement carrying amounts and the tax bases of assets and liabilities using the enacted tax rates in effect in the years in which the differences are expected to reverse. In estimating future tax consequences, all expected future events are considered other than enactment of changes in the tax law or rates.

The Company adopted ASC 740 “Income Taxes,” which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the financial statements. Under ASC 740, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. ASC 740 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits.

The determination of recording or releasing tax valuation allowance is made, in part, pursuant to an assessment performed by management regarding the likelihood that the Company will generate future taxable income against which benefits of its deferred tax assets may or may not be realized.

F-28

Intellectual Property

The cost of intangible assets with determinable useful lives is amortized to reflect the pattern of economic benefits consumed on a straight-line basis over the estimated periods benefited. Patents, technology and other intangibles with contractual terms are generally amortized over their respective legal or contractual lives. When certain events or changes in operating conditions occur, an impairment assessment is performed and lives of intangible assets with determinable lives may be adjusted.

Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted future cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value.

Property and Equipment

Property and equipment, consisting mostly of computer equipment, is recorded at cost reduced by accumulated depreciation and impairment, if any. Depreciation expense is recognized over the assets’ estimated useful lives of three - seven years using the straight-line method. Major additions and improvements are capitalized as additions to the property and equipment accounts, while replacements, maintenance and repairs that do not improve or extend the life of the respective assets, are expensed as incurred. Estimated useful lives are periodically reviewed and, when appropriate, changes are made prospectively. When certain events or changes in operating conditions occur, asset lives may be adjusted and an impairment assessment may be performed on the recoverability of the carrying amounts.

Fair Value Measurements

The Company uses a three-tier fair value hierarchy to classify and disclose all assets and liabilities measured at fair value on a recurring basis, as well as assets and liabilities measured at fair value on a non-recurring basis, in periods subsequent to their initial measurement. The hierarchy requires the Company to use observable inputs when available, and to minimize the use of unobservable inputs, when determining fair value. The three tiers are defined as follows:

●	Level 1—Observable inputs that reflect quoted market prices (unadjusted) for identical assets or liabilities in active markets;

●	Level 2—Observable inputs other than quoted prices in active markets that are observable either directly or indirectly in the marketplace for identical or similar assets and liabilities; and

●	Level 3—Unobservable inputs that are supported by little or no market data, which require the Company to develop its own assumptions.

Fair value is an exit price, representing the amount that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or a liability. The carrying amounts of cash and cash equivalents, marketable securities, trade receivables, short-term deposits and trade payables approximate their fair value due to the short-term maturity of such instruments. This valuation technique involves management’s estimates and judgment based on unobservable inputs and is classified in level 3.

F-29

Basic and Diluted Net Loss Per Common Share

Basic earnings per share (“EPS”) is computed based on the weighted average number of shares of common stock outstanding during the period. Diluted EPS is computed based on the weighted average number of shares of common stock plus the effect of dilutive potential common shares outstanding during the period using the treasury stock method and as if converted method. Dilutive potential common shares include outstanding stock options, warrant and convertible notes.

For the year ended December 31, 2024 and 2023, respectively, the following common stock equivalents were excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive.

	Years Ended December 31,
	2024	2023
	(Shares)	(Shares)
Series A Preferred Stock	149,492,000	149,892,000
Stock options	864,887	9,765
Warrants	616,933	616,933
Total	150,973,820	150,518,698

Leases

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities - current, and operating lease liabilities - noncurrent on the balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in our balance sheets.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

Segments

Operating segments are defined as components of an enterprise engaging in business activities for which discrete financial information is available and regularly reviewed by the chief operating decision maker in deciding how to allocate resources and in assessing performance. The Company operates and manages its business as one operating segment and all of the Company’s revenues and operations are currently in the United States.

Recently Adopted Accounting Guidance

In March 2022, the FASB issued ASU 2022-02, ASC Subtopic 326 “Credit Losses”: Troubled Debt Restructurings and Vintage Disclosures. Since the issuance of Accounting Standards Update No. 2016-13, Financial Instruments—Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments, the Board has provided resources to monitor and assist stakeholders with the implementation of Topic 326 (“Update”). Post-Implementation Review (PIR) activities have included forming a Credit Losses Transition Resource Group, conducting outreach with stakeholders of all types, developing educational materials and staff question-and-answer guidance, conducting educational workshops, and performing an archival review of financial reports. ASU No. 2022-02 is effective for annual and interim periods beginning after December 15, 2022. The adoption of this standard did not have a significant impact on the Company’s consolidated financial statements.

F-30

In June 2022, the FASB issued ASU 2022-03, ASC Subtopic 820 “Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions”. The FASB is issuing this Update (1) to clarify the guidance in Topic 820, Fair Value Measurement, when measuring the fair value of an equity security subject to contractual restrictions that prohibit the sale of an equity security, (2) to amend a related illustrative example, and (3) to introduce new disclosure requirements for equity securities subject to contractual sale restrictions that are measured at fair value in accordance with Topic 820.

Stakeholders asserted that the language in the illustrative example resulted in diversity in practice on whether the effects of a contractual restriction that prohibits the sale of an equity security should be considered in measuring that equity security’s fair value. Some stakeholders apply a discount to the price of an equity security subject to a contractual sale restriction, whereas other stakeholders consider the application of a discount to be inappropriate under the principles of Topic 820.

For public business entities, the amendments in this Update are effective for fiscal years beginning after December 15, 2023, and interim periods within those fiscal years. The adoption of this standard did not have a significant impact on the Company’s consolidated financial statements.

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”), intended to improve reportable segments disclosure requirements primarily through enhanced disclosures about significant segment expenses.

ASU 2023-07 includes a requirement to disclose significant segment expenses that are regularly provided to the CODM and included within each reported measure of segment profit or loss, the title and position of the CODM, an explanation of how the CODM uses the reported measure(s) of segment profit or loss in assessing segment performance and deciding how to allocate resources, and all segments’ profit or loss and assets disclosures. ASU 2023-07 is effective for all public companies for fiscal years beginning after December 15, 2023, and interim periods for the interim period beginning on January 1, 2025. Adoption of ASU 2023-07 did not have a material impact on the Company’s financial statement.

Recently Issued Accounting Pronouncements

The Company has considered all other recently issued accounting pronouncements and does not believe the adoption of such pronouncements will have a material impact on its consolidated financial statements.

NOTE 3: LIQUIDITY AND GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that we will continue as a going concern. As reflected in the financial statements, we have incurred significant current period losses and we have negative working capital and an accumulated deficit. We have relied upon loans and issuances of our equity to fund our operations. These conditions, among others, raise substantial doubt about our ability to continue as a going concern. Management’s plans regarding these matters, include raising additional debt or equity financing, the terms of which might not be acceptable. The accompanying consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3: SEGMENT INFORMATION

The Company is engaged in a single line of business. The Company has identified the Chief Executive Officer of the Company as the Chief Operating Decision Maker (CODM). The Company’s activities are interrelated, and each activity is dependent upon and supportive of the other. The CODM manages business activities using consolidated information for the Company as a whole. Accordingly, all significant operating decisions are based on analysis of financial products provided as a single global business. As a result, no disaggregated segment information is presented.

F-31

NOTE 4: PROPERTY AND EQUIPMENT

The following table summarizes the components of the Company’s property and equipment as of the dates presented:

	December 31, 2024	December 31, 2023
Furniture and Fixtures	$6,103	$6,103
Computer Equipment	1,053,193	1,053,193
	1,059,296	1,059,296
Accumulated depreciation	(806,393)	(649,771)
Property and equipment, net of accumulated depreciation	$252,903	$409,525

Depreciation expense for the years ended December 31, 2024 and 2023, was $156,622 and $203,029, respectively, and recorded in general and administrative expenses.

During the years ended December 31, 2024 and 2023, the Company acquired property and equipment of $-0- and $185,523, respectively.

NOTE 5: INTELLECTUAL PROPERTY

On February 7, 2019, the Company entered into an Exclusive License and Management Agreement (the “License Agreement”) with WALA, INC., which conducts business under the name ArcMail Technology (“ArcMail”). Under the License Agreement, the Company was granted the exclusive right and license to receive all benefits from the marketing, selling and licensing, of the ArcMail business products, including, without limitation, the good will of the business. The term of the License Agreement is twenty-seven (27) months, with the following payments to be made by the Company to ArcMail: (i) $200,000 upon signing the License Agreement; (ii) monthly payments starting 30 days after the execution of the License Agreement in the amount of $25,000 per month during months 1-6; (iii) monthly payments in the amount of $30,000 per month during months 7-17; and (iii) in month 18, final payment in the amount of $765,000. As of December 31, 2019, the balance of payments due under the License Agreement was $1,094,691. In connection with the execution of the License Agreement, two other agreements were also executed: (a) a Stock Purchase Rights Agreement, under which the Company has the right, though not the obligation, to acquire 100% of the issued and outstanding shares of stock of ArcMail from Rory Welch, the CEO of ArcMail (the right can be exercised over a period of 27 months); and (b) a Business Covenants Agreement, under which ArcMail and Mr. Welch agreed to not compete with the Company’s use of the ArcMail business under the License Agreement for a period of twenty-four (24) months. Mr. Welch shall continue to serve as ArcMail’s CEO. The Company has not purchased any outstanding shares under the Stock Purchase Rights Agreement. As of September 30, 2020, the Company terminated all agreements with Mr. Welch and ArcMail. The Company continued to use all assets under the License Agreement and was finalizing an agreement with the creditors of Mr. Welch and ArcMail (the creditors have taken ownership of the assets) for the Company’s continued use of all assets. During the year ended December 31. 2021, the Company reached the agreement and issued notes payable of $1,404,000 to settle license fee payable of $1,094,691. As a result, the Company recorded a loss on settlement of debt of $309,309.

On August 13, 2020, the Company entered into an Asset Purchase Agreement to acquire certain assets collectively known as FileFacets™, a Software-as-a-Service (SaaS) platform that performs sophisticated data discovery and content search of structured and unstructured data within corporate networks, servers, content management systems, email, desktops and laptops. The total purchase price was $135,000, which amount was paid in full at the closing of the transaction.

On September 21, 2020, the Company entered into an Asset Purchase Agreement with the owners of a business known as IntellyWP™, to acquire the intellectual property rights and certain assets collectively known as IntellyWP™, an Italy-based developer that produces WordPress plug-ins that enhance the overall user experience for webmaster and end users. The total purchase price of $135,000 consists of: (i) a $55,000 cash payment at closing; (ii) a cash payment of $40,000 upon completion of certain training; and, (iii) a cash payment of $40,000 upon the Company collecting $25,000 from the assets acquired in the subject transaction.

F-32

On October 8, 2020, the Company entered into an Asset Purchase Agreement with Resilient Network Systems, Inc. (“RNS”) to acquire the intellectual property rights and certain assets collectively known as Resilient Networks™, a Silicon Valley based SaaS platform that performs SSO and adaptive access control “on the fly” with sophisticated and flexible policy workflows for authentication and authorization. The total purchase price of $305,000 consists of: (i) a $125,000 cash payment at closing; and, (ii) the issuance of 19,148,936 shares of our common stock to RNS.

On May 15, 2023 we entered into an agreement to purchase certain assets (the “Cyren Assets”) of Cyren Ltd. (“Cyren”) a company that provided emerging and high-volume risk mitigation services for some of the world’s largest name brand organizations prior to its bankruptcy filing in February 2023. Pursuant to a purchase agreement, the appointed receiver for the Cyren Assets (the “Receiver”) agreed to sell, transfer, assign, convey and deliver to the Company, and the Company agreed to purchase from the Receiver, all right, title, and interest in and to the Cyren Assets, as further described in the purchase agreement, as amended on December 12, 2023 (as so amended, the “Purchase Agreement”). On December 15, 2023 we closed the transaction.

Based on the criteria listed in ASC 805-10-55-5A, we recorded the transaction between Data443 and Cyren Receiver Trustee as an asset acquisition and not a business acquisition pursuant to US GAAP.

ASC 805-10-55-5A

If substantially all of the fair value of the gross assets acquired is concentrated in a single identifiable asset or group of similar identifiable assets, the set is not considered a business. Gross assets acquired should exclude cash and cash equivalents, deferred tax assets, and goodwill resulting from the effects of deferred tax liabilities. However, the gross assets acquired should include any consideration transferred (plus the fair value of any noncontrolling interest and previously held interest, if any) in excess of the fair value of net identifiable assets acquired.

All Cyren assets acquired by Data443 were specifically the Threat Intelligence Services (TIS) assets which should be considered “a single identifiable asset or group of similar identifiable assets” as described above and accounted for substantially all of the fair value of the gross assets purchased. The TIS assets consist of a defined set of Cyren Intellectual Property specifically used to identify cyber threats from spam, viruses, phishing risks, and other cyber risks. Data443 did not acquire any facilities, employees, distribution processes, sales force/processes, customer contracts (all customer contracts voided by bankruptcy filing), operating rights (or processes), or production processes. All of the aforementioned business components went away as of the bankruptcy filing. Data443 did not acquire any cash or cash equivalents, deferred tax assets, or goodwill resulting from the effects of deferred tax liabilities as specified in ASC 805. Trademarks, websites, and logos were also acquired, however, due the manner in which Cyren ceased operations and the lack of notification to its customers, these “assets” have little to no value.

Based on the fact that the assets acquired were concentrated in a single identifiable asset or group of similar identifiable assets were substantially all of the fair value of the assets purchased according to ASC 805-10-55-5A, the transaction between Data443 and the Receiver Trustee of Cyren is an asset acquisition pursuant to US GAAP.

The following table summarizes the components of the Company’s intellectual property as of the dates presented:

	December 31, 2024	December 31, 2023
Intellectual property:
WordPress® GDPR rights	$46,800	$46,800
ARALOC™	1,850,000	1,850,000
ArcMail License	1,445,000	1,445,000
DataExpressTM	1,388,051	1,388,051
FileFacetsTM	135,000	135,000
IntellyWP™	60,000	60,000
Resilient Network Systems	305,000	305,000
Cyren Engines	3,500,000	3,500,000
	8,729,851	8,729,851
Accumulated amortization	(5,931,035)	(5,204,035)
Impairment	-	-
Intellectual property, net of accumulated amortization	$2,798,816	$3,525,816

F-33

The Company recognized amortization expense of approximately $727,000 and $428,515 for the years ended December 31, 2024 and 2023, respectively, recorded as general and administrative expense.

Based on the carrying value of definite-lived intangible assets as of December 31, 2023, we estimate our amortization expense for the next five years will be as follows:

Amortization
Year Ended December 31,	Expense
2025	715,750
2026	700,000
2027	700,000
2028	683,066
2,798,816

NOTE 6: ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

The following table summarizes the components of the Company’s accounts payable and accrued liabilities as of the dates presented:

	December 31, 2024	December 31, 2023

Accounts payable	$3,608,845	$2,004,462
Credit cards	70,666	81,055
Accrued liabilities	2,240,477	1,274,952
Balance, end of year	$5,919,988	$3,360,469

NOTE 7: DEFERRED REVENUE

For the years ended December 31, 2024 and 2023, changes in deferred revenue were as follows:

	December 31, 2024	December 31, 2023
Balance, beginning of year	$1,823,569	$2,493,151
Deferral of revenue	3,053,183	1,912,729
Recognition of deferred revenue	(2,571,299)	(2,582,311)
Balance, end of year	$2,305,453	$1,823,569

As of December 31, 2024 and 2023, is classified as follows:

	December 31, 2024	December 31, 2023
Current	$1,591,326	$1,627,572
Non-current	714,127	195,997
Balance, end of year	$2,305,453	$1,823,569

F-34

NOTE 8: LEASES

Operating lease

We had two noncancelable operating leases for office facilities, one that we entered into January 2019 and that expires January 10, 2024 and another that we entered into in April 2022 and that expires April 30, 2024. We have signed an extension for the lease at our current office through the end of 2024. with a one year renewal option and a rent escalation clause. In the summer of 2022, we relocated to the expanded square footage of the premises that are the subject of the April 2022 lease to support our growing operations, and entered into a commission agreement with the landlord of the building to sublet the premises that are the subject of the January 2019 lease. We have relocated our office furniture and equipment to a smaller location in the same office building on December 31, 2024 with a nonrenewable 7 month lease that expires on July 31, 2025.

Lease right-of-use assets represent the right to use an underlying asset pursuant to the lease for the lease term, and lease liabilities represent the obligation to make lease payments arising from the lease. Lease right-of-use assets and lease liabilities are recognized at the commencement of an arrangement where it is determined at inception that a lease exists. These assets and liabilities are initially recognized based on the present value of lease payments over the lease term calculated using our estimated incremental borrowing rate generally applicable to the location of the lease right-of-use asset, unless an implicit rate is readily determinable. We combine lease and certain non-lease components in determining the lease payments subject to the initial present value calculation. Lease right-of-use assets include upfront lease payments and exclude lease incentives, if applicable. When lease terms include an option to extend the lease, we have not assumed the options will be exercised.

Lease expense for operating leases generally consist of both fixed and variable components. Expense related to fixed lease payments are recognized on a straight-line basis over the lease term. Variable lease payments are generally expensed as incurred, where applicable, and include agreed-upon changes in rent, certain non-lease components, such as maintenance and other services provided by the lessor, and other charges included in the lease. Leases with an initial term of twelve months or less are not recorded on the balance sheet. We recognized total lease expense of approximately $381,104 and $349,209 for the years ended December 31, 2024 and 2023, respectively, primarily related to operating lease costs paid to lessors from operating cash flows. As of December 31, 2024 and 2023, the Company recorded security deposit of $29,467. We entered into our operating lease in January 2019.

Future minimum lease payments under operating leases that have initial noncancelable lease terms in excess of one year at December 31, 2024 were as follows:

Total
Year Ended December 31,	-
2024	-
Thereafter	-
-
Less: Imputed interest	-
Operating lease liabilities	-

Operating lease liability - current	-
Operating lease liability - non-current	$-

The following summarizes other supplemental information about the Company’s operating lease as of December 31, 2024:

Weighted average discount rate	-%
Weighted average remaining lease term (years)

F-35

Finance lease

The Company leases computer and hardware under non-cancellable capital lease arrangements. The term of those capital leases is 3 years and annual interest rate is 12%. At December 31, 2024 and 2023, capital lease obligations included in current liabilities were $10,341 and $10,341, respectively, and capital lease obligations included in long-term liabilities were $-0- and $-0-, respectively. During the years ended December 31, 2024 and 2023, the Company paid interest expense of $-0- and $-0-, respectively.

At December 31, 2024, there were $10,341 future minimum lease payments under the finance lease obligations, are as follows:

Total

2025	10,341
Thereafter	-
10,341
Less: Imputed interest	-
Finance lease liabilities	10,341

Finance lease liability	10,341
Finance lease liability - non-current	$-

As of December 31, 2024 and 2023, finance lease assets are included in property and equipment as follows:

	December 31, 2024	December 31, 2023
Finance lease assets	$267,284	$267,284
Accumulated depreciation	(267,284)	(267,284)
Finance lease assets, net of accumulated depreciation	$-	$-

NOTE 9: CONVERTIBLE NOTES PAYABLE

Convertible notes payable consists of the following:

	December 31, 2024	December 31, 2023
Convertible Notes - Issued in fiscal year 2020	97,946	97,946
Convertible Notes - Issued in fiscal year 2021	508,440	508,440
Convertible Notes - Issued in fiscal year 2022	1,234,251	1,201,083
Convertible Notes - Issued in fiscal year 2023	1,854,584	2,067,893
Convertible Notes - Issued in fiscal year 2024	183,982	-
	3,879,203	3,875,362
Less debt discount and debt issuance cost	(1,259)	(730,028)
	3,877,944	3,145,334
Less current portion of convertible notes payable	3,877,944	3,047,388
Long-term convertible notes payable	$-	$97,946

During the years ended December 31, 2024 and 2023, the Company recognized interest expense on convertible notes payable of $1,334,432 and $5,071,570, and amortization of debt discount, included in interest expense of $793,616 and $1,189,987, respectively.

Convertible note payable with outstanding balance of $508,440 matured on October 2023. The default annual interest rate of 16% becomes the effective interest rate on the past due principal. We are in communication with the lender.

Convertible note payable with outstanding balance of $64,550 matured on February 11, 2023. The default annual interest rate of 24% becomes the effective interest rate on the past due principal. We are in communication with the lender.

Convertible note payable with outstanding balance of $72,000 matured on February 11, 2023. The default annual interest rate of 24% becomes the effective interest rate on the past due principal. We are in communication with the lender.

Convertible note payable with outstanding balance of $87,527 matured on February 14, 2023. The default annual interest rate of 24% becomes the effective interest rate on the past due principal. We are in communication with the lender.

F-36

Convertible note payable with outstanding balance of $102,340 matured on March 1, 2023. The default annual interest rate of 24% becomes the effective interest rate on the past due principal. We are in communication with the lender.

Convertible note payable with outstanding balance of $66,500 matured on February 9, 2023. The default annual interest rate of 24% becomes the effective interest rate on the past due principal. We are in communication with the lender.

Convertible note with outstanding balance $50,000 is in default as of September 30, 2022 with a default interest rate of 18%. We are in communication with the lender.

Convertible note with outstanding balance $750,000 is in default as of December 07, 2024 with no default interest rate. We are in communication with the lender.

Convertible note with outstanding balance $300,000 is in default as of January 24, 2025 with no default interest rate. We are in communication with the lender.

Convertible note with outstanding balance $718,750 is in default as of June 30, 2024 with a default interest rate of 12%. We are in communication with the lender.

Convertible note with outstanding balance $812,500 is in default as of June 30, 2024 with a default interest rate of 12%. We are in communication with the lender.

Convertible note with outstanding balance $16,773 is in default as of October 15, 2024 with a default interest rate of 22%. We are in communication with the lender.

Convertible note with outstanding balance $94,950 is in default as of January 30, 2025 with a default interest rate of 22%. We are in communication with the lender.

Convertible note with outstanding balance $72,289 is in default as of February 15, 2025 with a default interest rate of 22%. We are in communication with the lender.

Replacement of note

During the year ended December 31, 2020, the Company assigned a portion of note with outstanding principal amounts of $150,000 to a lender. Our CEO paid $135,000 to repay a principal amount of $81,000 on behalf of the company. As a result, the Company recorded due to related party of $135,000 and loss on settlement of debt of $54,000.

F-37

Effective September 30, 2020, the Company exchanged (i) its convertible promissory note originally issued on March 20, 2020 in the amount of $125,000 (referred to herein as the Granite Note); and, (ii) the Common Stock Purchase Warrant dated 18 March 2020 for the issuance of sixteen (16) shares of Company Common Stock (the “Granite Warrant”) for the issuance of a new convertible promissory note issued in favor of Blue Citi LLC in the amount of $325,000 (the “Exchange Note”). Both the Granite Note and the Granite Warrant were cancelled as a result of the exchange and the issuance of the Exchange Note. Terms of the Exchange Note include, without limitation, the following:

a.	Principal balance of $325,000, which includes all accrued and unpaid interest on the Granite Note;

b.	No further interest shall accrue so long as there is no event of default;

c.	Conversions into common stock under the Exchange Note shall be effected at the lowest closing stock price during the five (5) days preceding any conversion, with -0- discount and a conversion price not below $112;

d.	No prepayment premiums or penalties; and

e.	Maturity date of September 30, 2021. Notes were fully converted in February 2021

Effective November 17, 2020, the Company entered into a Settlement and Release Agreement (the “Settlement Agreement”) with an existing lender to, among things, settle all dispute regarding a convertible promissory note, and exchanged that note for a newly issued note. The disputed note, referred to herein as the “Smea2z Note”, was originally issued on October 23, 2018 in favor of Smea2z LLC in the original principal amount of Two Hundred Twenty Thousand Dollars ($220,000). Subsequent to the issuance of the Smea2z Note, a series of agreements were executed which amended various terms and conditions of the Smea2z Note, resulting in, among other things, a purported principal balance of Six Hundred Thousand Eight Hundred Fifty Dollars ($608,850). As a result of the Settlement Agreement, the Smea2z Note was cancelled, and a new note was issued (the “Exchange Note”) in exchange for the Smea2z Note. The Exchange Note was issued as of November 17, 2020 in the reduced original principal amount of Four Hundred Thousand Dollars ($400,000). The Exchange Note further provides as follows:

a.	No further interest shall accrue so long as there is no event of default;

b.	Maturity date remains the same: 30 June 2021;

c.	No right to prepay;

d.	Conversion price is fixed at $56;

e.	Typical events of default for such a note, as well as a default in the event the closing price for the Company’s common stock is less than $56 for at least 5-consecutive days; and

f.	Leak out provision:

1.	One conversion per week, for no more than forty million shares;

2.	If the trading volume for the Company’s common stock exceeds fifty million shares on any day, a second conversion may be exercised during that week, again for no more than forty million shares (a total of eighty million shares for that week). Notes were fully converted in February 2021

Effective November 18, 2020, the Company entered into an agreement with three existing investors in the Company (the “Warrant Holders”), each of which was the holder of warrants issued the Company. The total number of warrants (collectively, the “Exchanged Warrants”) held by the Warrant Holders totaled 39. The Company and the Warrant Holders agreed to exchange the Exchanged Warrants for three newly issued promissory notes (the “Warrant Exchange Notes”). As a result of the exchange, the Exchanged Warrants were cancelled and of no further force and effect. The Warrants Exchange Notes were issued as of November 18, 2020, in the total original principal amount of One Hundred Thousand Dollars ($100,000). The Warrant Exchange Notes further provide as follows: (i) interest accrues at 5% per annum; (ii) maturity date of November 18, 2025; (iii) no right to prepay; (iv) fixed conversion price of $160; and, (v) typical events of default for such a note.

F-38

Conversion

During the year ended December 31, 2024, the Company converted notes with principal amounts and accrued interest of $68,863 into 477,349 shares of common stock.

During the year ended December 31, 2023, the Company converted notes with principal amounts and accrued interest of $357,592 into 21,428 shares of common stock.

Convertible notes payable consists of the following:

Promissory Notes - Issued in fiscal year 2020

During the twelve months ended December 31, 2020, the Company issued a total of $2,466,500 of notes with the following terms:

●	Terms ranging from 5 months to 60 months.

●	Annual interest rates of 0% - 25%.

●	Convertible at the option of the holders at issuance date, after maturity date or 6 months after issuance date.

●	Conversion prices are typically based on the discounted (25% to 50% discount) average closing prices or lowest trading prices of the Company’s shares during various periods prior to conversion. Certain note has a fixed conversion price ranging from $16 to $112. Certain note has a fixed conversion price of $0.5 for a first 5 months Certain note allows the principal amount will increase by $15,000 and the discount rate of conversion price will decrease by 18% if the conversion price is less than $160.

As of December 31, 2024, $97,946 notes that were issued in fiscal year 2020 were outstanding.

Promissory Notes - Issued in fiscal year 2021

During the year ended December 31, 2021, the Company issued convertible notes of $1,696,999 for cash proceeds of $1,482,000 after deducting financing fee of $214,999 with the following terms;

●	Terms ranging from 90 days to 12 months.

●	Annual interest rates of 5% to 12%.

●	Convertible at the option of the holders after varying dates.

●	Conversion prices are typically based on the discounted (39% discount) average closing prices or lowest trading prices of the Company’s shares during 20 periods prior to conversion.

●	1,414 shares of common stock valued at $133,663 issued in conjunction with convertible notes.

●	117,992 warrants to purchase shares of common stock with an exercise price a range from $7.44 to 36.00 granted in conjunction with convertible notes. The term of warrant is 5 years from issue date. (Note 12)

●	The convertible note on October 19, 2021 by the Company in favor of Mast Hill Fund matured on October 19, 2022 which triggered the conversion provision, the default interest rate of 16% and penalty of 125% additional principal based on the outstanding principal balance and accrued interest. As a result of additional principal penalty, the outstanding principal balance increase $91,311 and the effective interest rate increased to 16%.

F-39

As of December 31, 2024, $508,440 notes that were issued in fiscal year 2021 were outstanding.

Promissory Notes - Issued in fiscal year 2022

During the year ended December 31, 2022, we issued convertible promissory notes with principal amounts totaling $2,120,575, which resulted in cash proceeds of $1,857,800 after deducting a financing fee of $262,775. The 2022 Convertible Notes have the following key provisions:

●	Terms ranging from 3 to 12 months.

●	Annual interest rates of 9% to 20%.

●	Convertible at the option of the holders after varying dates.

●	Conversion price based on a formula corresponding to a discount (20% or 39% discount) off the lowest trading price of our Common stock for the 20 prior trading days including the day on which a notice of conversion is received, although one of the 2022 Convertible Notes establishes a fixed conversion price of $4.50 per share.

●	554,464 shares of common stock valued at $473,691 issued in conjunction with convertible notes.

In connection with the adoption of ASU 2020-06 on January 1, 2022, we reclassified $517,500, previously allocated to the conversion feature, from additional paid-in capital to convertible notes on our balance sheet. The reclassification was recorded to combine the two legacy units of account into a single instrument classified as a liability. As of January 1, 2022, we also recognized a cumulative effect adjustment of $439,857 to accumulated deficit on our balance sheet, that was primarily driven by the derecognition of interest expense related to the accretion of the debt discount as required under the legacy accounting guidance. Under ASU 2020-06, we will no longer incur non-cash interest expense related to the accretion of the debt discount associated with the embedded conversion option.

As of December 31, 2024, $1,216,631 notes that were issued in fiscal year 2022 were outstanding.

Promissory Notes - Issued in fiscal year 2023

During the year ended December 31, 2023, we issued convertible promissory notes with principal amounts totaling $2,211,083, which resulted in cash proceeds of $2,015,000 after deducting a financing fee of $462,112. The 2023 Convertible Notes have the following key provisions:

●	Terms ranging from 9 to 12 months.

●	Annual interest rates of 9% to 20%.

●	Convertible at the option of the holders after varying dates.

●	Conversion price based on a formula corresponding to a discount (20% or 30% discount) off the lowest trading price of our Common Stock for the 20 prior trading days including the day on which a notice of conversion is received, although one of the 2023 Convertible Notes establishes a fixed conversion price of $.50 per share and two of the 2023 Convertible Notes have a fixed conversion price of $.005 per share.

●	As of the year ended December 31, 2023, there were no derivative liabilities.

As of December 31, 2024, $1,854,584 notes that were issued in fiscal year 2023 were outstanding.

F-40

Promissory Notes - Issued in fiscal year 2024

During the year ended December 31, 2024, we issued convertible promissory notes with principal amounts totaling $314,250, which resulted in cash proceeds of $255,000 after deducting a financing fee of $59,250. The 2024 Convertible Notes have the following key provisions:

●	Terms ranging from 9 to 12 months.

●	Annual interest rates of 13% to 15%.

●	Convertible at the option of the holders after varying dates.

●	Conversion price based on a formula corresponding to a discount (20% or 30% discount) off the lowest trading price of our Common Stock for the 20 prior trading days including the day on which a notice of conversion is received, although one of the 2023 Convertible Notes establishes a fixed conversion price of $.50 per share and two of the 2024 Convertible Notes have a fixed conversion price of $.005 per share.

●	As of the year ended December 31, 2024, there were no derivative liabilities.

As of December 31, 2024, $183,982 notes that were issued in fiscal year 2023 were outstanding.

NOTE 10: NOTES PAYABLE

Notes payable consists of the following:

	December 31, 2024	December 31, 2023	Maturity	Interest Rate
Economic Injury Disaster Loan - originated in May 2020	$500,000	$500,000	30 years	3.75%
Promissory note - originated in February 2021	1,305,373	1,305,373	5 years	4.0%
Promissory note - originated in April 2021 (1)	676,693	676,693	1 year	12%
Promissory note - originated in July 2021 (1)	282,000	282,000	1 year	12%
Promissory note - originated in September 2021	18,855	31,758	$1,383.56 monthly payment for 60 months	28%
Promissory note - originated in April 2022	44,792	57,577	$1,695.41 monthly payment for 36 months	16.0%
Promissory note - originated in April 2022	-	47,392	$7,250 daily payment for 168 days	25%
Promissory note - originated in July 2022	34,597	43,579	$1,485.38 monthly payment for 60 months	18%
Promissory note - originated in July 2022	42,848	67,333	$3,546.87 monthly payment for 36 months	10%
Promissory note - originated in August 2022	15,534	20,797	$589.92 monthly payment for 60 months	8%
Promissory note - originated in October 2022	786,397	1,081,032	$1,749.00 daily payment for 30 days	66%
Promissory note - originated in January 2023	2,664	4,328	$237.03 monthly payment for 36 months	25%
Promissory note - originated in March 2023	35,678	47,570	$1,521.73 monthly payment for 60 months	18%
Promissory note - originated in March 2023	7,836	11,754	$559.25 monthly payment for 36 months	17%
Promissory note - originated in April 2023	21,115	24,634	$3,999.00 monthly payment for 12 months	12%
Promissory note - originated in April 2023	23,054	33,054	$3,918.03 monthly payment for 12 months	6%
Promissory note - originated in May 2023	-	322,000	3 months	29%
Promissory note - originated in June 2023	291,666	394,444	12 months	18%
Promissory note - originated in August 2023	11,371	15,895	36 months	14%
Promissory note - originated in December 2023	1,175,000	1,145,882	12 months	10%
	5,275,473	6,113,095
Less debt discount and debt issuance cost	(528,132)	(1,053,637)
	4,747,341	5,059,458
Less current portion of promissory notes payable	3,340,492	3,704,326
Long-term promissory notes payable	$1,406,849	$1,355,132

(1)	Note payable with outstanding balance of $676,693 matured on April 22, 2022. Note payable with outstanding balance of $282,000 matured on July 27, 2022. The default annual interest rate of 16% becomes the effective interest rate on the past due principal and interest. We are in communication with the lender.

F-41

During the years ended December 31, 2024 and 2023, the Company recognized interest expense on notes payable of $2,754,405 and $1,345,837, and amortization of debt discount, included in interest expense of $1,319,121 and $1,053,637, respectively.

During the years ended December 31, 2024 and 2023, the Company issued a total of $-0- and $1,617,868, less discount of $-0- and $1,689,868 and repaid $871,932 and $1,562,565, respectively.

Slate Advance Agreement

In March 2023 we entered into an agreement (the “Slate Agreement”) with Slate Advance (“Slate”) pursuant to which we sold $1,482,000 in future receivables (the “Slated Receivables Purchased Amount”) to Slate in exchange for payment to the Company of $975,000 in cash less fees of $40,325. The Company agreed to pay Slate at maximum of $14,999 each day until the Slate Receivables Purchased Amount is paid in full. The term of the Slate Agreement is indefinite. There is no stated interest rate. We recorded the difference between the purchase price and the receivable purchase as a debt discount. The debt discount balance is amortized as payments are made and recorded as interest expense.

In order to secure payment and performance of the Company’s obligations to Slate under the Slate Agreement, the Company granted to Slate a security interest in the following collateral: all accounts receivable and all proceeds as such term is defined by Article 9 of the UCC. We also agreed not to create, incur, assume, or permit to exist, directly or indirectly, any lien on or with respect to any of such collateral.

We analyzed the transaction under the guidance of ASC 470-60 Troubled Debt Restructuring to determine if the transaction qualified as a troubled debt restructuring. For a debt restructuring to be considered troubled, the debtor must be experiencing financial difficulty, and the creditor must have granted a concession. We analyzed the Slate Transaction under ASC 470-60 and determined that we met one of the definitions of a company experiencing financial difficulty, such as currently in default of any of our debts. As we are not in default, the fair value of the debt has not changed, we did not recognize gain or loss as the fair value has not changed, and the future undiscounted cash flows are not greater or smaller than the carrying value, the creditor has not granted any concessions. We believe that the debt does not fall into the troubled debt restructuring guidance since no concessions were granted by the creditor.

Effective June 1, 2023, the Company exchanged its convertible promissory note originally issued on December 21, 2021 in the amount of $555,555 in favor of Westland Properties, LLC for the issuance of a new promissory note issued in favor of Westland Properties, LLC in the amount of $665,000 (the “Exchange Note”). The original convertible Note was cancelled as a result of the exchange and the issuance of the Exchange Note. Terms of the Exchange Note include, without limitation, the following:

a.	Principal balance of $665,000, interest rate of 3%, default interest rate of 18%;

b.	$115,000 on or prior to July 25, 2023;

c.	A series of nine (9) monthly payments to the Holder in the amount of $38,889 with the first payment beginning September 1, 2023 with the final payment to be adjusted for any interest; and

d.	$200,000 on the earlier of (i) three (3) business days following the Company’s successful listing (“Uplisting”) on any of the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange or (ii) the receipt of not less than $4,000,000 in funding from a single transaction (in either event an “Uplist Payment”)

e.	Maturity date of September 30, 2021. Notes were fully converted in February 2021

In addition to exchanging the original Note, Westland Properties, LLC forgave $4,724,299 in default accrued interest and interest of $179,782.

F-42

NOTE 11: CAPITAL STOCK AND REVERSE STOCK SPLIT

Changes in Authorized Shares

On March 5, 2020, the Company amended its Articles of Incorporation to increase the number of shares of authorized common stock to 250,000,000.

On April 15, 2020, the Company amended its Articles of Incorporation to increase the number of shares of authorized common stock to 750,000,000.

On August 17, 2020, the Company amended its Articles of Incorporation to increase the number of shares of authorized common stock to 1,500,000,000.

On November 25, 2020 the Company filed a Certificate of Designation to authorize and create its Series B Preferred shares, consisting of 80,000 shares, $0.001 par value.

On December 15, 2020 the Company amended its Articles of Incorporation to increase the number of shares of authorized common stock to 1,800,000,000.

On July 1, 2021, we effected a 1-for-2,000 reverse stock split of our issued and outstanding common stock.

On March 7, 2022, the Company filed an amendment to its Articles of Incorporation to effect a 1-for-8 reverse stock split of its issued and outstanding shares of common and preferred shares, each with $0.001 par value. All per share amounts and number of shares, in the consolidated financial statements and related notes have been retroactively adjusted to reflect the reverse stock split.

On May 25, 2023, the Company amended its Articles of Incorporation to increase the number of shares of authorized common stock to 500,000,000.

On September 20, 2023, we filed an amendment to its Articles of Incorporation to effect a 1-for-600 reverse stock split of its issued and outstanding shares of common stock, each with $0.001 par value (“Common Stock”). All per share amounts and number of shares, in the consolidated financial statements and related notes have been retroactively adjusted to reflect the reverse stock split.

Preferred Stock

As of December 31, 2024, we are authorized to issue 150,000 of Series A Preferred Stock with par value of $0.001.

Each share of Series A is the equivalent of 15,000 shares of Common Stock. Our Chief Executive Officer, Jason Remillard, holds 149,892 shares of our Series A Preferred Stock. Through his ownership of Series A Preferred Shares, Mr. Remillard has voting control over all matters to be submitted to a vote of our shareholders.

During the year ended December 31, 2024 Chief Executive Officer, Jason Remillard converted 400 Series A Preferred Stock into 400,000 common stock.

As of December 31, 2024 and December 31, 2023, 149,492 and 149,892 shares of Series A were issued and outstanding, respectively.

As of December 31, 2024, we are authorized to issue 80,000 of Series B Preferred Stock with a par value of $10.00

Each share of Series B Preferred Stock (i) is convertible into Common Stock at a price per share equal to sixty one percent (61%) of the lowest price for our Common Stock during the twenty (20) days of trading preceding the date of the conversion; (ii) earns dividends at the rate of nine percent (9%) per annum; and, (iii) has no voting rights.

As of December 31, 2024 and December 31, 2023, -0- and -0- shares of Series B were issued and outstanding, respectively.

F-43

Common Stock

As of December 31, 2024, the Company is authorized to issue 500,000,000 shares of common stock with a par value of $0.001. All shares have equal voting rights, are non-assessable, and have one vote per share. The total number of shares of Company common stock issued and outstanding as of December 31, 2024 and 2023, respectively, was 1,150,223 and 272,874 shares, respectively.

During the year ended December 31, 2024, we issued Common Stock as follows:

●	477,349 shares issued for conversion of debt;
●	400,000 shares issued for conversion of Series A preferred stock;

During the year ended December 31, 2023, we issued Common Stock as follows:

●	21,428 shares issued for conversion of debt;
●	77,010 shares issued for adjustment to PPM investors;
●	4,786 shares issued for stock-based compensation;
●	165,290 shares issued for partial payment on acquisition of select assets from Cyren Ltd bankruptcy trustee.

Warrants

The Company identified conversion features embedded within warrants issued during the year ended December 31, 2020. The Company has determined that the conversion feature of the Warrants represents an embedded derivative since the conversion price includes a reset provision which could cause adjustments upon conversion. During the year ended December 31, 2020, 21 warrants were granted, for a period of five years from issuance, at price of $8,000 per share. However, as of September 30, 2020, 16 of these original warrants, as reset, were completely cancelled and are all null and void in all respects as part of the consideration for the issuance of the Exchange Note .

As a result of the reset features, the warrants increased by 38 for the year ended December 31, 2020, and the total warrants exercisable into 38 shares of common stock at a weighted average exercise price of $48,960 per share as of December 31, 2020. The reset feature of warrants was effective at the time that a separate convertible instrument with lower exercise price was issued. We accounted for the issuance of the Warrants as a derivative.

During the year ended December 31, 2020, the Company entered into an agreement with three existing investors in the Company (the “Holders”), each of which was the holder of warrants issued the Company. The total number of warrants (collectively, the “Warrants”) held by the Holders totaled 2. The Company and the Holders agreed to exchange the Warrants for three newly issued convertible promissory notes. As a result of the exchange, the Company recorded loss on settlement of $100,000.

On December 11, 2020, the Company entered into a Common Stock Purchase Agreement (the “Purchase Agreement”) with Triton Funds LP, a Delaware limited partnership (“Triton”). Pursuant to the Purchase Agreement, subject to certain conditions set forth in the Purchase Agreement, Triton is obligated to purchase up to One Million Dollars ($1,000,000) of the Company’s common stock from time-to-time. The Company also granted to Triton warrants to purchase 10 shares of the Company’s Common Stock. The exercise price for the warrants is $96,000 per share, and may be exercised at any time, in whole or in part, prior to December 11, 2025. The Warrant Agreement provides for certain adjustments that may be made to the exercise price and the number of shares issuable upon exercise due to future corporate events. The Warrant Agreement also contains a limited cashless exercise feature, providing for the cashless exercise of 2 shares only upon the Company’s failure to secure the effectiveness of the Registration Statement, which is to include all shares under the Warrant Agreement.

F-44

During the year ended December 31, 2021, the Company issued the following warrants: (i) to acquire 12 shares of the Company’s common stock pursuant at an exercise price of $72,000, with a cashless exercise option; (ii) to acquire 12 shares of the Company’s common stock at an exercise price of $72,000, exercisable only in the event of a default under that certain Senior Secured Promissory Note issued on 23 April 2021 in the original principal amount of $832,000; (iii) to acquire 26 shares of the Company’s common stock at an exercise price of $21,600, exercisable only in the event of a default under that certain Senior Secured Promissory Note issued on July 27, 2021 in the original principal amount of $282,000; (iv) to acquire 5 shares of the Company’s common stock at an exercise price of $21,600, exercisable only in the event of a default under that certain Convertible Promissory Note issued on September 28, 2021 in the original principal amount of $282,000; (v) to acquire 67 shares of the Company’s common stock at an exercise price of $21,600, exercisable only in the event of a default under that certain Convertible Promissory Note issued on October 19, 2021 in the original principal amount of $444,444 and, (vi) to acquire 124 shares of the Company’s common stock at an exercise price of $4,464, exercisable only in the event of a default under that certain Convertible Promissory Note issued on December 21, 2021 in the original principal amount of $555,555.

During the year ended December 31, 2022, the Company issued the following warrants: (i) to acquire 32 shares of the Company’s common stock pursuant at an exercise price of $3,600, with a cashless exercise option; and (ii) to acquire 3 shares of the Company’s common stock pursuant at an exercise price of $3,600, with a cashless exercise option.

During the year ended December 31, 2023, the Company issued the following warrants: (i) to acquire 270,833 shares of the Company’s common stock pursuant at an exercise price of $.60, with a cashless exercise option; (ii) to acquire 250,000 shares of the Company’s common stock pursuant at an exercise price of $.60, with a cashless exercise option; (iii) to acquire 41,667 shares of the Company’s common stock pursuant at an exercise price of $.60, with a cashless exercise option; and (iv) to acquire 54,167 shares of the Company’s common stock pursuant at an exercise price of $.60, with a cashless exercise option.

A summary of activity during the period ended December 31, 2024 follows:

		Weighted-Average
	Shares	Exercise Price
Outstanding, December 31, 2022	267	$13,242
Granted	616,667	.60
Reset feature	-	-
Exercised	-	-
Forfeited/canceled	-	-
Outstanding, December 31, 2023	616,934	$8.03
Granted	-	-
Reset feature	-	-
Exercised	-	-
Forfeited/canceled	-	-
Outstanding, December 31, 2024	616,934	$8.03

The following table summarizes information relating to outstanding and exercisable warrants as of December 31, 2024:

Exercisable Warrants Outstanding
	Weighted Average Remaining
Number of Warrants	Contractual life (in years)	Weighted Average Exercise Price
10	.95	$96,000.00
12	1.31	$72,000.00
26	1.57	$21,600.00
5	1.75	$21,600.00
55	1.80	$5,929.10
124	1.98	$4,464.00
32	2.36	$3,600.00
3	2.36	$3,600.00
270,833	-	$0.60
250,000	-	$0.60
54,167	-	$0.60
41,667	-	$0.60
616,934	1.88	$5.09

F-45

NOTE 12: INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and deferred tax liabilities are as follows as of December 31:

	December 31, 2024	December 31, 2023

Non-operating loss carryforward	$7,680,000	$6,677,000
Valuation allowance	(7,680,000)	(6,677,000)
Net deferred tax asset	$-	$-

The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such assets. During 2024 the valuation allowance increased by $1,003,000. The Company has net operating and economic loss carry-forwards of approximately $33,388,677 available to offset future federal and state taxable income.

A reconciliation between expected income taxes, computed at the federal income tax rate of 21% applied to the pretax accounting loss, and our blended state income tax rate of 2.0%, and the income tax net expense included in the consolidated statements of operations for the years ended December 31, 2024 and 2023 is as follows:

	Years Ended December 31,
	2024	2023

Loss for the year	$(6,087,182)	$(4,244,708)

Income tax (recovery) at statutory rate	$(1,266,000)	$(891,000)
State income tax expense, net of federal tax effect	(121,000)	(85,000)
Permanent difference and other	384,000	287,000
Change in valuation allowance	1,003,000	689,000
Income tax expense per books	$-	$-

The effective tax rate of 0% differs from our statutory rate of 21% primarily due to the effect of non-deductible income and expenses. Tax returns for the years ended 2013 – 2024, are subject to review by the tax authorities.

NOTE 13: SHARE-BASED COMPENSATION

Stock Options

During the years ended December 31, 2024 and 2023, the Company granted options for the purchase of the Company’s common stock to certain employees, consultants and advisors as consideration for services rendered. The terms of the stock option grants are determined by the Company’s Board of Directors. The Company’s stock options generally vest upon the one-year or two-year anniversary date of the grant and have a maximum term of ten years.

The following summarizes the stock option activity for the years ended December 31, 2024 and 2023:

	Options	Weighted-Average
	Outstanding	Exercise Price
Balance as of December 31, 2022	279	$775.93
Grants	13,833	1,002
Exercised	-	-
Cancelled	-	-
Balance as of December 31, 2023	14,112	$1.67
Grants	850,775	1.24
Exercised	-	-
Cancelled	-	-
Balance as of December 31, 2024	864,887	$1.25

F-46

The weighted average grant date fair value of stock options granted during the years ended December 31, 2024 and 2023 was $1.24 and $15.12, respectively. The total fair value of stock options that granted during the year ended December 31, 2024 and 2023 was approximately $1,055,849 and $300,129, respectively. The fair value of each stock option is estimated on the date of grant using the Black-Scholes-Merton option pricing model with the following weighted average assumptions for stock options granted during the year ended December 31, 2024 and 2023:

	2023		2022
Expected term (years)	5		5
Expected stock price volatility		%	220.36%
Weighted-average risk-free interest rate		%	4.169%
Expected dividend	$0.00		$0.00

Volatility is a measure of the amount by which a financial variable such as share price has fluctuated (historical volatility) or is expected to fluctuate (expected volatility) during a period. The Company estimates expected volatility giving primary consideration to the historical volatility of its common stock. The risk-free interest rate is based on the published yield available on U.S. Treasury issues with an equivalent term remaining equal to the expected life of the stock option. The expected lives of the stock options represent the estimated period of time until exercise or forfeiture and are based on the simplified method of using the mid-point between the vesting term and the original contractual term.

The following summarizes certain information about stock options vested and expected to vest as of December 31, 2024:

		Weighted-Average
	Number of	Remaining Contractual Life	Weighted-Average
	Options	(In Years)	Exercise Price
Outstanding	864,887	9.4	$6.15
Exercisable	22,509	6.15	$32.89
Expected to vest	842,378	9.42	$1.54

As of December 31, 2024 and 2023, there was $644,886 and $381,547, respectively, of total unrecognized compensation cost related to non-vested stock-based compensation arrangements which is expected to be recognized within the next year.

Restricted Stock Awards

During the years ended December 31, 2024 and 2023, the Company issued restricted stock awards for shares of common stock which have been reserved for the holders of the awards. Restricted stock awards were issued to certain consultants and advisors as consideration for services rendered. The terms of the restricted stock units are determined by the Company’s Board of Directors. The Company’s restricted stock shares generally vest over a period of one year and have a maximum term of ten years.

The following summarizes the restricted stock activity for the years ended December 31, 2024 and 2023:

		Weighted-Average
	Shares	Fair Value
Balance as of December 31, 2022	538	639.22
Shares of restricted stock granted	19,676	225,000
Exercised	-	-
Cancelled	-	-
Balance as of December 31, 2023	20,214	225,639
Shares of restricted stock granted	73,258	180,000
Exercised	-	-
Cancelled	88,184	360,000
Balance as of December 31, 2024	5,288	314,361

Number of Restricted Stock Awards	December 31, 2024	December 31, 2023
Vested	413,862	5,288
Non-vested	-	14,926

As of December 31, 2024 and 2023, there was $-0- of total unrecognized compensation cost related to non-vested stock-based compensation, which is expected to be recognized over the next year.

F-47

NOTE 14: INTEREST EXPENSE

For the years ended December 31, 2024 and 2023, the Company recorded interest expense as follows:

	Year ended	Year ended
	December 31, 2024	December 31, 2023
Interest expense - convertible notes	$540,816	$3,423,703
Interest expense - notes payable	622,154	978,295
Interest expense - notes payable - related party	86,328	-
Other	174,002	281,698
Amortization of debt discount	1,319,121	1,733,711
	$2,742,421	$6,417,407

NOTE 15: RELATED PARTY TRANSACTIONS

Jason Remillard is our president and Chief Executive Officer and the sole director. Through his ownership of 149,492 shares of our Series A Preferred Stock and 402,627 shares of our Common Stock, Mr. Remillard has voting control over all matters to be submitted to a vote of our shareholders. Greg McCraw is our Chief Financial Officer and owns 2,339 shares of our Common Stock.

During the year ended December 31, 2024, we borrowed $-0- from our CEO and $-0- from our CFO. Our CEO paid operating expenses of $260,648 on our behalf and we repaid $356,041 to our CEO.

During the year ended December 31, 2023, we borrowed $19,700 from our CEO and $150,000 from our CFO. Our CEO paid operating expenses of $194,735 on our behalf and we repaid $193,560 to our CEO.

As of December 31, 2024 and December 31, 2023, we owed $144,303 and $341,437, respectively, to related parties.

NOTE 16: SUBSEQUENT EVENTS

In accordance with ASC 855-10, “Subsequent Events”, we analyzed our operations subsequent to December 31, 2024 to June 16, 2025, the date when these consolidated financial statements were issued.

●	On January 3, 2025, we issued 57,237 shares of our Common Stock to GS Capital Partners LLC pursuant to an agreement with GS Capital Partners LLC, in exchange for $950 in note payable principal and $517 of accrued interest.
●	On January 3, 2025, we issued 54,753 shares of Common Stock to Mast Hill Fund, LP pursuant to an agreement with Mast Hill Fund, LP, in exchange for $4,008 of accrued interest.
●	On January 7, 2025, we issued 62,984 shares of Common Stock to Mast Hill Fund, LP pursuant to an agreement with Mast Hill Fund, LP, in exchange for $4,610 of accrued interest.
●	On January 15, 2025, we issued 62,980 shares of Common Stock to Mast Hill Fund, LP pursuant to an agreement with Mast Hill Fund, LP, in exchange for $4,610 of accrued interest.
●	On January 15, 2025, we issued 62,689 shares of Common Stock to GS Capital Partners LLC pursuant to an agreement with GS Capital Partners LLC, in exchange for $910 in note payable principal and $502 of accrued interest.
●	On January 23, 2025, we issued 72,390 shares of Common Stock to Mast Hill Fund, LP pursuant to an agreement with Mast Hill Fund, LP, in exchange for $5,299 of accrued interest.
●	On January 29, 2025, we issued 75,506 shares of Common Stock to GS Capital Partners LLC pursuant to an agreement with GS Capital Partners LLC, in exchange for $860 in note payable principal and $482 of accrued interest.
●	On January 30, 2025, we issued 892,860 shares of Common Stock to Cogility Software as payment for license agreement for Cogynt software.
●	On January 31, 2025, we issued 124,300 shares of Common Stock to Mast Hill Fund, LP pursuant to an agreement with Mast Hill Fund, LP, in exchange for $9,099 of accrued interest.
●	On February 5, 2025, we issued 3,000,000 shares of Common Stock to our CEO in conversion of preferred shares.
●	On February 6, 2025, we issued 280,234 shares of Common Stock to Root Ventures LLC pursuant to an agreement with Root Ventures LLC, in exchange for $6,150 in note payable principal.
●	On February 6, 2025, we issued 192,307 shares of Common Stock to Jefferson Street Capital LLC pursuant to an agreement with Jefferson Street Capital LLC, in exchange for $4,250 in note payable principal.
●	On February 7, 2025, we issued 291,666 shares of Common Stock to Quick Capital LLC pursuant to an agreement with Quick Capital LLC, in exchange for $5,800 in note payable principal.
●	On February 10, 2025, we issued 316,243 shares of Common Stock to GS Capital Partners LLC pursuant to an agreement with GS Capital Partners LLC, in exchange for $4,600 in note payable principal and $2,616 of accrued interest.

F-48

●	On February 12, 2025, we issued 312,416 shares of Common Stock to One44 Capital LLC pursuant to an agreement with One44 Capital LLC, in exchange for $6,000 in note payable principal and $1,623 of accrued interest.
●	On February 13, 2025, we issued 318,300 shares of Common Stock to Mast Hill Fund, LP pursuant to an agreement with Mast Hill Fund, LP, in exchange for $23,300 of accrued interest.
●	On February 19, 2025, we issued 364,242 shares of Common Stock to GS Capital Partners LLC pursuant to an agreement with GS Capital Partners LLC, in exchange for $950 in note payable principal and $550 of accrued interest.
●	On February 19, 2025, we issued 356,275 shares of Common Stock to Jefferson Street Capital LLC pursuant to an agreement with Jefferson Street Capital LLC, in exchange for $1,450 in note payable principal.
●	On February 20, 2025, we issued 342,105 shares of Common Stock to Quick Capital LLC pursuant to an agreement with Quick Capital LLC, in exchange for $467 in note payable principal and $283 of accrued interest.
●	On February 20, 2025, we issued 365,600 shares of Common Stock to Mast Hill Fund, LP pursuant to an agreement with Mast Hill Fund, LP, in exchange for $8,921 of accrued interest.
●	On February 21, 2025, we issued 399,267 shares of Common Stock to Quick Capital LLC pursuant to an agreement with Quick Capital LLC, in exchange for $937 in note payable principal and $43 of accrued interest.
●	On February 24, 2025, we issued 438,637 shares of Common Stock to Root Ventures LLC pursuant to an agreement with Root Ventures LLC, in exchange for $1,887 in note payable principal.
●	On February 24, 2025, we issued 358,974 shares of Common Stock to Jefferson Street Capital LLC pursuant to an agreement with Jefferson Street Capital LLC, in exchange for $1,350 in note payable principal.
●	On February 24, 2025, we issued 365,000 shares of Common Stock to Mast Hill Fund, LP pursuant to an agreement with Mast Hill Fund, LP, in exchange for $2,254 of accrued interest.
●	On February 25, 2025, we issued 477,777 shares of Common Stock to Quick Capital LLC pursuant to an agreement with Quick Capital LLC, in exchange for $1,296 in note payable principal and $84 of accrued interest.
●	On February 25, 2025, we issued 365,200 shares of Common Stock to Mast Hill Fund, LP pursuant to an agreement with Mast Hill Fund, LP, in exchange for $2,255 of accrued interest.
●	On February 25, 2025, we issued 533,608 shares of Common Stock to One44 Capital LLC pursuant to an agreement with One44 Capital LLC, in exchange for $2,300 in note payable principal and $630 of accrued interest.
●	On February 26, 2025, the Company issued convertible note a total of $82,500, which the term of notes is 1 year. Note is convertible at the option of the holder at any time and conversion price are Conversion price is 61% multiplied by the Market Price the lowest Trading Price for the Common Stock during the fifteen (15) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date.
●	On February 27, 2025, we issued 10,000,000 shares of Common Stock to our CEO in conversion of preferred shares.
●	On February 28, 2025, we issued 1,081,349 shares of Common Stock to Quick Capital LLC pursuant to an agreement with Quick Capital LLC, in exchange for $4,209 in note payable principal and $41 of accrued interest.
●	On February 28, 2025, we issued 1,082,519 shares of Common Stock to Root Ventures LLC pursuant to an agreement with Root Ventures LLC, in exchange for $4,437 in note payable principal.
●	On February 28, 2025, we issued 1,125,703 shares of Common Stock to Jefferson Street Capital LLC pursuant to an agreement with Jefferson Street Capital LLC, in exchange for $5,250 in note payable principal.
●	On February 28, 2025, we issued 1,136,000 shares of Common Stock to Mast Hill Fund, LP pursuant to an agreement with Mast Hill Fund, LP, in exchange for $6,055 of accrued interest.
●	On March 5, 2025, we issued 1,300,653 shares of Common Stock to Quick Capital LLC pursuant to an agreement with Quick Capital LLC, in exchange for $2,688 in note payable principal and $92 of accrued interest.
●	On March 5, 2025, we issued 1,246,000 shares of Common Stock to Mast Hill Fund, LP pursuant to an agreement with Mast Hill Fund, LP, in exchange for $6,641 of accrued interest.
●	On March 5, 2025, we issued 1,229,884 shares of Common Stock to GS Capital Partners LLC pursuant to an agreement with GS Capital Partners LLC, in exchange for $2,100 in note payable principal and $1,226 of accrued interest.
●	On March 6, 2025, we issued 1,246,668 shares of Common Stock to Fast Capital LLC pursuant to an agreement with Fast Capital LLC, in exchange for $3,490 in note payable principal.
●	On March 6, 2025, we issued 1,394,446 shares of Common Stock to One44 Capital LLC pursuant to an agreement with One44 Capital LLC, in exchange for $3,400 in note payable principal and $938 of accrued interest.
●	On March 7, 2025, we issued 1,619,047 shares of Common Stock to Quick Capital LLC pursuant to an agreement with Quick Capital LLC, in exchange for $2,149 in note payable principal and $51 of accrued interest.
●	On March 7, 2025, we issued 1,225,961 shares of Common Stock to Jefferson Street Capital LLC pursuant to an agreement with Jefferson Street Capital LLC, in exchange for $1800 in note payable principal.
●	On March 7, 2025, we issued 1,246,400 shares of Common Stock to Mast Hill Fund, LP pursuant to an agreement with Mast Hill Fund, LP, in exchange for $3,878 of accrued interest.
●	On March 10, 2025, we issued 1,766,581 shares of Common Stock to Fast Capital LLC pursuant to an agreement with Fast Capital LLC, in exchange for $2,119 in note payable principal.
●	On March 10, 2025, we issued 1,766,000 shares of Common Stock to Mast Hill Fund, LP pursuant to an agreement with Mast Hill Fund, LP, in exchange for $5,494 of accrued interest.
●	On March 11, 2025, we issued 2,000,000 shares of Common Stock to Quick Capital LLC pursuant to an agreement with Quick Capital LLC, in exchange for $1,736 in note payable principal and $64 of accrued interest.
●	On March 11, 2025, we issued 1,733,488 shares of Common Stock to GS Capital Partners LLC pursuant to an agreement with GS Capital Partners LLC, in exchange for $1,350 in note payable principal and $794 of accrued interest.
●	On March 11, 2025, we issued 1,766,400 shares of Common Stock to Mast Hill Fund, LP pursuant to an agreement with Mast Hill Fund, LP, in exchange for $2,694 of accrued interest.
●	On March 12, 2025, we issued 2,277,777 shares of Common Stock to Quick Capital LLC pursuant to an agreement with Quick Capital LLC, in exchange for $1,245 in note payable principal and $15 of accrued interest.
●	On March 13, 2025, we issued 1,766,000 shares of Common Stock to Mast Hill Fund, LP pursuant to an agreement with Mast Hill Fund, LP, in exchange for $2,693 of accrued interest.
●	On March 13, 2025, we issued 2,222,222 shares of Common Stock to Jefferson Street Capital LLC pursuant to an agreement with Jefferson Street Capital LLC, in exchange for $1,850 in note payable principal.
●	On March 14, 2025, we issued 1,766,581 shares of Common Stock to Fast Capital LLC pursuant to an agreement with Fast Capital LLC, in exchange for $1,713 in note payable principal.
●	On March 14, 2025, we issued 1,766,400 shares of Common Stock to Mast Hill Fund, LP pursuant to an agreement with Mast Hill Fund, LP, in exchange for $2,694 of accrued interest.
●	On March 18, 2025, we issued 2,767,000 shares of Common Stock to Mast Hill Fund, LP pursuant to an agreement with Mast Hill Fund, LP, in exchange for $3,237 of accrued interest.
●	On March 19, 2025, we issued 2,901,515 shares of Common Stock to Quick Capital LLC pursuant to an agreement with Quick Capital LLC, in exchange for $628 in note payable principal and $87 of accrued interest.
●	On March 19, 2025, we issued 2,767,400 shares of Common Stock to Mast Hill Fund, LP pursuant to an agreement with Mast Hill Fund, LP, in exchange for $3,238 of accrued interest.
●	On March 24, 2025, we issued 3,452,380 shares of Common Stock to Quick Capital LLC pursuant to an agreement with Quick Capital LLC, in exchange for $207 in note payable principal and $43 of accrued interest.
●	On March 24, 2025, we issued 3,600,000 shares of Common Stock to Mast Hill Fund, LP pursuant to an agreement with Mast Hill Fund, LP, in exchange for $4,212 of accrued interest.
●	On March 25, 2025, we issued 3,949,275 shares of Common Stock to Quick Capital LLC pursuant to an agreement with Quick Capital LLC, in exchange for $379 in note payable principal and $56 of accrued interest.
●	On March 25, 2025, we issued 3,406,593 shares of Common Stock to Jefferson Street Capital LLC pursuant to an agreement with Jefferson Street Capital LLC, in exchange for $800 in note payable principal.
●	On March 25, 2025, we issued 3,600,000 shares of Common Stock to Mast Hill Fund, LP pursuant to an agreement with Mast Hill Fund, LP, in exchange for $1,638 of accrued interest.
●	On March 26, 2025, we issued 3,598,000 shares of Common Stock to Mast Hill Fund, LP pursuant to an agreement with Mast Hill Fund, LP, in exchange for $1,637 of accrued interest.
●	On March 27, 2025, we issued 3,600,000 shares of Common Stock to Mast Hill Fund, LP pursuant to an agreement with Mast Hill Fund, LP, in exchange for $1,638 of accrued interest.
●	On March 31, 2025, we issued 4,800,000 shares of Common Stock to Mast Hill Fund, LP pursuant to an agreement with Mast Hill Fund, LP, in exchange for $2,184 of accrued interest.
●	On March 31, 2025, we issued 5,000,000 shares of Common Stock to Jefferson Street Capital LLC pursuant to an agreement with Jefferson Street Capital LLC, in exchange for $550 in note payable principal.

F-49

●	On April 1, 2025, we issued 4,850,000 shares of Common Stock to Mast Hill Fund, LP pursuant to an agreement with Mast Hill Fund, LP, in exchange for $1,261 of accrued interest.
●	On April 9, 2025, we issued 5,789,877 shares of Common Stock to One44 Capital LLC pursuant to an agreement with One44 Capital LLC, in exchange for $1,100 in note payable principal and $313 of accrued interest.
●	On April 9, 2025, we issued 5,830,988 shares of Common Stock to Fast Capital LLC pursuant to an agreement with Fast Capital LLC, in exchange for $1,399 in note payable principal.
●	On April 11, 2025, we issued 5,830,988 shares of Common Stock to Fast Capital LLC pursuant to an agreement with Fast Capital LLC, in exchange for $1,399 in note payable principal.
●	On April 16, 2025, we issued 5,830,988 shares of Common Stock to Fast Capital LLC pursuant to an agreement with Fast Capital LLC, in exchange for $1,399 in note payable principal.
●	On April 22, 2025, we issued 6,730,769 shares of Common Stock to Jefferson Street Capital LLC pursuant to an agreement with Jefferson Street Capital LLC, in exchange for $1,000 in note payable principal.
●	On April 22, 2025, we issued 5,830,988 shares of Common Stock to Fast Capital LLC pursuant to an agreement with Fast Capital LLC, in exchange for $1,399 in note payable principal.
●	On April 28, 2025, we issued 5,830,988 shares of Common Stock to Fast Capital LLC pursuant to an agreement with Fast Capital LLC, in exchange for $1,399 in note payable principal.
●	On May 5, 2025, we issued 5,830,988 shares of Common Stock to Fast Capital LLC pursuant to an agreement with Fast Capital LLC, in exchange for $749 in note payable principal.
●	On May 9, 2025, we issued 7,910,600 shares of Common Stock to Fast Capital LLC pursuant to an agreement with Fast Capital LLC, in exchange for $1,373 in note payable principal.
●	On May 13, 2025, we issued 8,461,538 shares of Common Stock to Jefferson Street Capital LLC pursuant to an agreement with Jefferson Street Capital LLC, in exchange for $1,450 in note payable principal.
●	On May 28, 2025, we issued 9,018,536 shares of Common Stock to Fast Capital LLC pursuant to an agreement with Fast Capital LLC, in exchange for $1,705 in note payable principal.
●	On June 6, 2025, we issued 8,846,153 shares of Common Stock to Jefferson Street Capital LLC pursuant to an agreement with Jefferson Street Capital LLC, in exchange for $1,550 in note payable principal.

F-50

PART III – EXHIBITS

Index to Exhibits

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	Exhibit	Filing Date/ Period End Date

2.1	Amended and Restated Articles of Incorporation of the Company, dated May 1, 2018.	10-12G	3.2	1/11/2019

2.2	Second Amended and Restated Articles of Incorporation of the Company	10-K	3.2	6/16/2025

2.3	Certificate of Designation for Preferred Series A Stock of the Company, dated May 28, 2008.	10-12G	3.4	1/11/2019

2.4	Amendment to Certificate of Designation for Preferred Series A Stock of the Company, dated April 27, 2018.	10-12G	3.4	1/11/2019

2.5	Amendment to Certificate of Designation for Preferred Series A Stock of the Company, dated December 20, 2023.	8-K	3.1	12/26/2023

2.6	Bylaws of the Company.	10-SB	I	1/4/2000

2.7	Amended and Restated Bylaws of the Company.	8-K	3.2	1/29/2024

2.8	Certificate of Amendment to the Company’s Articles of Incorporation dated October 29, 2019.	8-K	3.1	10/15/2019

2.9	Certificate of Amendment to the Company’s Articles of Incorporation dated August 17, 2020.	8-K	3.1	8/21/2020

2.10	Certificate of Designation for Preferred Series B Stock of the Company, dated November 25, 2020.	8-K	3.1	12/2/2020

2.11	Certificate of Amendment to the Company’s Articles of Incorporation dated December 15, 2020, increasing the number of authorized shares of Common Stock to 1.8 billion.	8-K	3.1	12/17/2020

2.12	Certificate of Amendment to the Company’s Articles of Incorporation dated April 21, 2021.	8-K	3.1	4/27/2021

2.13	Certificate of Amendment to the Company’s Articles of Incorporation dated January 10, 2021.	8-K	3.1	6/21/2021

2.14	Certificate of Change to the Company’s Articles of Incorporation dated January 6, 2022.	8-K	3.1	3/11/2022

2.15	Certificate of Change to the Company’s Articles of Incorporation dated May 25, 2023.	8-K	3.1	05/26/2023

2.16	Certificate of Change to the Company’s Articles of Incorporation dated September 14, 2023	8-K	3.1	09/20/2023

2.17+	Certificate of Change to the Company’s Articles of Incorporation dated August 4, 2025

2.18+	Certificate of Correction dated August 8, 2025

2.19+	Amendment to Certificate of Designation for Series A Convertible Preferred Stock of the Company dated August 7, 2025

3.1	Warrant Exchange Notes issued as of 17 November 2020 in the total original principal amount of $100,000.	10-K	4.7	3/23/2021

3.2	Common Stock Purchase Warrant issued in favor of Triton Funds LP on December 11, 2020.	8-K	4.1	12/17/2020

3.3	Common Stock Purchase Warrant (the “First Warrant”) issued in favor of Auctus Fund, LLC on 23 April 2021.	8-K	4.1	4/27/2021

48

3.4	Common Stock Purchase Warrant (the “Second Warrant”) issued in favor of Auctus Fund, LLC on April 22, 2021.	8-K	4.2	4/27/2021

3.5	Common Stock Purchase Warrant (the “First Warrant”) issued in favor of Auctus Fund, LLC on 30 July 2021 for the purchase of 62,667 shares of Common Stock at $4.50 per share.	10-Q	4.11	8/03/2021

3.6	Common Stock Purchase Warrant (the “Second Warrant”) issued in favor of Auctus Fund, LLC on 30 July 2021 for the purchase of 62,667 shares of Common Stock at $4.50 per share.	10-Q	4.12	8/03/2021

3.7	Common Stock Purchase Warrant (the “First Warrant”) issued in favor of Jefferson Street Capital LLC on 28 September 2021.	10-K	4.8	03/31/2022

3.8	Common Stock Purchase Warrant (the “Second Warrant”) issued in favor of Jefferson Street Capital LLC on 28 September 2021.	10-K	4.9	03/31/2022

3.9	Convertible Promissory Note issued the Company in favor of Jefferson Street Capital LLC on 28 September 2021 in the original principal amount of $110,000.	10-K	4.10	03/31/2022

3.10	Common Stock Purchase Warrant (the “First Warrant”) issued in favor of Mast Hill Fund, LP on 19 October 2021.	10-Q	4.13	10/26/2021

3.11	Common Stock Purchase Warrant (the “Second Warrant”) issued in favor of Mast Hill Fund, LP on 19 October 2021.	10-Q	4.14	10/26/2021

3.12	Common Stock Purchase Warrant issued in favor of Westland Properties, LLC on 21 December 2021.	10-K	4.13	03/31/2022

3.13	Convertible Promissory Note issued the Company in favor of Westland Properties, LLC on 21 December 2021 in the original principal amount of $555,555.	10-K	4.14	03/31/2022

3.14	Convertible Promissory Note issued the Company in favor of GS Capital Partners, LLC on 11 February 2022 in the original principal amount of $207,500.	10-K	4.15	03/31/2022

3.15	Convertible Promissory Note issued the Company in favor of One44 Capital LLC on 11 February 2022 in the original principal amount of $160,000.	10-K	4.16	03/31/2022

3.16	Convertible Promissory Note issued the Company in favor of Fast Capital, LLC on 14 February 2022 in the original principal amount of $207,500.	10-K	4.17	03/31/2022

3.17	Convertible Promissory Note issued the Company in favor of Root Ventures, LLC on 1 March 2022 in the original principal amount of $207,500.	10-K	4.18	03/31/2022

3.18	Convertible Promissory Note issued the Company in favor of Red Road Holdings Corporation on 9 March 2022 in the original principal amount of $176,813.	10-K	4.19	03/31/2022

3.19	Convertible Promissory Note issued by the Company in favor of 1800 Diagonal Lending LLC, dated May 16, 2022.	10-Q	4.1	08/14/2023

49

3.20	Form of Note, between the Company and Walleye Opportunities Master Fund Ltd on December 7, 2022.	8-K	4.1	12/12/2022

3.21	Form of Warrant, between the Company and Walleye Opportunities Master Fund Ltd on December 7, 2022.	8-K	4.2	12/12/2022

3.22	Form of Note, between the Company and Walleye Opportunities Master Fund Ltd on January 24, 2023.	8-K	4.1	01/30/2023

3.23	Form of Warrant, between the Company and Walleye Opportunities Master Fund Ltd on January 24, 2023.	8-K	4.2	01/30/2023

3.24	Convertible Promissory Note issued by the Company in favor of Jefferson Street Capital LLC on May 9, 2022.	10-K	4.24	02/24/2023

3.25	Common Stock Purchase Warrant issued to Moody Capital Solutions Inc. on May 9, 2022.	10-K	4.25	02/24/2023

3.26	Convertible Promissory Note issued by the Company in favor of 1800 Diagonal Lending LLC on January 4, 2023.	10-K	4.26	02/24/2023

3.27	Form of Note, between the Company and Investor #1.	8-K	4.1	07/24/2023

3.28	Form of Warrant, between the Company and Investor #1.	8-K	4.2	07/24/2023

3.29	Form of Note, between the Company and Investor #2.	8-K	4.3	07/24/2023

3.30	Form of Warrant, between the Company and Investor #2.	8-K	4.4	07/24/2023

3.31	Form of Warrant, between the Company and the Placement Agent	8-K	4.5	07/24/2023

3.32	Form of Warrant, between the Company and Investor.	8-K	4.6	07/24/2023

3.33	Form of New Note, between the Company and the Noteholder.	8-K	4.7	07/24/2023

3.34	Convertible Promissory Note issued the Company in favor of 1800 Diagonal Lending LLC on 2 January 2024 in the original principal amount of $86,250.	10-Q	4.1	05/15/2024

3.35	Convertible Promissory Note issued the Company in favor of 1800 Diagonal Lending LLC on 4 April 2024 in the original principal amount of $126,000.	10-Q	4.1	08/14/2024

3.36	Convertible Promissory Note issued the Company in favor of 1800 Diagonal Lending LLC on 10 May 2024 in the original principal amount of $102,000.	10-Q	4.2	08/14/2024

4.1+	Form of Subscription Agreement.

50

6.1	Asset Purchase Agreement dated January 26, 2018 by and between Myriad Software Productions, LLC and Data443 Risk Management, Inc.	10-12G	10.1	1/11/2019

6.2	Secured Promissory Note dated January 26, 2018 issued by Data443 Risk Management, Inc. in favor of Myriad Software Productions, LLC in the original principal amount of $250,000.	10-12G	10.2	1/11/2019

6.3	Security Agreement dated January 26, 2018 executed by Data443 Risk Management, Inc. in favor of Myriad Software Productions, LLC.	10-12G	10.3	1/11/2019

6.4	2019 Omnibus Stock Incentive Plan dated May 16, 2019	8-K	10.1	5/19/2019

6.5	Letter Agreement effective August 26, 2020, between the Company and Maxim Group, LLC.	10-Q	10.23	11/16/2020

6.6	Asset Sale Agreement effective January 31, 2021, between the Company and the secured creditors of Wala, Inc.	10-K	10.28	3/23/2021

6.7	Three Secured Promissory Notes, each effective January 31, 2021 and issued by the Company in favor of the secured creditors of Wala, Inc.	10-K	10.29	3/23/2021

6.8	Security Agreement effective January 31, 2021, between the Company and the secured creditors of Wala, Inc.	10-K	4.6	3/23/2021

6.9	Form of Securities Purchase Agreement entered into with Auctus Fund, LLC on April 23, 2021.	8-K	10.1	4/27/2021

6.10	Form of Senior Secured Promissory Note issued in favor of Auctus Fund, LLC on April 23, 2021.	8-K	10.2	4/27/2021

6.11	Form of Security Agreement entered into with Auctus Fund, LLC on April 23, 2021.	8-K	10.3	4/27/2021

6.12	Employment Agreement, Effective March 1, 2019 between the Company and Jason Remillard	10-K	10.13	03/31/2022

6.13	Employment Agreement, effective December 1, 2021 between the Company and Nanuk Warman	10-K	10.14	03/31/2022

6.14	Form of Securities Purchase Agreement entered into with Auctus Fund, LLC on 29 July 2021.	10-Q	10.34	8/3/2021

51

6.15	Form of Senior Secured Promissory Note issued in favor of Auctus Fund, LLC on 29 July 2021.	10-Q	10.35	8/3/2021

6.16	Form of Security Agreement entered into with Auctus Fund, LLC on 29 July 2021.	10-Q	10.36	8/3/2021

6.17	Form of Securities Purchase Agreement entered into with Jefferson Street Capital LLC on 28 September 2021.	10-K	10.18	03/31/2022

6.18	Form of Securities Purchase Agreement entered into with Mast Hill Fund, LP on 19 October 2021.	10-Q	10.37	10/26/2021

6.19	Form of Promissory Note issued in favor of Mast Hill Fund, LP on 19 October 2021.	10-Q	10.38	10/26/2021

6.20	Form of Securities Purchase Agreement entered into with Westland Properties, LLC on 21 December 2021.	10-K	10.21	03/31/2022

6.21	Centurion Holdings I, LLC asset purchase agreement dated January 19, 2022	8-K	10.1	1/19/2022

6.22	Form of Securities Purchase Agreement entered into with GS Capital Partners, LLC on 11 February 2022.	10-K	10.23	03/31/2022

6.23	Form of Securities Purchase Agreement entered into with One44 Capital LLC on 11 February 2022.	10-K	10.24	03/31/2022

6.24	Form of Securities Purchase Agreement entered into with Fast Capital, LLC on 14 February 2022.	10-K	10.25	03/31/2022

6.25	Form of Securities Purchase Agreement entered into with Root Ventures, LLC on 1 March 2022.	10-K	10.26	03/31/2022

6.26	Form of Securities Purchase Agreement entered into with Red Road Holdings Corporation on 9 March 2022.	10-K	10.27	03/31/2022

6.27	Form of Securities Purchase Agreement, between the Company and Walleye Opportunities Master Fund Ltd on December 7, 2022.	8-K	10.1	12/12/2022

6.28	Form of Securities Purchase Agreement, between the Company and Walleye Opportunities Master Fund Ltd, dated January 30, 2023.	8-K	10.1	01/30/2023

6.29	Form of Securities Purchase Agreement between the Company and Jefferson Street Capital LLC, dated May 9, 2022, 2022.	10-K	10.30	02/24/2023

6.30	Form of Securities Purchase Agreement between the Company and 1800 Diagonal Lending LLC, dated January 4, 2023.	10-K	10.31	02/24/2023

6.31	Asset Sale Agreement, between the Company and Wala, Inc., dated January 31, 2021.	10-K	10.32	02/24/2023

6.32	Bill of Sale, between the Company and the sellers listed therein, date January 31, 2021.	10-K	10.33	02/24/2023

6.33	I.P. Assignment and Assumption Agreement, between the Company and certain noteholders of the Company, dated January 31, 2021.	10-K	10.34	02/24/2023

6.34	Security Agreement, between the Company and certain secured parties listed therein, dated January 31, 2021.	10-K	10.35	02/24/2023

52

6.35	Form of Amendment dated March 23, 2023 to Securities Purchase Agreement dated November 4, 2022, between the Company and the Investor.	8-K	10.1	03/23/2023

6.36	Form of Purchase Agreement, dated May 11, 2023, between the Company and the Appointed Receiver for the Assets of Cyren Ltd.	8-K	10.1	05/15/2023

6.37	Form of Securities Purchase Agreement between the Company and Investor #1.	8-K	10.1	07/24/2023

6.38	Form of Securities Purchase Agreement between the Company and Investor #2.	8-K	10.2	07/24/2023

6.39	Form of Security Agreement between the Company and the Investors.	8-K	10.3	07/24/2023

6.40	Form of Amendment, between the Company and Auctus Fund, LLC	8-K	10.4	07/24/2023

6.41	Form of Note Exchange Agreement, between the Company and the Noteholder.	8-K	10.5	07/24/2023

6.42	Form of Amendment to Purchase Agreement, dated December 12, 2023, between the Company and the Appointed Receiver for the Assets of Cyren Ltd.	8-K	10.1	12/18/2023

6.43	Data443 Risk Mitigation, Inc. 2023 Equity Incentive Plan	S-8	99.1	12/27/2023

6.44	Form of Incentive Stock Option Award Agreement	S-1	10.44	01/23/2024

6.45	Form of Non-Qualified Stock Option Agreement	S-1	10.45	01/23/2024

6.46	For of Restricted Stock Unit Agreement	S-1	10.46	01/23/2024

6.47	Form of Restricted Stock Award Agreement	S-1	10.47	01/23/2024

11.1+	HTL International, LLC

11.2+	Consent of TPS Thayer, LLC

11.3+	Consent of Newlan Law Firm, PLLC (See Exhibit 12.1)

12.1+	Opinion of Newlan Law Firm, PLLC

+ Filed herewith.

53

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Research Triangle, State of North Carolina, on August 11, 2025.

DATA 433 RISK MITIGATION, INC.

By:	/s/ Jason Remillard
Jason Remillard
President and
Chief Executive Officer

This Offering Statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Jason Remillard	August 11, 2025
Jason Remillard
President, Chief Executive Officer [Principal Executive Officer], Secretary and Director (Chairman of the Board of Directors)

By:	/s/ Greg McCraw	August 11, 2025
Greg McCraw
Chief Financial Officer [Principal Financial and Accounting Officer]

54